Filed Pursuant to Rule 424(b)(5)
Registration No. 333-182823

PROSPECTUS SUPPLEMENT
(To Prospectus dated August 2, 2012)

$12,500,000

VRINGO, INC.

125 Units, With Each Unit Consisting of
$100,000 of Senior Secured Convertible Notes and
a Warrant to Purchase 43,000 Shares of Common Stock

We are offering to certain institutional investors 125 units (“Units”), with each Unit consisting of $100,000 of our Senior Secured Convertible Notes (collectively, “Notes”) and a Warrant (collectively, “Warrants”) to purchase up to 43,000 shares of our common stock for a term of five years after the issuance date, in this offering. This prospectus supplement also covers up to 40,000,000 shares of common stock issuable from time to time upon conversion or otherwise under the Notes (including shares of common stock that may be issued as interest in lieu of cash payments) and up to 5,375,000 shares of common stock issuable from time to time upon exercise of the Warrants. Each Unit will be sold at an offering price of $100,000 per Unit. Units will not be issued or certificated. The Notes and Warrants are immediately separable and will be issued separately, but will be purchased together as a unit in this offering.

The Notes will be the senior secured obligations of Vringo, Inc. and not the obligations of our subsidiaries. The Notes will be senior to all other indebtedness of Vringo and senior to any future debt.

The Notes contain a prohibition on their conversion if, as a result of such conversion, we would have issued shares of our common stock in an aggregate amount equal to 18,718,208 shares, which is 20% of our shares of common stock outstanding on May 4, 2015, unless we have received the approval of our stockholders for such overage, which approval we are required to seek by December 1, 2015.

Our common stock is listed on The NASDAQ Capital Market under the symbol “VRNG.” On May 1, 2015, the last reported sales price of our common stock on The NASDAQ Capital Market was $0.71 per share. There is no established public trading market for the Notes or the Warrants and we do not expect any such market to develop. In addition, we do not intend to list the Notes or the Warrants on The NASDAQ Capital Market, any other national securities exchange or any other nationally recognized trading system.

Investing in our securities involves certain risks. Before purchasing our Notes and Warrants, please review the information, including the information incorporated by reference, under the heading “Risk Factors” beginning on Page S-14 of this prospectus supplement and page 7 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Offering price	$100,000	$12,500,000
Proceeds, before payment of other expenses, to us (1)	$100,000	$12,500,000

(1) We estimate the total expenses of this offering will be approximately $350,000, which will be paid out of the proceeds of the Offering.

Delivery of the Notes and Warrants by Vringo will be in certificated form and are expected to be made on or about May 4, 2015, subject to customary closing conditions.

The date of this prospectus supplement is May 4, 2015.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

If information in this prospectus supplement is inconsistent with the accompanying prospectus, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission before the date of this prospectus supplement, on the other hand, you should rely on this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the shares of common stock being offered and other information you should know before investing in the securities offered hereby. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under “Where You Can Find More Information” on page S-54 of this prospectus supplement.

You should rely only on this prospectus supplement, the accompanying prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is in addition to, or different from, that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of shares of common stock.

Our business, financial condition, liquidity, results of operations, and prospects may have changed since those dates.

When used in this prospectus, the terms “Vringo,” “we,” “our” and “us” refer to Vringo, Inc. and its consolidated subsidiaries, unless otherwise specified.

i

PROSPECTUS SUPPLEMENT SUMMARY

The following summary of our business highlights some of the information contained elsewhere in or incorporated by reference into the accompanying prospectus. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, which are described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. You should also carefully consider the matters discussed in the section in this prospectus supplement entitled “Risk Factors” and in the accompanying prospectus and in other periodic reports incorporated herein by reference.

Vringo

Overview

Vringo, Inc. (“Vringo”) strives to develop, acquire, license and protect innovation worldwide. We are currently focused on identifying, generating, acquiring, and deriving economic benefits from intellectual property assets. We plan to continue to expand our portfolio of intellectual property assets through acquiring and internally developing new technologies. We intend to monetize our technology portfolio through a variety of value enhancing initiatives, including, but not limited to:

•	licensing,

•	strategic partnerships, and

•	litigation.

On February 18, 2014, we closed a transaction with InfoMedia Services Limited (“InfoMedia”) for the sale of certain assets and the assignment of certain agreements related to our mobile social application business. As consideration, we received 18 Class B shares of InfoMedia, which represent an 8.25% ownership interest in InfoMedia. InfoMedia is a privately owned, United Kingdom (“UK”) based, provider of customer relationship management and monetization technologies to mobile carriers and device manufacturers. As part of the transaction, we will have the opportunity to license certain intellectual property assets and support InfoMedia to identify and protect new intellectual property.

Our Strategy

We manage an intellectual property portfolio consisting of over 600 patents and patent applications, covering telecom infrastructure, internet search and mobile technologies. These patents and patent applications have been developed internally or acquired from third parties. We strive to develop, acquire, license and protect innovation worldwide. We seek to expand our portfolio of intellectual property through acquisition and development both internally and with the assistance of third parties. Our goal is to partner with innovators of compelling technologies.

In potential acquisitions, we seek to purchase all of, or interests in, technology and intellectual property in exchange for cash, our securities and/or interests in the monetization of those assets. Our revenue from this aspect of our business can be generated through licensing and litigation efforts. We engage in robust due diligence and a principled risk underwriting process to evaluate the merits and potential value of any acquisition or partnership. We seek to structure the terms of our acquisitions and partnerships in a manner that will achieve the highest risk-adjusted returns possible. We believe that our capital resources and potential access to capital, together with the experience of our management team and board of directors, will allow us to assemble a portfolio of quality assets with short and long-term revenue opportunities.

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Intellectual Property

Search Patents

On September 15, 2011, our wholly-owned subsidiary, I/P Engine, Inc. (“I/P Engine”) initiated litigation in the United States District Court, Eastern District of Virginia, against AOL Inc., Google, Inc., IAC Search & Media, Inc., Gannett Company, Inc., and Target Corporation (collectively, the “Defendants”) for infringement of claims of U.S. Patent Nos. 6,314,420 and 6,775,664, which I/P Engine acquired from Lycos, Inc.

Trial commenced on October 16, 2012, and the case was submitted to the jury on November 1, 2012. On November 6, 2012, the jury ruled in favor of I/P Engine and against the Defendants. After upholding the validity of the patents-in-suit, and determining that the asserted claims of the patents were infringed by the defendants, the jury found that reasonable royalty damages should be based on a “running royalty,” and that the running royalty rate should be 3.5%. The jury also awarded I/P Engine a total of approximately $30.5 million. On November 20, 2012, the clerk entered the District Court's final judgment.

On January 3, 2014, the District Court ordered that I/P Engine recover an additional sum of $17.32 million from Defendants for supplemental damages and prejudgment interest. On January 21, 2014, the District Court ruled that Defendants' alleged design-around is “nothing more than a colorable variation of the system adjudged to infringe," and accordingly I/P Engine "is entitled to ongoing royalties as long as Defendants continue to use the modified system.” On January 28, 2014, the District Court ruled that the appropriate ongoing royalty rate for Defendants' continued infringement of the patents-in-suit that “would reasonably compensate [I/P Engine] for giving up [its] right to exclude yet allow an ongoing willful infringer to make a reasonable profit” is a rate of 6.5% of the 20.9% royalty base previously set by the District Court. The Defendants also filed a separate appeal related to these matters.

On August 15, 2014, the Court of Appeals for the Federal Circuit (“Federal Circuit”) held that the claims of the patents-in-suit asserted by the Company against the Defendants are invalid for obviousness. On August 20, 2014, Vringo announced that I/P Engine would seek en banc review of the Federal Circuit's decision.

On October 15, 2014, I/P Engine filed a petition for rehearing en banc, in which it argues that the majority's opinion in this case presents important questions of law and is at odds with a series of Supreme Court and Federal Circuit decisions which do not allow appellate judges to disregard a jury's detailed findings under these circumstances. I/P Engine argued that review is particularly appropriate here, where the panel majority not only failed to adopt the proper legal standard, but explicitly rejected it.

On December 15, 2014, the Federal Circuit denied I/P Engine's petition for rehearing of the case en banc and consequently, we announced that I/P Engine will seek review by the Supreme Court of the United States (“Supreme Court”) of the Federal Circuit's decision. I/P Engine intends to file a petition for a writ of certiorari with the Supreme Court, which requests review of the Federal Circuit’s decision, by the May 14, 2015 deadline.

The court dockets for the foregoing cases are publicly available on the Public Access to Court Electronic Records website, www.pacer.gov, which is operated by the Administrative Office of the U.S. Courts and the website for the Supreme Court of the United States, www.supremecourt.gov.

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Infrastructure Patents

As one of the means of realizing the value of the patents on telecom infrastructure, our wholly-owned subsidiaries, Vringo Infrastructure, Inc. (“Vringo Infrastructure”), Vringo, Inc. and Vringo Germany GmbH (“Vringo Germany”) have filed a number of suits against ZTE Corporation (“ZTE”), ASUSTeK Computer Inc. (“ASUS”), D-Link Corporation (“D-Link”), and certain of their subsidiaries, affiliates and other companies in the United States, European jurisdictions, India, Australia, Brazil, and Malaysia alleging infringement of certain U.S., European, Indian, Australian, Brazilian, and Malaysian patents.

ZTE

United Kingdom

On October 5, 2012, Vringo Infrastructure filed a suit in the UK High Court of Justice, Chancery Division, Patents Court, alleging infringement of three European patents. Subsequently, ZTE responded to the complaint with a counterclaim for invalidity of the patents-in-suit. Vringo Infrastructure filed a second UK suit on December 3, 2012, alleging infringement of three additional European patents.

In March 2014, Vringo Infrastructure withdrew its claim to one of the patents included in the first suit, and ZTE withdrew its invalidity counterclaim. Another patent included in the first suit was heard in a trial that commenced on October 28, 2014.

On November 28, 2014, the Court found the patent valid as amended and infringed by ZTE. Following the Court’s ruling, ZTE applied to introduce new prior art and re-argue the validity of the patent; the application was rejected on January 30, 2015. There was no appeal by ZTE of the substantive decision and therefore the decision is final. The parties will submit pleadings on remedies over the next several months. A hearing to determine the scope, timing and course of the remedies phase of the litigation is scheduled for June 2015.

On February 17, 2015, Vringo withdrew its infringement claims against ZTE on three of the four remaining European Patents in suit in the second litigation in the UK. ZTE subsequently withdrew its invalidity counterclaims in respect of these three patents.

On April 10, 2015, Vringo and ZTE reached an agreement in relation to the remaining European Patent in issue (EP (UK) 1 330 933) in the second patent case in the UK in which the parties will withdraw their respective claims and counterclaims.

Germany

On November 15, 2012, Vringo Germany filed a suit in the Mannheim Regional Court in Germany, alleging infringement of a European patent. The litigation was expanded to include a second European patent on February 21, 2013. On November 4, 2013, Vringo Germany filed a further brief with respect to the proceedings of the first European patent suit, asserting infringement by ZTE eNode B infrastructure equipment used in 4G networks. Vringo Germany re-filed the first European patent case in the Regional Court of Düsseldorf on December 5, 2014.

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On December 17, 2013, the Court issued its judgment in the second European patent case, finding that ZTE infringed that patent and ordering an accounting and an injunction upon payment of the appropriate bonds. On February 19, 2014, Vringo Germany filed suit in the Mannheim Regional Court seeking enforcement of the accounting ordered and a further order that non-compliance be subject to civil and criminal penalties. On May 5, 2014, we paid a bond of €1,000,000 (approximately $1,085,000 as of March 31, 2015) to the Court in order to enforce the injunction against ZTE. On December 27, 2013, ZTE filed a notice of appeal of the Mannheim Regional Court’s judgment in the second European patent case, and on January 24, 2014, ZTE filed an emergency motion with the Court of Appeals seeking a stay of the judge’s order pending appeal. On February 24, 2014, ZTE’s motion was denied. A hearing in the appeal is scheduled for the third quarter of 2015.

On September 13, 2013 and January 28, 2014, Vringo Germany filed two suits in the Regional Court of Düsseldorf, alleging infringement of two additional European patents. Those cases were heard by the Court on November 27, 2014. On January 22, 2015, the Court issued its judgment, finding that ZTE does not infringe either patent. On February 17, 2015, Vringo filed notices of appeal for each patent. The appeal process is anticipated to take at least one year.

ZTE filed nullity suits with respect to the first and second European patents in the Federal Patents Court in Munich, Germany during the second and fourth quarters, respectively, of 2013. Trial in the nullity suit with respect to the first European patent took place on March 4, 2015. The Court indicated that it will present its findings in a written decision, which is likely to be released in the second quarter of 2015. Trial in the nullity suit with respect to the second European patent has been scheduled for the fourth quarter of 2015.

ZTE filed a nullity suit with respect to the third European patent in the Federal Patents Court in Munich, Germany, in the fourth quarter of 2013. A schedule has not yet been set and the trial is not anticipated before the third quarter of 2015. In addition, ZTE filed a nullity suit with respect to the fourth European patent in the Federal Patents Court in Munich, Germany in the second quarter of 2014. A schedule has not yet been set and the trial is not anticipated before the third quarter of 2015.

China

ZTE has filed 33 reexamination requests of Vringo’s Chinese patents with the Patent Re-Examination Board (“PRB”) of the State Intellectual Property Office of the People’s Republic of China. To date, the PRB has upheld the validity of fourteen of Vringo’s patents, partially upheld the validity of two of Vringo’s patents, and has held that nine of Vringo’s patents are invalid. Vringo has filed appeals on the PRB’s decision on the nine patents that are held invalid. The appeal process is expected to take at least one year. The remaining reexamination requests remain pending, with decisions expected to be rendered on a rolling basis.

On February 21, 2014, ZTE filed a civil complaint against Vringo and Vringo Infrastructure in the Shenzhen Intermediate Court alleging that Vringo violated China’s antimonopoly laws. Vringo received notice of the action on June 26, 2014. Vringo intends to vigorously contest all aspects of this action in the appropriate manner. On July 28, 2014, Vringo filed a motion to have this complaint dismissed due to lack of jurisdiction. On August 6, 2014, the Court dismissed this motion. Vringo filed an appeal of the dismissal, which was denied by the Court. The Court has scheduled a hearing on May 29, 2015 for the parties to submit any evidence on which they intend to rely. The Court has further scheduled a hearing on June 1, 2015 for the parties to argue their positions. It is not yet clear whether the Court will schedule additional evidentiary hearings and/or argument or how long it will take for the Court to rule after all evidence and argument have been submitted by the parties. Vringo anticipates that the Court will render a decision no earlier than the third quarter of 2015.

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France

On March 29, 2013, Vringo Infrastructure filed a patent infringement lawsuit in France in the Tribunal de Grande Instance de Paris, alleging infringement of the French part of two European patents. Vringo Infrastructure filed the lawsuit based on particular information uncovered during a seizure to obtain evidence of infringement, known as a saisie-contrefaçon, which was executed at two of ZTE's facilities in France. The oral hearing in relation to liability and injunctive relief for these patents was held on April 13, 2015 before the 3rd division of the 3rd chamber of the Tribunal de Grande Instance de Paris (specializing in IP matters). We anticipate that the Court will render a decision in the third quarter of 2015.

Australia

On June 11, 2013, Vringo Infrastructure filed a patent infringement lawsuit in the Federal Court of Australia in the New South Wales registry, alleging infringement by ZTE of two Australian patents. In March 2015, the Court granted Vringo’s request to join ZTE as a party to the action. We currently anticipate that the Court will set a trial date in 2015.

Spain

On September 6, 2013, Vringo Infrastructure filed a preliminary inquiry order against ZTE in the Commercial Court of Madrid, Spain, requiring ZTE to provide discovery relating to alleged infringement of a patent which is the Spanish counter-part of the second European patent filed in Germany.  In light of ZTE’s non-responsiveness to the order, on March 24, 2014 the Court granted our request to seek discovery of four of ZTE’s Spanish customers. We have received responses from all four customers. On July 31, 2014, ZTE filed a nullity suit in the Commercial Court of Madrid seeking to invalidate two of the Spanish counter-parts of Vringo’s European patents, including the patent found valid as amended and infringed in the UK.

India

On November 7, 2013, we and our subsidiary, Vringo Infrastructure, filed a patent infringement lawsuit in the High Court of Delhi at New Delhi, India, alleging infringement of an Indian patent related to CDMA. On November 8, 2013, the Court granted an ex-parte preliminary injunction and appointed commissioners to inspect ZTE’s facilities and collect evidence. ZTE appealed the preliminary injunction and, on December 12, 2013, the Court instituted an interim arrangement. On February 3, 2014, we filed a motion for contempt for ZTE’s failure to comply with the Court’s order, and requested that the Court order ZTE to pay an increased bond. A ruling on this motion is pending.

On January 31, 2014, we and our subsidiary, Vringo Infrastructure, filed a patent infringement lawsuit in the High Court of Delhi at New Delhi, alleging infringement of a second Indian patent related to GSM Infrastructure. The Court granted an ex-parte preliminary injunction and appointed commissioners to inspect ZTE’s facilities and collect evidence. ZTE appealed the preliminary injunction and, on August 13, 2014, the Court instituted an interim arrangement. On August 30, 2014, we filed a motion for contempt for ZTE’s failure to comply with the Court’s order, and requested that the Court order ZTE to pay an increased bond. A ruling on this motion is pending.

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Brazil

 On April 14, 2014, Vringo Infrastructure filed a patent infringement lawsuit assigned to the 5th Trial Court of Rio de Janeiro State Court in Brazil, alleging infringement of a Brazilian patent related to 3G/4G/LTE infrastructure. This is the Brazilian counterpart to the patent found to be valid as amended and infringed in the UK. On April 15, 2014, the court granted an ex-parte preliminary injunction restraining ZTE from manufacturing, using, offering for sale, selling, installing, testing, or importing such infrastructure equipment, subject to a fine. The Company posted a bond of approximately R$ 2,020,000 (approximately $621,000 as of March 31, 2015) with the court on April 17, 2014 as a surety against the truth of the allegations contained in the complaint. ZTE has filed numerous appeals against the injunction since, all of which have been rejected.

On July 17, 2014, ZTE filed a nullity suit in the Federal district court in Rio de Janiero, Brazil, against both Vringo and the Brazilian patent office, seeking to invalidate Vringo’s Brazilian patent. The Brazilian patent office answered the complaint, supporting the validity of the patent and requesting the dismissal of the complaint. A schedule for the remainder of this matter has not yet been set.

In April 2015, ZTE filed a second suit in the Federal district court in Rio de Janeiro, against Vringo and the Brazilian patent office, seeking to prevent Vringo from enforcing the injunction issued in the state court. A schedule for this matter has not yet been set.

Malaysia

On June 23, 2014, Vringo Infrastructure filed a patent infringement lawsuit against ZTE in the High Court of Malaya at Kuala Lumpur. The Court is expected to hear the case in the fourth quarter of 2015.

Romania

On June 23, 2014, Vringo Infrastructure filed a patent infringement lawsuit against ZTE in the Bucharest Tribunal Civil Section. On July 1, 2014, the court granted an ex-parte preliminary injunction, ordering ZTE to cease any importation, exportation, introduction on the market, offer for sale, storage, sale, trade, distribution, promotion, or any other business activity regarding the infringing product. ZTE appealed the injunction and, on October 10, 2014, the Bucharest Court of Appeal suspended enforcement of the injunction in light of ZTE’s allegations that it was immediately subject to approximately €31,500,000 in contract losses, pending the outcome of the appeal. On January 8, 2015, the Court rejected ZTE’s appeal, and reinstated the injunction with immediate effect. The Court ordered Vringo to pay a bond of approximately €243,000 in order to continue to enforce the injunction. On February 4, 2015, the Court rejected ZTE’s request for the Court to order Vringo to pay an increased bond of €40,000,000, in a final decision that may not be appealed. Vringo paid the €243,000 bond on February 11, 2015 (approximately $264,000 as of March 31, 2015).

Netherlands

On May 28, 2014, Vringo Infrastructure commenced legal proceedings, pursuant to European Anti-Piracy Regulations, Number 1383/2003, Article 11 against ZTE in the District Court of The Hague. ZTE has filed an invalidity lawsuit for the patent-in-suit. On August 19, 2014, Vringo Infrastructure filed another suit at the District Court of The Hague, which subsumed the May 18, 2014 lawsuit. A schedule has not yet been set in this matter.

On June 4, 2014, ZTE filed suit in the District Court of Rotterdam against Vringo and Vringo Infrastructure for the alleged wrongful detention of goods under the relevant anti-piracy regulations. A schedule has not yet been set in this matter.

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On July 24, 2014, ZTE filed a request with the District Court of The Hague to seek the release of ZTE UMTS products being held by Dutch customs officials and to order Vringo to ask the Dutch customs authorities to stop their actions against ZTE’s products based on the Anti-Piracy Regulations of the European Union. On October 24, 2014, the President of the Court denied ZTE’s requests, and upheld the detention of ZTE’s goods, finding, prima facie, that ZTE has infringed one of Vringo’s European patents, upholding the validity of that patent, and rejecting ZTE’s argument that Vringo has violated European competition law by enforcing that patent. ZTE was also ordered to pay Vringo’s legal costs of approximately $250,000. ZTE may choose to appeal this decision.

On October 23, 2014, ZTE filed suit in the District Court of The Hague seeking the invalidity of Vringo’s European Patent that is the subject of the other proceedings taking place in the same Court. A hearing in this matter has not yet been scheduled.

United States

On July 2, 2014, Vringo filed suit in the United States District Court for the Southern District of New York seeking a temporary restraining order and preliminary and permanent injunctions against ZTE, enjoining ZTE’s use of prohibited materials captured under NDA, including but not limited to ZTE’s use of such materials in its antitrust lawsuit in China against Vringo and Vringo Infrastructure. On July 7, 2014, the court granted a temporary restraining order against ZTE’s use of such material. On July 23, 2014, ZTE filed a counterclaim against Vringo. On July 24, 2014, the Court held a hearing on Vringo’s motion for a preliminary injunction against ZTE. A ruling on this motion is pending. On October 2, 2014, Vringo filed a motion for judgment on the pleadings, similar to a motion for summary judgment, asking the court to render a judgment on Vringo’s cause of action based solely on the pleadings of the parties. On April 6, 2015, the Court granted Vringo’s motion in part, holding that ZTE breached the NDA.

On February 5, 2015, ZTE filed suit in the United States District Court for the District of Delaware alleging that Vringo breached its contractual obligations to ETSI, which it assumed from Nokia when it purchased its infrastructure patent portfolio. On February 6, 2015, the Court granted a temporary restraining order and preliminary injunction against Vringo. On February 10, 2015, the Court dissolved the temporary restraining order and preliminary injunction and granted Vringo’s request to transfer the case to the United States District Court for the Southern District of New York.

On February 5, 2015, ZTE filed inter partes review (“IPR”) requests for five of Vringo’s United States Patents. The requests, filed with the Patent Trial and Appeal Board (“PTAB”) of the United States Patent and Trademark Office will remain pending until the PTAB makes a decision on whether to grant the requests and, thus, review the patents. While these patents have counterparts being litigated by Vringo in other parts of the world, none of these United States Patents are currently in litigation.

European Commission

On April 10, 2014, ZTE filed a complaint with the European Commission. We believe that the accusations are not accurate. The European Commission has not yet set the schedule for this matter.

ASUS

Germany

On October 4, 2013 and January 29, 2014, Vringo Germany filed two patent infringement lawsuits against ASUS in the Düsseldorf Regional Court, alleging infringement of two European patents. Those cases were heard by the Court on November 27, 2014. On January 22, 2015, the Court issued its judgment, finding that ASUS does not infringe either patent. On February 17, 2015, Vringo filed notices of appeal for each patent. The appeal process is anticipated to take at least one year.

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ASUS filed nullity suits with respect to the first and second European patents in the Federal Patents Court in Munich, Germany, during the second quarter of 2014. Trials in the nullity suits have not been scheduled but are not anticipated before the second quarter of 2016 for the first patent and the second quarter of 2015 for the second patent.

Spain

On February 7, 2014, Vringo Infrastructure filed suit in the Commercial Court of Barcelona alleging infringement of a patent which is the Spanish counter-part of the first European patent filed in Germany. The oral hearing for this case was heard before the Commercial Court of Barcelona on November 25, 2014. Judgment is pending. On December 19, 2014, ASUS filed a nullity suit with respect to the same patent. A schedule for the case has not yet been set.

India

On April 15, 2014, Vringo Infrastructure filed suit in the High Court of Delhi, New Delhi alleging infringement of a patent related to use of dictionaries in search engines preloaded on certain ASUS devices. Google has successfully petitioned to intervene as an interested party and, by right, has filed responsive pleadings. A schedule for the remainder of case has not yet been set.

Other Legal Matters

On January 13, 2015, Vringo Infrastructure received a Request for Assistance in Investigation from the National Development and Reform Commission of the People’s Republic of China.

Financial Conditions

Since January 2012, we have raised approximately $100,710,000 which has been used to finance our operations. As of now, we have not yet generated any significant revenues. As of March 31, 2015, we had a cash balance of $12,239,000. Our average monthly cash spent in operations for the three-month period ended March 31, 2015 was approximately $1,167,000. This is not necessarily indicative of the future use of our working capital. In addition, we paid approximately $2,682,000 in deposits with courts beginning in the second quarter of 2014 to date, related to proceedings in Germany, Brazil, Romania, and Malaysia, which are included in Deposits with courts in the consolidated balance sheets as of March 31, 2015 and December 31, 2014. Deposits with courts paid in local currency are remeasured on the balance sheet date based on the related foreign exchange rate on that date. As of March 31, 2015, deposits with courts totaled $2,070,000.

As of March 31, 2015 and December 31, 2014, our total stockholders' equity was $26,251,000 and $31,180,000, respectively. The decrease in stockholders’ equity since December 31, 2014 is mainly due to the operating loss during the quarter ended March 31, 2015.

Our operating plans include increasing revenue through the licensing of our intellectual property, strategic partnerships, and litigation, when required, which may be resolved through a settlement or collection. Disputes regarding the assertion of patents and other intellectual property rights are highly complex and technical. The majority of our expenditures consist of costs related to our litigation campaigns. In our cases against ZTE and ASUS, we incurred costs during the first quarter of 2015 related to the preparation and filing of briefs and other court documents, as well as case preparation and management. A large percentage of these costs were incurred in the UK and the U.S. With respect to our litigation in these countries, the respective campaigns are currently in the later stages and therefore we have already incurred the large majority of the related anticipated costs. As such, based on our plans, costs in these jurisdictions are projected to be lower in the remainder of 2015 and other future periods.

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Despite our plans, our legal proceedings may continue for several years and may require significant expenditures for legal fees and other expenses. Further, should we be deemed the losing party in certain of our litigations, we may be liable for some or all of our opponents’ legal fees. In addition, in connection with litigation, we have made several affirmative financial guarantees to courts around the world, and might face the need to make additional guarantees in the future.

In addition, our plans to continue to expand our planned operations through acquisitions and monetization of additional patents, other intellectual property or operating businesses may be time consuming, complex and costly to consummate. We may utilize many different transaction structures in our acquisitions and the terms of such acquisition agreements tend to be heavily negotiated. Our ability to raise capital may be limited. Even if we are able to acquire particular patents or other intellectual property assets, there is no guarantee that we will generate sufficient revenue related to those assets to offset the acquisition costs. Therefore, no assurance can be given at this time as to whether we will be able to achieve our objectives or whether we will have the sources of liquidity for follow through with our operating plans.

In addition, until we generate sufficient revenue, we may need to raise additional funds, which may be achieved through the issuance of additional equity or debt, or through loans from financial institutions. There can be no assurance, however, that any such opportunities will materialize. We may also be able to raise additional funds through the exercise of our outstanding warrants and options, however, substantially all of such outstanding equity instruments are currently “out of the money” due to the decline in our common stock price which began in the third quarter of 2014.

We anticipate that we will continue to seek additional sources of liquidity, when needed, until we generate positive cash flows to support our operations. We cannot give any assurance that the necessary capital will be raised or that, if funds are raised, it will be on favorable terms. If we are unable to obtain additional funding on a timely basis, we may be required to curtail or terminate some of our business plans. Any future sales of securities to finance our operations may require stockholder approval and will dilute existing stockholders' ownership. We cannot guarantee when or if we will ever generate positive cash flows.

The circumstances described above raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements have been prepared assuming that we will continue as a going concern which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

Corporate Information

We are a Delaware corporation that was incorporated in January 2006. Our principal executive offices are located at 780 3rd Avenue, New York, New York 10017. Our telephone number is (212) 309-7549 and our Internet website is www.vringoinc.com. The content of our Internet website does not constitute a part of this prospectus.

S-9

THE OFFERING

Issuer	Vringo, Inc.

Units	125 Units (“Units”), with each Unit consisting of $100,000 of our Senior Secured Convertible Notes (collectively, “Notes”) and a Warrant (collectively, “Warrants”) to purchase up to 43,000 shares of our common stock for a term of five years after the issuance date, in this offering. We are also offering up to 40,000,000 shares of common stock issuable from time to time upon conversion or otherwise under the Notes (including shares of common stock that may be issued as interest in lieu of cash payments) and up to 5,375,000 shares of common stock issuable from time to time upon exercise of the Warrants.

Offering Price	$100,000 per Unit

Maturity Date	The Notes will mature 21 months from the closing date of this offering, or Maturity Date, unless earlier converted or redeemed, subject to the right of the investors to extend the date under certain circumstances.

Interest Rate

Interest on the Notes will accrue at 8% per annum on the principal amount of the Notes. Interest on the Notes is payable quarterly in shares of common stock or cash, at the Company’s option. Interest on the Notes is computed on the basis of a 360-day year and twelve 30-day months and is payable in arrears quarterly and is compounded quarterly. The interest rate will increase to 16.5% per annum upon the occurrence of and during the continuance of any event of default pursuant to the Notes.

Conversion	All amounts due under the Notes are convertible at any time, in whole or in part, at the discretion of the holder, into shares of our common stock at a price per share equal to $1.00, subject to certain adjustment for stock splits, combinations or similar events, or the Fixed Conversion Price.

Amortization and Payment Dates	We will make monthly payments consisting of amortization payments with respect to the principal amount of each Note and accrued and unpaid interest and late payments on the Notes, with each such payment date (including the Maturity Date) being referred to herein as an “Installment Date.”

Acceleration of Installment Payments	On any day during the period starting on an Installment Date and ending on the trading day immediately prior to the next Installment Date, the holder of a Note may accelerate the amounts due on up to six future Installment Dates at the Company Conversion Price (as defined below).

S-10

Payment in Shares of Common Stock

Each Note is convertible into shares of common stock at an initial conversion price of $1.00 per share. We are required to repay each Note in monthly installments commencing on the issuance date, either in cash or, at our option, subject to the satisfaction of certain equity conditions, in shares of our common stock, or a combination of cash and common stock. If we choose to utilize shares of our common stock for the payment, we must make an irrevocable decision to use our shares 22 trading days prior to the installment payment date. If we choose to make an installment payment in shares of our common stock, we must make a pre-installment payment of shares (the “Pre-Installment Shares”) to each Note holder 20 trading days prior to the applicable Installment Date based on the value of our shares equal to the product of (1) 85% multiplied by (2) the quotient of (A) the sum of each of the three (3) lowest closing sale prices of our common stock during the twenty (20) consecutive trading day period immediately preceding the applicable Installment Date divided by (B) three (3) (the “Installment Conversion Price”). On the applicable Installment Date, to the extent we owe each Buyer additional shares in excess of the Pre-Installment Shares to satisfy the installment payment, we will issue to each Buyer additional shares, and to the extent we have issued excess shares, such shares will be applied to future payments.

If the applicable conditions are satisfied, we currently intend to repay the Notes through the issuance of shares of our common stock. However, this intention may change depending on our finances at the time of the applicable Installment Date and our stock price on the applicable Installment Date.

Ranking	The Notes will rank senior to our outstanding and future indebtedness, except for certain existing permitted indebtedness of the Company. The Notes are secured by a first priority perfected security interest in all of the Company’s current and future assets. So long as any Notes remain outstanding, the Company and its subsidiaries will not incur any new indebtedness, except for permitted indebtedness under the Notes, or create any new encumbrances on the Company’s or its subsidiaries’ assets, except for permitted liens under the Notes.

S-11

Events of Default	If an event of default on the Notes has occurred and is continuing, the principal amount of the Notes, plus any accrued and unpaid interest and late payments, may become immediately due and payable.

Certain Covenants	The Notes and the indenture governing the Notes will contain covenants limiting our ability and the ability of our subsidiaries to take certain actions.

Governing Law	The Notes will be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflicts of law principles.

Trustee	We have appointed Computershare Trust Company, N.A., as the trustee under the indenture.

Warrants	The Warrants will entitle the holders to purchase, in aggregate, up to 5,375,000 shares of our common stock. Warrants will not be exercisable until the six month and one day anniversary of the date of their issuance and will expire 5 years from the date of their issuance. The Warrants will initially be exercisable at an exercise price equal to $1.00, subject to certain adjustments.

Limitations on Conversion, Exercise and Issuance

Shares of our common stock may not be issued under the Convertible Notes or Warrants if, after giving effect to the issuance, the holder of the Convertible Note or Warrant together with its affiliates will beneficially own in excess of 9.99% of the outstanding shares of our common stock, or the Maximum Percentage, or the issuance of the shares under the Convertible Notes would violate NASDAQ rules and regulations (including applicable stockholder approval requirements). The Maximum Percentage may be raised or lowered to any other percentage not in excess of 9.99%, upon notice to us, provided that any increase will not be effective until the 61st day after we receive notice of an increase.

We cannot issue more than 18,718,207 shares of our common stock issued under the Convertible Notes unless we have obtained either stockholder approval pursuant to NASDAQ Listing Rule 5635(d) for the issuance of more than 18,718,207 shares of our common stock under the Convertible Notes.

Certain U.S. Federal Income Tax Considerations	You should consult your tax advisor with respect to the U.S. federal income tax consequences of the holding, disposition or conversion of the Notes, the holding, disposition, exercise or lapse of the Warrants, and with respect to any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction. See “Certain U.S. Federal Income Tax Considerations”.

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No Market	The Notes and the Warrants are new securities for which there is currently no market. We do not expect a market to develop or be maintained for the Notes or the Warrants.

Trading	The Notes and Warrants will not be listed on any securities exchange or quoted through any automated quotation system.

Use of Proceeds	We intend to use the net proceeds from this offering, together with a portion of our cash reserves, for working capital.
Risk Factors	In analyzing an investment in the Notes and Warrants we are offering pursuant to this prospectus supplement, you should carefully consider, along with other matters included or incorporated by reference in this prospectus supplement, the information set forth under “Risk Factors” beginning on page S-14 of this prospectus supplement and page 7 of the accompanying prospectus.

Common Stock	Our shares of common stock are listed on The NASDAQ Capital Market under the symbol “VRNG”.

For a more complete description of the terms of the Notes, Warrants and our common stock, see “Description of Securities Being Offered.”

S-13

RISK FACTORS

Investing in the securities offered hereby involves a high degree of risk. You should carefully consider the following risks factors and the risk factors incorporated by reference to our filings with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or Exchange Act, and all other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and the related notes, before investing in our securities. If any of these risks materialize, our business, financial condition or results of operations could be materially harmed. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us, or that we currently deem immaterial, may also impair our business operations. If any of these risks were to occur, our business, financial condition, or results of operations would likely suffer. In that event, the trading price of our common stock and the value of the Notes and Warrants could decline, and you could lose all or part of your investment.

We may not be able to raise additional capital. Moreover, additional financing may have an adverse effect on the value of the equity instruments held by our stockholders.

We may choose to raise additional funds in connection with any potential acquisition of patent portfolios or other intellectual property assets or operating businesses. In addition, we may also need additional funds to respond to business opportunities and challenges, including our ongoing operating expenses, protection of our assets, development of new lines of business and enhancement of our operating infrastructure. While we will need to seek additional funding, we may not be able to obtain financing on acceptable terms, or at all. In addition, the terms of our financings may be dilutive to, or otherwise adversely affect, holders of our common stock. We may also seek additional funds through arrangements with collaborators or other third parties. We may not be able to negotiate arrangements on acceptable terms, if at all. If we are unable to obtain additional funding on a timely basis, we may be required to curtail or terminate some or all of our business plans. Any such financing that we undertake will likely be dilutive to our current stockholders.

Our ability to raise capital through equity or equity-linked transactions may be limited.

In order for us to raise capital privately through equity or equity-linked transactions, stockholder approval is required to enable us to issue more than 19.99% of our outstanding shares of common stock pursuant to the rules and regulations of the NASDAQ Capital Market. Should stockholders not approve such issuances, one means to raise capital could be through debt (if such financing is available), which could have a material adverse effect on our consolidated balance sheet and overall financial condition.

We currently have 17,402,654 warrants outstanding which can be exercised for 17,402,654 shares of common stock and incentive equity instruments outstanding to purchase 9,878,909 shares of our common stock granted to our management, employees, directors and consultants. Substantially all of these aforementioned outstanding equity instruments are currently “out of the money” and therefore our ability to raise capital through the exercise of these outstanding instruments are significantly limited.

In addition, the number of shares of common stock issuable under the Notes depends, in part, on the market price of our shares of common stock over the term of the Notes. If our stock price decreases significantly and we choose to utilize shares to repay the Notes, we may deplete our available authorized shares and not be able to sell our shares in any equity financing without obtaining stockholder approval for an increase in authorized shares, which we intend to do no later than December 1, 2015.

S-14

There is substantial doubt concerning our ability to continue as a going concern.

Our consolidated financial statements have been prepared assuming that we will continue as a going concern which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. We expect to incur further losses in the operations of our business and have been dependent on funding our operations through the issuance and sale of equity securities. These circumstances raise substantial doubt about our ability to continue as a going concern. As a result of this uncertainty and the substantial doubt about our ability to continue as a going concern as of December 31, 2014, KPMG LLP, our independent registered public accounting firm, issued a report dated March 16, 2015, stating its opinion that our recurring losses from operations, negative cash flows from operating activities, and potential insufficiency of cash or available sources of liquidity to support our current operating requirements raise substantial doubt as to our ability to continue as a going concern. Investors in our securities should review carefully the report of KPMG LLP, which is included in our Annual Report on Form 10-K for the year ended December 31, 2014. Management’s plans include increasing revenue through the licensing of our intellectual property, strategic partnerships, and litigation, when required, which may be resolved through a settlement or collection. We also intend to continue to expand our planned operations through acquisitions and monetization of additional patents, other intellectual property or operating businesses. However, no assurance can be given at this time as to whether we will be able to achieve these objectives or whether we will have the sources of liquidity for follow through with these plans.

The exercise of a substantial number of warrants or options by our security holders may have an adverse effect on the market price of our common stock.

Should our current warrants outstanding be exercised, there would be an additional 17,402,654 shares of common stock eligible for trading in the public market. The incentive equity instruments currently outstanding to purchase 9,878,909 shares of our common stock granted to our management, employees, directors and consultants are subject to acceleration of vesting of 75% and 100% (according to the agreement signed with each grantee), upon a subsequent change of control. Such securities, if exercised, will increase the number of issued and outstanding shares of our common stock. Therefore, the sale, or even the possibility of sale, of the shares of common stock underlying the warrants and options could have an adverse effect on the market price for our securities and/or on our ability to obtain future financing.

Our limited operating history makes it difficult to evaluate our current business and future prospects.

To date, our business is focused on the assertion of our patent portfolio of which the earliest patent was acquired by us in June 2011. Therefore, we not only have a limited operating history, but also a limited track record in executing our business model which includes, among other things, creating, prosecuting, licensing, litigating or otherwise monetizing our patent assets. Our limited operating history makes it difficult to evaluate our current business model and future prospects.

In light of the costs, uncertainties, delays and difficulties frequently encountered by companies in the early stages of development with no operating history, there is a significant risk that we will not be able to:

•	implement or execute our current business plan, or demonstrate that our business plan is sound; and/or

•	raise sufficient funds in the capital markets to effectuate our long-term business plan.

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If we are unable to execute any one of the foregoing or similar matters relating to our operations, our business may fail.

We commenced legal proceedings against security and communications companies, and we expect such proceedings to be time-consuming and costly, which may adversely affect our financial condition and our ability to operate our business.

To license or otherwise monetize the patent assets that we own, we commenced legal proceedings against a number of large, multi-national companies, pursuant to which we allege that such companies infringe on one or more of our patents. Our viability is highly dependent on the outcome of these litigations, and there is a risk that we may be unable to achieve the results we desire from such litigation, failure from which would harm our business to a great degree. In addition, the defendants in these litigations have substantially more resources than we do, which could make our litigation efforts more difficult.

We anticipate that legal proceedings may continue for several years and may require significant expenditures for legal fees and other expenses. Disputes regarding the assertion of patents and other intellectual property rights are highly complex and technical. Once initiated, we may be forced to litigate against other parties in addition to the originally named defendants. Our adversaries may allege defenses and/or file counterclaims for, among other things, revocation of our patents or file collateral litigations or initiate investigations in the United States, Europe, India, and China or elsewhere in an effort to avoid or limit liability and damages for patent infringement. If such actions are successful, they may preclude our ability to derive licensing revenue from the patents currently being asserted.

Additionally, we anticipate that our legal fees and other expenses will be material and will negatively impact our financial condition and results of operations and may result in our inability to continue our business. We estimate that our legal fees over the next twelve months will be significant for these enforcement actions. Expenses thereafter are dependent on the outcome of the status of the litigation. Our failure to monetize our patent assets would significantly harm our business.

Further, should we be deemed the losing party in certain of our litigations, we may be liable for some or all of our opponents’ legal fees. In addition, in connection with litigation, we have made several affirmative financial guarantees to courts around the world, and might face the need to make additional guarantees in the future.

In any of our applications to the Court in the UK ZTE litigation or for the entire UK ZTE litigation, we may be held responsible for a substantial percentage of the defendant’s legal fees for the relevant application or for the litigation. These fees may be substantial. Pursuant to negotiation with ZTE’s UK subsidiary, we placed two written commitments, in November 2012 and May 2013, to ensure payment should a liability by Vringo Infrastructure arise as a result of the two cases we filed. To date, ZTE has asserted that its anticipated fees in defending the UK litigation may be approximately $5,800,000. With respect to the first filed UK case, all claims other than the remedies for the patent found infringed and valid as amended have been dismissed. With respect to the second filed case, all claims have been dismissed as well. As such, any remaining costs where Vringo was not the “commercial victor” as defined under UK procedural law can be assessed. We believe that the amounts of the written commitments will exceed any costs, to the extent that they are assessed, and anticipate that such costs will not exceed the amount of the estimated liability recorded in our consolidated balance sheet as of March 31, 2015.

S-16

In Australia, should we be deemed the losing party in any of our applications to the Court or for the entire litigation, we may be held responsible for a substantial percentage of the defendant’s legal fees for the relevant application or for the litigation. These fees may be substantial. In addition, pursuant to negotiations with ZTE’s Australian subsidiary, we placed a written commitment in April 2014 to ensure payment should a liability by Vringo Infrastructure arise as a result of the case filed. The amount of such commitment cannot be reasonably estimated at this time, and we assess the likelihood of such payment as remote.

In Germany, the amount of fees payable by a losing party is determined based on certain possible statutory levels of “value in dispute.” The value in dispute is only very loosely correlated to the actual value of any potential final settlement or license. Under the current statute, our risk is capped at approximately $1,000,000 in legal fees were the court to determine that the value in dispute is at the highest tier under law.

In Germany, should the court order an injunction, for it to be enforced, we will have to pay a security based on the relevant statutory rate. In our litigations against ZTE and ASUS the statutory rate is approximately $1,400,000 for each patent asserted. We have already deposited a bond of €1,000,000 on May 5, 2014 (approximately $1,085,000 as of March 31, 2015) in one of our cases. The statutory rate is only loosely correlated to any actual harm the defendant may suffer from an injunction. The district court judge is entitled to increase the amount of the security. Generally, the courts take the value in dispute as the amount payable as security. Should the injunction be successfully overturned on appeal, we may be obligated to compensate the defendant for any damages allegedly suffered as a result of the enforcement of the injunction, which would be ascertained through separate damages proceedings. Should the judgment which granted the injunction be affirmed on appeal, however, the amount paid as security would be returnable to us in full.

In France, should we be deemed to be the losing party, it is more likely than not that we will be ordered to pay a contribution to ZTE’s attorney and expert fees. The court in France will make an assessment of winning party’s costs during the course of the proceeding on the merits, and at its discretion order the losing party to pay a portion of those costs, typically between 40 and 60%.

In Spain, should we be deemed to be the losing party to the nullity suit or our counterclaims against ZTE, it is more likely than not that we will be ordered to pay a contribution to ZTE’s attorney and expert fees. The same would apply for our claims against Asus. The court in Spain will make an assessment of winning party’s costs during the course of the proceeding on the merits, and at its discretion order the losing party to pay a portion of those costs. We estimate the maximum exposure related to this suit to be approximately €90,000 with respect to ZTE and approximately €60,000 with respect to Asus.

In Brazil, as a condition of the relief requested, we deposited R$2,020,000 (approximately $621,000 as of March 31, 2015) as a surety against the truth of the allegations contained in the complaint. Unless ZTE is the prevailing party and proves that actual material damages were suffered while the requested relief was in place, the funds are returnable at the end of the litigation.

In Romania, Vringo Infrastructure filed a patent infringement lawsuit against ZTE in the Bucharest Tribunal Civil Section on June 23, 2014 and the Court granted an ex-parte preliminary injunction, ordering ZTE to cease any importation, exportation, introduction on the market, offer for sale, storage, sale, trade, distribution, promotion, or any other business activity regarding the infringing product. The Company deposited a bond of €243,000 on February 11, 2015 (approximately $264,000 as of March 31, 2015) with the Court in order to continue to enforce the injunction.

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In addition, we may be required to grant additional written commitments, as necessary, in connection with our commenced proceedings against ZTE Corporation and its subsidiaries in various countries. As of today, we cannot estimate our potential future liability. However, should we be successful on any court applications, for example, in the UK, Australia, France, or Germany or the entire litigation and/or litigations, our adversary may be responsible for a substantial percentage of our legal fees.

Further, if any of the patents in suit are found not infringed or invalid, it is highly unlikely that the relevant patents would be viewed as essential and therefore infringed by all unlicensed market participants.

There is a risk that a court will find our patents invalid, not infringed or unenforceable and/or that the USPTO or other relevant patent offices in various countries will either invalidate the patents or materially narrow the scope of their claims during the course of a reexamination, opposition or other such proceeding. In addition, even with a positive trial court verdict, the patents may be invalidated, found not infringed or rendered unenforceable on appeal. This risk may occur either presently or from time to time in connection with future litigations we may bring. If this were to occur, it would have a material adverse effect on the viability of our company and our operations.

We believe that certain companies infringe certain of our patents, but recognize that obtaining and collecting a judgment against such companies may be difficult or impossible. Patent litigation is inherently risky and the outcome is uncertain. Some of the parties that we believe infringe on our patents are large and well-financed companies with substantially greater resources than ours. We believe that these parties would devote a substantial amount of resources in an attempt to avoid or limit a finding that they are liable for infringing on our patents or, in the event liability is found, to avoid or limit the amount of associated damages. In addition, there is a risk that these parties may file reexaminations or other proceedings with the USPTO or other government agencies in the United States or abroad in an attempt to invalidate, narrow the scope or render unenforceable the patents we own.

In addition, as part of our ongoing legal proceedings, the validity and/or enforceability of our patents-in-suit is often challenged in a court or an administrative proceeding. On August 15, 2014, the Federal Circuit reversed a judgment of the United States District Court for the Eastern District of Virginia by holding that the asserted claims of the patents-in-suit in I/P Engine's litigation against AOL Inc., Google Inc. et al. are invalid for obviousness. During the third quarter of 2014, we experienced a decline in our common stock price.

Moreover, in connection with any of our present or future patent enforcement actions, it is possible that a defendant may request and/or a court may rule that we violated relevant statues, regulations, rules or standards relating to the substantive or procedural aspects of such enforcement actions in the United States or abroad. In such event, a court or other regulatory agency may issue monetary sanctions against us or our operating subsidiaries or award attorneys’ fees and/or expenses to one or more defendants, which could be material, and if we or our subsidiaries are required to pay such monetary sanctions, attorneys’ fees and/or expenses, such payment could materially harm our operating results and financial position.

In addition, it is difficult in general to predict the outcome of patent enforcement litigation at the trial or appellate level. In the United States, there is a higher rate of appeals in patent enforcement litigation than in standard business litigation. The defendant to any case we bring, may file as many appeals as allowed by right, including to the first, second and/or final courts of appeal (in the United States those courts would be the Federal Circuit and Supreme Court, respectively). Such appeals are expensive and time-consuming, and the outcomes of such appeals are sometimes unpredictable, resulting in increased costs and reduced or delayed revenue.

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We may not be able to successfully monetize the patents we acquired from Nokia, nor any of the other patent acquisitions, thus we may fail to realize all of the anticipated benefits of such acquisition.

There is no assurance that we will be able to successfully monetize the patent portfolio that we acquired from Nokia, nor any other patent acquisitions. The patents we acquired from Nokia could fail to produce anticipated benefits, or could have other adverse effects that we currently do not foresee. Failure to successfully monetize these patent assets may have a material adverse effect on our business, financial condition and results of operations.

In addition, the acquisition of a patent portfolio is subject to a number of risks, including, but not limited to the following:

•	There is a significant time lag between acquiring a patent portfolio and recognizing revenue from those patent assets, if at all. During that time lag, material costs are likely to be incurred that would have a negative effect on our results of operations, cash flows and financial position.

•	The integration of a patent portfolio is a time consuming and expensive process that may disrupt our operations. If our integration efforts are not successful, our results of operations could be harmed. In addition, we may not achieve anticipated synergies or other benefits from such acquisition.

Therefore, there is no assurance that we will be able to monetize an acquired patent portfolio and recoup our investment.

We may seek to internally develop new inventions and intellectual property, which would take time and would be costly. Moreover, the failure to obtain or maintain intellectual property rights for such inventions would lead to the loss of our investments in such activities.

Members of our management team have experience as inventors. As such, part of our business may include the internal development of new inventions or intellectual property that we will seek to monetize. However, this aspect of our business would likely require significant capital and would take time to achieve. Such activities could also distract our management team from its present business initiatives, which could have a material and adverse effect on our business. There is also the risk that our initiatives in this regard would not yield any viable new inventions or technology, which would lead to a loss of our investments in time and resources in such activities.

In addition, even if we are able to internally develop new inventions, in order for those inventions to be viable and to compete effectively, we would need to develop and maintain them, and they would heavily rely on, a proprietary position with respect to such inventions and intellectual property. However, there are significant risks associated with any such intellectual property we may develop principally, including the following:

•	patent applications we may file may not result in issued patents or may take longer than we expect to result in issued patents;

•	we may be subject to opposition proceedings in the U.S. or foreign countries;

S-19

•	any patents that are issued to us may not provide meaningful protection;

•	we may not be able to develop additional proprietary technologies that are patentable;

•	other companies may challenge patents issued to us;

•	other companies may have independently developed and/or patented (or may in the future independently develop and patent) similar or alternative technologies, or duplicate our technologies;

•	other companies may design around patents we have developed; and

•	enforcement of our patents could be complex, uncertain and very expensive.

We cannot be certain that patents will be issued as a result of any future applications, or that any of our patents, once issued, will provide us with adequate protection from competing products. For example, issued patents may be circumvented or challenged, declared invalid or unenforceable, or narrowed in scope. In addition, since publication of discoveries in scientific or patent literature often lags behind actual discoveries, we cannot be certain that we will be the first to make our additional new inventions or to file patent applications covering those inventions. It is also possible that others may have obtained or may obtain issued patents that could prevent us from commercializing our products or require us to obtain licenses requiring the payment of significant fees or royalties in order to enable us to conduct our business. As to those patents that we may license or otherwise monetize, our rights will depend on maintaining our obligations to the licensor under the applicable license agreement, and we may be unable to do so. Our failure to obtain or maintain intellectual property rights for our inventions would lead to the loss of our investments in such activities, which would have a material and adverse effect on our company.

Moreover, patent application delays could cause delays in recognizing revenue from our internally generated patents and could cause us to miss opportunities to license patents before other competing technologies are developed or introduced into the market.

New legislation, regulations or court rulings related to enforcing patents could harm our business and operating results.

Intellectual property is the subject of intense scrutiny by the courts, legislatures and executive branches of governments around the world. Various patent offices, governments or intergovernmental bodies (like the European Commission) may implement new legislation, regulations or rulings that impact the patent enforcement process or the rights of patent holders and such changes could negatively affect our business model. For example, limitations on the ability to bring patent enforcement claims, limitations on potential liability for patent infringement, lower evidentiary standards for invalidating patents, increases in the cost to resolve patent disputes and other similar developments could negatively affect our ability to assert our patent or other intellectual property rights.

In September 2013, the Federal Trade Commission announced that it is planning to gather information from approximately 25 companies that are in the business of buying and asserting patents in order to develop a better understanding of how those companies do business and impact innovation and competition. Both the Federal Trade Commission and European Commission are actively considering what the appropriate restrictions are on the ability of owners of patents declared to technical standards to receive both injunctions and royalties.

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Furthermore, United States patent laws have been amended by the Leahy-Smith America Invents Act (“America Invents Act”). The America Invents Act includes a number of significant changes to U.S. patent law. In general, the legislation attempts to address issues surrounding the enforceability of patents and the increase in patent litigation by, among other things, establishing new procedures for patent litigation. For example, the America Invents Act changes the way that parties may be joined in patent infringement actions, increasing the likelihood that such actions will need to be brought against individual parties allegedly infringing by their respective individual actions or activities. At this time, it is not clear what, if any, impact the America Invents Act will have on the operation of our enforcement business. However, the America Invents Act and its implementation could increase the uncertainties and costs surrounding the enforcement of our patented technologies, which could have a material adverse effect on our business and financial condition.

In addition, the U.S. Department of Justice (“DOJ”) has conducted reviews of the patent system to evaluate the impact of patent assertion entities on industries in which those patents relate. It is possible that the findings and recommendations of the DOJ could impact the ability to effectively license and enforce standards-essential patents and could increase the uncertainties and costs surrounding the enforcement of any such patented technologies.

Furthermore, in various pending litigation and appeals in the United States Federal courts, various arguments and legal theories are being advanced to potentially limit the scope of damages that a patent licensing company such as us might be entitled to. Any one of these pending cases could result in new legal doctrines that could make our existing or future patent portfolios less valuable or more costly to enforce.

Further, and in general, it is impossible to determine the extent of the impact of any new laws, regulations or initiatives that may be proposed, or whether any of the proposals will become enacted as laws. Compliance with any new or existing laws or regulations could be difficult and expensive, affect the manner in which we conduct our business and negatively impact our business, prospects, financial condition and results of operations. That said, to date, we do not believe that any existing or proposed statutory or regulatory change has materially affected our business.

Further, the leadership changes in the European Commission (“EC”) make it challenging to predict whether and how the EC will shift its focus from its prior stances regarding the enforcement of intellectual property rights and the relationship between such rights and European competition law.

Additionally, there are numerous initiatives being pursued in multiple countries including India and Brazil, regarding when and how intellectual property rights should be enforced as well as the relationship between enforcement and other laws, including relevant anti-trust or competition law. It is too early to state with any degree of certainty the impact that such initiatives may have on our business.

Additionally, the political and legal climate in China appears to have changed and is causing significant challenges for foreign companies that attempt to enforce their intellectual property rights against Chinese business whether such rights are enforced in China or elsewhere in the world. At this time, it is unclear what if any impact this change in climate will have on our business.

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If we fail to comply with the continued listing requirements of the NASDAQ Capital Market, our common stock may be delisted and the price of our common stock and our ability to access the capital markets could be negatively impacted.

Our common stock is listed for trading on the NASDAQ Capital Market (“NASDAQ”). We must satisfy NASDAQ’s continued listing requirements, including, among other things, a minimum closing bid price requirement of $1.00 per share for 30 consecutive business days. If a company trades for 30 consecutive business days below the $1.00 minimum closing bid price requirement, NASDAQ will send a deficiency notice to the Company, advising that it has been afforded a “compliance period” of 180 calendar days to regain compliance with the applicable requirements. Thereafter, if such a company does not regain compliance with the bid price requirement, a second 180-day compliance period may be available.

A delisting of our common stock from NASDAQ could materially reduce the liquidity of our common stock and result in a corresponding material reduction in the price of our common stock. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, employees and fewer business development opportunities.

On December 18, 2014, we received a notification letter from NASDAQ informing us that for the last 30 consecutive business days, the bid price of our securities had closed below $1.00 per share. This notice has no immediate effect on our NASDAQ listing and we have 180 calendar days, or until June 16, 2015, to regain compliance. To regain compliance, the closing bid price of our securities must be at least $1.00 per share for a minimum of ten consecutive business days. If we do not regain compliance by June 16, 2015, we may be eligible for additional time to regain compliance or if we are otherwise not eligible, we may request a hearing before a hearings panel.

Acquisitions of additional patent assets may be time consuming, complex and costly, which could adversely affect our operating results.

Acquisitions of patents or other intellectual property assets, which are and will be critical to our business plan, are often time consuming, complex and costly to consummate. We may utilize many different transaction structures in our acquisitions and the terms of such acquisition agreements tend to be heavily negotiated. As a result, we expect to incur significant operating expenses and will likely be required to raise capital during the negotiations.

Even if we are able to acquire particular patents or other intellectual property assets, there is no guarantee that we will generate sufficient revenue related to those assets to offset the acquisition costs. While we will seek to conduct confirmatory due diligence on the patents or other intellectual property assets we are considering for acquisition, we may acquire such assets from a seller who does not have proper title to those assets. In those cases, we may be required to spend significant resources to defend our interest in such assets and, if we are not successful, our acquisition may be invalid, in which case we could lose part or all of our investment in those assets.

We may also identify patents or other intellectual property assets that cost more than we are prepared to spend with our own capital resources. We may incur significant costs to organize and negotiate a structured acquisition that does not ultimately result in an acquisition of any patents or other intellectual property assets or, if consummated, proves to be unprofitable for us. These higher costs could adversely affect our operating results, and if we incur losses, the value of our securities will decline.

In addition, we may acquire patents and technologies that are in the early stages of adoption in the commercial, industrial and consumer markets. Demand for some of these technologies will likely be untested and may be subject to fluctuation based upon the rate at which our licensees will adopt our patents and technologies in their products and services. As a result, there can be no assurance as to whether technologies we acquire or develop will have value that we can monetize.

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In certain acquisitions of patent assets, we may seek to defer payment or finance a portion of the acquisition price. This approach may put us at a competitive disadvantage and could result in harm to our business.

We have limited capital and may seek to negotiate acquisitions of patent or other intellectual property assets where we can defer payments or finance a portion of the acquisition price. These types of debt financing or deferred payment arrangements may not be as attractive to sellers of patent assets as receiving the full purchase price for those assets in cash at the closing of the acquisition. As a result, we might not compete effectively against other companies in the market for acquiring patent assets, some of whom have greater cash resources than we have.

Our confidential information may be disclosed by other parties.

We routinely enter into non-disclosure agreements with other parties, including but not limited to vendors, law firms, parties with whom we are engaged in negotiations, and employees. However, there exists a risk that those other parties will not honor their contractual obligations to not disclose our confidential information. This may include parties who breach such obligations in the context of confidential settlement offers and/or negotiations. In addition, there exists a risk that, upon such breach and subsequent dissemination of our confidential information, third parties and potential licensees may seek to use such confidential information to their advantage and/or to our disadvantage including in legal proceedings in which we are involved. Our ability to act against such third parties may be limited, as we may not be in privity of contract with such third parties.

Competition is intense in the industries in which our subsidiaries do business and as a result, we may not be able to grow or maintain our market share for our technologies and patents.

We expect to encounter competition in the area of patent acquisition and enforcement as the number of companies entering this market is increasing. This includes competitors seeking to acquire the same or similar patents and technologies that we may seek to acquire. As new technological advances occur, many of our patented technologies may become obsolete before they are completely monetized. If we are unable to replace obsolete technologies with more technologically advanced patented technologies, then this obsolescence could have a negative effect on our ability to generate future revenues.

Our licensing business also competes with venture capital firms and various industry leaders for technology licensing opportunities. Many of these competitors may have more financial and human resources than we do. As we become more successful, we may find more companies entering the market for similar technology opportunities, which may reduce our market share in one or more technology industries that we currently rely upon to generate future revenue.

Weak global economic conditions may cause infringing parties to delay entering into licensing agreements, which could prolong our litigation and adversely affect our financial condition and operating results.

Our business plan depends significantly on worldwide economic conditions, and the United States and world economies have recently experienced weak economic conditions. Uncertainty about global economic conditions poses a risk as businesses may postpone spending in response to tighter credit, negative financial news and declines in income or asset values. This response could have a material negative effect on the willingness of parties infringing on our assets to enter into licensing or other revenue generating agreements voluntarily. Entering into such agreements is critical to our business plan, and our failure to do so could cause material harm to our business.

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Future sales of our shares of common stock by our stockholders could cause the market price of our common stock to drop significantly, even if our business is otherwise performing well.

As of April 24, 2015, we had 93,571,042 shares of common stock issued and outstanding, excluding shares of common stock issuable upon exercise of warrants, options or restricted stock units. As shares saleable under Rule 144 are sold or as restrictions on resale lapse, the market price of our common stock could drop significantly, if the holders of restricted shares sell them, or are perceived by the market as intending to sell them. This decline in our stock price could occur even if our business is otherwise performing well.

Technology company stock prices are especially volatile, and this volatility may depress the price of our common stock.

The stock market has experienced significant price and volume fluctuations, and the market prices of technology companies have been highly volatile. We believe that various factors may cause the market price of our common stock to fluctuate, perhaps substantially, including, among others, the following:

•	developments or disputes concerning our patents;

•	announcements of developments in our patent enforcement actions;

•	additions to or departures of our key personnel;

•	announcements of technological innovations by us or our competitors;

•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, capital commitments, new technologies, or patents;

•	new regulatory pronouncements and changes in regulatory guidelines;

•	changes in financial estimates or recommendations by securities analysts; and

•	general and industry-specific economic conditions.

The market prices of the securities of technology companies have been highly volatile and are likely to remain highly volatile in the future. The stock market as a whole also has experienced extreme price and volume fluctuations that have affected the market price of many technology companies in ways that may have been unrelated to these companies' operating performance. Furthermore, we believe that fluctuations in our stock price can also be impacted by court rulings and/or other developments in our patent licensing and enforcement actions and stock price may reflect certain future growth and profitability expectations. If we fail to meet these expectations then our stock price may significantly decline which could have an adverse impact on investor confidence.

Risks Related to this Offering

We will incur significant indebtedness when we sell the Notes and we may incur additional indebtedness in the future. The indebtedness created by the sale of the Notes and any future indebtedness we incur exposes us to risks that could adversely affect our business, financial condition and results of operations.

We will incur $12.5 million aggregate principal amount of senior secured indebtedness when we sell the Notes pursuant to this offering. Our indebtedness could have significant negative consequences for our business, results of operation and financial condition, including:

•	increasing our vulnerability to adverse economic and industry conditions;

•	limiting our ability to obtain additional financing;

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•	requiring the dedication of a substantial portion of our cash flow from operations to service our indebtedness, thereby reducing the amount of our cash flow available for other purposes;

•	limiting our flexibility in planning for, or reacting to, changes in our business; and

•	placing us at a possible competitive disadvantage with less leveraged competitors and competitors that may have better access to capital resources.

We cannot assure you that we will continue to maintain sufficient cash reserves or that our business will generate cash flow from operations at levels sufficient to permit us to pay principal, premium, if any, and interest on our indebtedness, or that our cash needs will not increase. If we are unable to generate sufficient cash flow or otherwise obtain funds necessary to make required payments, or if we fail to comply with the various requirements of our existing indebtedness, the Notes or any indebtedness which we may incur in the future, we would be in default, which would permit the holders of the Notes and such other indebtedness to accelerate the maturity of the Notes and such other indebtedness and could cause defaults under the Notes and such other indebtedness. Any default under the Notes or such other indebtedness could have a material adverse effect on our business, results of operations and financial condition.

We may not have the ability to pay interest on the Notes or to redeem the Notes.

The Notes bear interest at a rate of 8.0% per year, and amortization payments with respect to the principal amount of the Notes and accrued and unpaid interest due are payable monthly. If we are unable to satisfy certain equity conditions, we will be required to pay all amounts due on any Installment Date in cash. If a change of control occurs, holders of the Notes may require us to repurchase, for cash, all or a portion of their Notes. See “Description of Notes—Fundamental Transactions.” Our ability to pay amortization payments and interest on the Notes, to repurchase the Notes and to fund working capital needs and planned capital expenditures depends on our ability to generate cash flow in the future. To some extent, this is subject to general economic, financial, competitive, legislative and regulatory factors and other factors that are beyond our control. We cannot assure you that we will continue to maintain sufficient cash reserves or that our business will continue to generate cash flow from operations at levels sufficient to permit us to pay the interest on the Notes or to repurchase or redeem the Notes, or that our cash needs will not increase.

The holder of a Note may, on any Installment Date, accelerate the payment of amounts due on up to six future Installment Dates. Therefore, we may be required to repay the entire principal amount of and accrued and unpaid interest on the Notes in three payments over three consecutive Installment Dates or in one lump sum payment on the maturity date of the Note. If we are unable to satisfy certain equity conditions, we will be required to pay all amounts due on any Installment Date, whether by deferral or acceleration, in cash. We may not have sufficient funds to repay the Notes under such circumstances.

Our failure to make required payments on the Notes would permit holders of the Notes to accelerate our obligations under the Notes. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay such indebtedness.

If we are unable to generate sufficient cash flow from operations in the future to service our indebtedness and meet our other needs, we may have to refinance all or a portion of our indebtedness, obtain additional financing, or reduce expenditures. We cannot assure you that any of these measures would be possible or that any additional financing could be obtained on favorable terms, or at all. The inability to obtain additional financing on commercially reasonable terms could have a material adverse effect on our financial condition and on our ability to meet our obligations to you under the Notes.

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Holders of Notes will be entitled to limited rights with respect to our common stock, but will be subject to all changes made with respect to such rights.

Holders of Notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights) other than the right to receive any dividends or other distributions on our common stock on an “as if converted to common stock” basis. Holders of Notes will be subject to all changes affecting our common stock. For example, if an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to a holder’s conversion of its Notes, such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our common stock that result from such amendment.

There is no existing trading market for the Notes or Warrants.

There is no existing trading market for the Notes or Warrants. We do not intend to apply for listing of the Notes or Warrants on any securities exchange or to arrange for quotation on any interdealer quotation system. It is unlikely that an active trading market will develop for the Notes or Warrants. Unless an active trading market develops, you may not be able to sell the Notes or Warrants at a particular time or at a favorable price.

Provisions in the indenture for the Notes may deter or prevent a business combination that may be favorable to you.

If a change of control occurs prior to the maturity date of the Notes, holders of the Notes will have the right, at their option, to require us to repurchase all or a portion of their Notes. In addition, the under the terms of the Notes, we are prohibited from engaging in certain mergers or acquisitions unless, among other things, the surviving entity assumes our obligations under the Notes. These and other provisions could prevent or deter a third party from acquiring us, even where the acquisition could be beneficial to you.

Risks Related to Ownership of Our Common Stock

If we fail to comply with the continued listing requirements of the NASDAQ Capital Market, our common stock may be delisted and the price of our common stock and our ability to access the capital markets could be negatively impacted.

Our common stock is listed for trading on the NASDAQ Capital Market (“NASDAQ”). We must satisfy NASDAQ’s continued listing requirements, including, among other things, a minimum closing bid price requirement of $1.00 per share for 30 consecutive business days. If a company trades for 30 consecutive business days below the $1.00 minimum closing bid price requirement, NASDAQ will send a deficiency notice to the Company, advising that it has been afforded a “compliance period” of 180 calendar days to regain compliance with the applicable requirements. Thereafter, if such a company does not regain compliance with the bid price requirement, a second 180-day compliance period may be available.

A delisting of our common stock from NASDAQ could materially reduce the liquidity of our common stock and result in a corresponding material reduction in the price of our common stock. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, employees and fewer business development opportunities.

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On December 18, 2014, we received a notification letter from NASDAQ informing us that for the last 30 consecutive business days, the bid price of our securities had closed below $1.00 per share. This notice has no immediate effect on our NASDAQ listing and we have 180 calendar days, or until June 16, 2015, to regain compliance. To regain compliance, the closing bid price of our securities must be at least $1.00 per share for a minimum of ten consecutive business days. If we do not regain compliance by June 16, 2015, we may be eligible for additional time to regain compliance or if we are otherwise not eligible, we may request a hearing before a hearings panel.

In order to raise any financing from the sale of equity securities, we need to increase our authorized capital stock.

We are presently authorized to issue 150,000,000 shares of common stock, all of which are issued or reserved for issuance to cover the potential exercise of outstanding options and warrants (including the Warrants) and the issuance of shares upon conversion or otherwise under the Notes. We may not have sufficient shares of authorized common stock to issue upon conversion or otherwise under the Notes. Further, we presently do not have sufficient available authorized capital stock to make raising additional funding through the sale of our common stock or securities convertible into shares of our common stock a viable option. Accordingly, we may not have sufficient authorized capital available to permit the issuance of the 40,000,000 shares of common stock issuable under the Notes that are covered by this prospectus, the 5,375,000 shares of common stock issuable upon exercise of the Warrants or any other material issuance of securities, including the issuance of common stock upon conversion.

The conversion of convertible securities, the issuance of the shares of our common stock in payment of principal and interest on the Notes, and the exercise of outstanding options and warrants (including the Warrants) to purchase our common stock could substantially dilute your investment, impede our ability to obtain additional financing, and cause us to incur additional expenses.

Under the terms of our warrants (including the Warrants) to purchase our common stock, and outstanding options to acquire our common stock issued to employees, directors and others, the holders of these securities are given an opportunity to profit from a rise in the market price of our common stock such that, the exercise of these warrants (including the Warrants) and/or options, will result in dilution in the interests of our other stockholders. In addition, the issuance of shares of our common stock, at our election in payment of amortization payments, interest and other amounts on the Notes, will result in dilution in the interests of our other stockholders. The terms on which we may obtain additional financing may be adversely affected by the existence and potentially dilutive impact of the Notes, options and warrants (including the Warrants).

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The market price of our common stock and the value of your investment could substantially decline if the Notes are converted into shares of our common stock, if we issue shares of our common stock in payment of principal and interest on the Note and if our options and warrants (including the Warrants) are exercised for shares of our common stock and all of these shares of common stock are resold into the market, or if a perception exists that a substantial number of shares will be issued upon conversion of the Notes, upon the payment of principal and interest on the Notes or upon exercise of our warrants (including the Warrants) or options and then resold into the market.

If the conversion prices at which shares of common stock in payment of principal and interest on the Notes are issued, and the exercise prices at which our warrants (including the Warrants) and options are exercised are lower than the price at which you made your investment, immediate dilution of the value of your investment will occur. In addition, sales of a substantial number of shares of common stock issued in lieu of cash payments of interest on the Notes and upon exercise of our warrants (including the Warrants) and options, or even the perception that these sales could occur, could adversely affect the market price of our common stock. As a result, you could experience a substantial decline in the value of your investment as a result of both the actual and potential conversion of shares of common stock in lieu of cash payments of interest on the Notes and exercise of our outstanding warrants (including the Warrants) or options.

Future sales of substantial amounts of our common stock could adversely affect the market price of our common stock.

Future sales of substantial amounts of our common stock, or securities convertible or exchangeable into shares of our common stock, into the public market, including shares of our common stock issued upon exercise of options and warrants (including the Warrants), or perceptions that those sales could occur, could adversely affect the prevailing market price of our common stock and our ability to raise capital in the future. Resales of substantial amounts of the shares of our common stock issued under the Notes and Warrants could have a negative effect on our stock price.

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FORWARD–LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain “forward-looking statements” and are intended to be covered by the safe harbor provided for under Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Exchange Act. These forward-looking statements include our current expectations and projections about future results, performance, business strategy, recent and pending acquisitions, budgets, objectives of management for future operations, legal strategies, prospects and opportunities. We have tried to identify these forward-looking statements by using words like “believe,” “expect,” “may,” “will,” “would,” “could,” “seek,” “estimate,” “continue,” “anticipate,” “intend,” “future,” “plan” or variations of those terms and other similar expressions, including their use in the negative. You should not place undue reliance on these forward-looking statements, which speak only as to our expectations, as of the date of this prospectus and any applicable prospectus supplement. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. We claim the protection of the safe harbor for forward–looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward–looking statements.

Forward–looking statements may be made regarding our business, operations, financial performance and condition, earnings, our prospects, as well as regarding our industry generally. Forward–looking statements are not guarantees of performance. You should understand that these factors, in addition to those discussed in “Risk Factors” above and elsewhere in this prospectus, and in the documents that are incorporated by reference into this prospectus, could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in any forward–looking statement.

Given these risks and uncertainties, readers are cautioned not to place undue reliance on our forward-looking statements. Projections included in such risk factors have been prepared based on assumptions, which we believe to be reasonable, but not in accordance with United States generally accepted accounting principles or any guidelines of the Securities and Exchange Commission. Actual results will vary, perhaps materially, and we undertake no obligation to update the projections at any future date. You are strongly cautioned not to place undue reliance on such projections. All subsequent written and oral forward-looking statements attributable to Vringo or to persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Except as required by federal securities laws, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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USE OF PROCEEDS

We will receive approximately $12,500,000 million in net proceeds from this offering. Our other offering expenses will be approximately $350,000, which expenses will be paid out of the proceeds of the offering. Under the terms of the Securities Purchase Agreement, we have agreed to make loans to one or more of our subsidiaries (“Borrower Subsidiaries”) pursuant to the terms of a Subsidiary Note (the “Subsidiary Note”) and security agreement (the “Security Agreement”) which will be secured by a first priority perfected security interest in certain assets of the Borrower Subsidiaries pursuant to the terms of the Subsidiary Notes. Following such loans, we intend to cause our Borrower Subsidiaries to use the proceeds of the Subsidiary Notes for the working capital of such Borrower Subsidiaries.

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CAPITALIZATION

The following table sets forth (i) our historical capitalization, and (ii) our historical capitalization on an as adjusted basis to (a) give effect to this offering and (b) the use of net proceeds as set forth in “Use of Proceeds.” You should read this table in conjunction with “Use of Proceeds” appearing elsewhere in this prospectus supplement, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which is incorporated herein by reference.

	As of December 31, 2014
	Historical	As Adjusted
	(In thousands, except par value)
Warrants	$175	$2,300	*
Convertible Notes	—	10,200	*
Equity:
Series A Convertible Preferred stock, $0.01 par value per share; 5,000,000 authorized; none issued and outstanding	—	—
Common stock, $0.01 par value per share 150,000,000 authorized; 93,404,895 issued and outstanding	934	934
Additional paid in capital	215,951	215,951
Accumulated deficit	(185,705)	(185,705)
Total equity	31,180	31,180
Total capitalization	$31,355	$43,855

* The "As Adjusted" Warrants and Convertible Notes balances are based upon estimates of the fair value of the underlying instruments issued. The estimated fair value of the Warrants has been presented as a liability. The Convertible Notes are presented net of discount, including the discount arising from an allocation of the proceeds to the estimated fair value of the Warrants. The estimates used may be subject to change. We have not completed an accounting analysis, which may result in changes in classification between equity and liabilities.

Approximate Number of Shares of Common Stock Issuable under Convertible Notes and Warrants

The number of shares of common stock issuable under the Notes depends, in part, on the market price of our shares of common stock over the term of the Notes. Assuming that amounts due on all Installment Dates are paid at those dates, the expected number of shares of common stock issued under the terms of the Notes can be estimated as follows:

•	assuming an average Company Conversion Price of $0.40, we will issue up to 33,020,833 shares of common stock under the Notes;

•	assuming an average Company Conversion Price of $0.60, we will issue up to 22,013,889 shares of common stock under the Notes;

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•	assuming an average Company Conversion Price of $0.80, we will issue up to 16,510,417 shares of common stock under the Notes;

In addition, we may issue up to 5,375,000 shares of common stock upon exercise of the Warrants which have an exercise price of $1.00 per share.

On December 31, 2104, the number of shares of our common stock outstanding was 93,404,895 and excludes the following:

•	8,052,345 shares of our common stock issuable upon exercise of stock options outstanding as of December 31, 2014 under our equity incentive plan as of that date, at a weighted average exercise price of $3.36 per share;

•	1,196,357 shares of our common stock underlying restricted stock units outstanding as of December 31, 2014 pursuant to our equity incentive plan for employees, directors and consultants;

•	5,793,420 shares of our common stock are available as of December 31, 2014 for future grant or issuance pursuant to our 2012 equity incentive plan for employees, directors and consultants;

•	17,402,654 shares of common stock issuable upon the exercise of warrants outstanding as of December 31, 2014, at a weighted-average exercise price of $4.26 per share; and

•	any additional shares of common stock we may issue from time to time after that date.

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DESCRIPTION OF SECURITIES BEING OFFERED

We are offering to certain institutional investors 125 units (“Units”), with each Unit consisting of $100,000 of our Senior Secured Convertible Notes (collectively, “Notes”) and a Warrant (collectively, “Warrants”) to purchase up to 43,000 shares of our common stock for a term of five years after the issuance date. The Notes and Warrants are being sold pursuant to the terms of a Securities Purchase Agreement dated as of May 4, 2015 between us and the institutional investors in connection with this offering. This prospectus also covers up to 40,000,000 shares of common stock issuable from time to time upon conversion or otherwise under the Notes (including shares of common stock that may be issued as interest in lieu of cash payments).

The following is a description of the material terms of the Notes, the indenture, the Warrants and our common stock. It does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Notes, the indenture and the Warrants, including the definitions of certain terms used therein. We urge you to read these documents and the Securities Purchase Agreement because they, and not this description, define your rights as a holder of the Notes and Warrants. You may request copies of the Notes, indenture, Warrants and Securities Purchase Agreement as set forth under the caption “Where You Can Find More Information.”

In this section, the words “we,” “us,” “our,” “Vringo” or “the Company” do not include any current or future subsidiary of Vringo, Inc., unless we specify otherwise.

Description of Notes

We will issue the Notes under an indenture to be dated as of the closing date of this offering, between us and Computershare Trust Company, N.A., as trustee, as supplemented by a first supplemental indenture thereto, to be dated as of the closing date of this offering, relating to the Notes. We refer to the indenture without supplement as the “base indenture.” We refer to the supplement to the base indenture as the “first supplemental indenture.” We refer to the base indenture as supplemented by the first supplemental indenture as the “indenture.” The terms of the Notes include those provided in the indenture and those made part of the indenture by reference to the Trust Indenture Act.

The following description of the particular terms of the Notes supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus, to which reference is hereby made. Terms not defined in this description have the meanings given to them in the indenture.

The Notes will not be issued with an original issue discount and are not subject to defeasance. The Notes will be issued in certificated form and not as global securities.

Ranking

The Notes will be the senior secured obligations of the Company and not the obligations of our subsidiaries. The Notes will be secured by a first priority perfected security interest in certain of the Company’s assets, including, without limitation, the Subsidiary Notes and the security interests securing the Subsidiary Notes, as evidenced by the Security Agreement and related security documents.

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Maturity Date

Unless earlier converted or redeemed, the Notes will mature twenty-one months following their issuance date, or Maturity Date, subject to the right of the investors to extend the date (i) if an event of default under the Notes has occurred and is continuing or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an event of default under the Notes and (ii) for a period of 20 business days after the consummation of a fundamental transaction if certain events occur.

Interest

Interest on the Notes will accrue at 8% per annum on the principal amount of the Notes. Interest on the Notes is payable quarterly in shares of common stock or cash, at the Company’s option. Interest on the Notes is computed on the basis of a 360-day year and twelve 30-day months and is payable in arrears quarterly and is compounded quarterly. The interest rate will increase to 16.5% per annum upon the occurrence of and during the continuance of any event of default pursuant to the Notes.

Interest on the Notes is payable in arrears on each Installment Date (as defined below). If a holder elects to convert or redeem all or any portion of a Note prior to the Maturity Date, all accrued and unpaid interest on the amount being converted or redeemed will also be payable. If we elects to redeem all or any portion of a Note prior to the Maturity Date, all accrued and unpaid interest on the amount being redeemed will also be payable.

Late Charge

We are required to pay a late charge of 16.5% on any amount of principal or other amounts due which are not paid when due. Late charges are payable in arrears on each Installment Date. If a holder elects to convert or redeem all or any portion of a Note prior to the Maturity Date, all accrued and unpaid late charges on the amount being converted or redeemed will also be payable. If we elect to redeem all or any portion of a Note prior to the Maturity Date, all accrued and unpaid late charges on the amount being redeemed will also be payable.

Conversion

All amounts due under the Notes are convertible at any time, in whole or in part, at the option of the holders into shares of our common stock at a conversion price, or Fixed Conversion Price, which is subject to adjustment as described below. If a holder elects to convert all or any portion of a Note prior to the Maturity Date, all accrued and unpaid interest and accrued and unpaid late charges on the principal amount being converted will also be converted at the Fixed Conversion Price.

The Notes are initially convertible into shares of our common stock at the initial Fixed Conversion Price of $1.00 per share. The Fixed Conversion Price is subject to adjustment for stock splits, combinations or similar events. If we sell or issue any securities with “floating” conversion prices based on the market price of our common stock, a holder of a Note will have the right thereafter to substitute the “floating” conversion price for the Fixed Conversion Price upon conversion of all or part of the Note.

If we fail to timely deliver common stock upon conversion of the Notes, we have agreed to pay “buy-in” damages of the converting holder.

Payment of Principal and Interest

We have agreed to make amortization payments with respect to the principal amount of each Note on the first trading day of each calendar month following the date the Notes are issued until the Maturity Date (collectively, the “Installment Dates”).

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The amortizing portion of the principal of each Note, or Amortization Amount, will equal (i) for all Installment Dates other than the Maturity Date, the lesser of (x) the holder’s pro-rata share of $595,238.10 and (y) the principal amount then outstanding under the Note, and (ii) on the Maturity Date, the principal amount then outstanding under the Note.

We may pay the Amortization Amount, all accrued and unpaid interest and accrued and unpaid late charges, or collectively the Installment Amount, in cash or shares of our common stock, at our election, subject to the satisfaction of the Equity Conditions (as defined below) as described below if we elect to pay in shares of common stock.

Acceleration of Amortization Amounts

On any day during the period commencing on an Installment Date, or Current Installment Date, and ending on the trading day prior to prior to the next Installment Date, the holder of a Note may, at its election, convert the Installment Amounts due on up to six future Installment Dates at the Company Conversion Price (as defined below) in effect on the Current Installment Date.

The “Company Conversion Price” on any given date is equal to (1) 85% multiplied by (2) the quotient of (A) the sum of each of the three (3) lowest Closing Sale Prices of our common stock during the twenty (20) consecutive trading day period immediately preceding the applicable Installment Date (each such period, a “Company Conversion Measuring Period”) divided by (B) three (3).

Monthly Amortization Payment Procedures

Installment Notices

On or prior to the 22nd trading day prior to each Installment Date, or Installment Notice Due Date, we are required to deliver a notice electing to effect a redemption in cash or a conversion of the Installment Amount due on such Installment Date (a failure to deliver a notice is deemed to be a delivery of a conversion notice in full).

If we choose to make an installment payment in shares of our common stock, we must make a pre-installment payment of shares (the “Pre-Installment Shares”) to each Note holder 20 trading days prior to the applicable Installment Date based on the value of our shares equal to the product of (1) 85% multiplied by (2) the quotient of (A) the sum of each of the three (3) lowest closing sale prices of our common stock during the twenty (20) consecutive trading day period immediately preceding the applicable Installment Date divided by (B) three (3) (the “Installment Conversion Price”). On the applicable Installment Date, to the extent we owe each Buyer additional shares in excess of the Pre-Installment Shares to satisfy the installment payment, we will issue to each Buyer additional shares, and to the extent we have issued excess shares, such shares will be applied to future payments.

On the applicable Installment Date, we are required to deliver to the holders of Notes an amount of shares of common stock equal to that portion of the Installment Amount being converted divided by the lesser of the then existing Fixed Conversion Price and 85% of the Company Conversion Price on the Installment Date.

Blocker Deferral Rights

If any holder of Notes is unable to receive shares of common stock due to the Note Blocker (as defined below), the portion of the applicable Installment Amount will become payable on the immediately subsequent Installment Date.

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Equity Conditions Failure Rights

If we are not permitted to deliver shares of common stock with respect to an Installment Date due to our failure to satisfy any of the Equity Conditions (as defined below), the holder of a Note, at the holder’s option at any time may (x) require us to pay a cash payment of 110% of all or part of the Installment Amount subject to conversion and/or (y) declare the conversion null and void with respect to all or part of the Installment Amount, provided that the Fixed Conversion Price applicable to any such amount is adjusted to equal the lesser of (i) the Company Conversion Price in effect on the date the holder voided the conversion and (ii) the Company Conversion Price in effect on the date the holder converts such amount.

Equity Conditions

We will have the option to pay an Installment Amount in shares of common stock only if all of the following equity conditions are satisfied (or waived by the holders of the Notes), which we refer to in this prospectus as the Equity Conditions:

•	during the one month period immediately before the date of determination, our common stock shall have been listed or designated for quotation on an exchange or market permitted by the Notes, and shall not have been suspended from trading on the exchange or market (other than suspensions of not more than two days due to business announcements by us);

•	during the one month period immediately before the date of determination, we shall have delivered shares of common stock upon conversion of the Convertible Notes and upon exercise of the Warrants on a timely basis;

•	the common stock used to make the payment may be issued without violating the Note Blocker (as defined below);

•	the common stock used to make the payment may be issued without violating the regulations of the eligible exchange or market (including the OTCQB) on which the common stock is listed or designated for quotation;

•	during the one month period immediately before the date of determination, we shall not have publicly announced that specified types of transactions involving a change of control of Vringo are pending, proposed or intended that have not been abandoned, terminated or consummated;

•	the holder must not be in possession of any material, non-public information provided by us;

•	on each day during the one month period immediately before the date of determination, we shall have been in material compliance with each, and shall not have breached any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any Transaction Document in any material respect, including, without limitation, the Company shall not have failed to timely make any payment pursuant to any Transaction Document;

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•	during the one month period immediately before the payment date, no event shall have occurred that constitutes, or with the passage of time or giving of notice would constitute, an event of default under the Notes; and

•	no Material Adverse Change then exists.

If we have elected to pay an Installment Amount in shares of our common stock and we cannot make such payment in shares of common stock because any of the Equity Conditions described above is not satisfied and the holders of the Notes do not elect to exercise their rights described under the heading “Equity Conditions Failure Rights” above, we must make the payment in cash.

Events of Default

Under the terms of the first supplemental indenture, the events of default contained in the base indenture shall not apply to the Notes. Rather, each of the following events contained in the Notes will constitute an event of default with respect to the Notes:

•	our common stock is not trading or listed on an eligible market (including the OTCQB) or exchange for more than 10 consecutive trading days in any 365 day period;

•	we have not issued shares of common stock due upon conversion of a Convertible Note or exercise of a Warrant for more than 5 trading days;

•	if at any time after the one-year anniversary of the Issuance Date the holder’s Authorized Share Allocation (as defined below) is less than the number of shares of common stock that the holder would be entitled to receive upon a conversion of the full Conversion Amount of this Note for a period of ten (10) consecutive days (without regard to any limitations on conversion set forth in the Blockers or otherwise) unless we have sufficient restricted cash to repay the principal, interest, late charges, if any, on the Note in full;

•	we have failed to pay to a holder of a Note any amount of principal, interest, late charges or other amounts when and as due (including the failure to pay any redemption payments), except, in the case of a failure to pay interest and late charges when and as due, in which case only if such failure remains uncured for a period of at least 5 days;

•	the occurrence of any default under, redemption of or acceleration prior to maturity of any Subsidiary Note;

•	we default on any of our other indebtedness, in the aggregate, in excess of $250,000;

•	bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against us or certain of our subsidiaries and, if instituted against us or any such subsidiary by a third party, shall not be dismissed within 45 days of their initiation;

•	the commencement by us or our subsidiaries of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of us or any such subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Vringo or any such subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by us or any such subsidiary in furtherance of any such action or the taking of any action by any person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

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•	the entry by a court of (i) a decree, order, judgment or other similar document in respect of Vringo or our subsidiaries of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging us or any such subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of us or any such subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Vringo or any such subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and, the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of 45 consecutive days;

•	a final judgment, judgments, any arbitration or mediation award or any settlement of any litigation or any other satisfaction of any claim made by any person pursuant to any litigation, as applicable, in the United States, its territories or possessions (other than in the ordinary course of the Company’s business of enforcing and licensing intellectual property rights, consistent with past practice, or Judgment(s)), with respect to the payment of cash, securities and/or other assets with an aggregate fair value in excess of $250,000 are rendered against, agreed to or otherwise accepted by, us and/or certain of our subsidiaries and which Judgments are not, within 45 days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 45 days after the expiration of such stay; provided, however, any Judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $250,000 amount set forth above so long as we provide a holder of a Note a written statement from such insurer or indemnity provider to the effect that such Judgment is covered by insurance or an indemnity and we or such subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within 45 days of the issuance of such Judgment;

•	we and/or certain of our subsidiaries, individually or in the aggregate, either (i) fail to pay, when due, or within any applicable grace period, any payment with respect to any indebtedness in excess of $250,000 due to any third party (other than, with respect to unsecured indebtedness only, payments contested by us and/or such subsidiary (as the case may be) in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP) or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $250,000, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other circumstance or event that would, with or without the passage of time or the giving of notice, result in a default or event of default under any agreement binding us or any such subsidiary, which default or event of default would or is likely to have a material adverse effect on the business, assets, operations (including results thereof), liabilities, properties, condition (including financial condition) or prospects of Vringo or any such subsidiaries, individually or in the aggregate;

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•	other than as specifically set forth in this list of events of default, we or certain of our subsidiaries breach any representation, warranty, covenant or other term or condition of any document related to the purchase of the Units, and only in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of 5 days;

•	any breach or failure in any respect by us or any of our subsidiaries to comply with the provisions of the Notes regarding the reservation of authorized shares or specified covenants;

•	a false or inaccurate certification (including a false or inaccurate deemed certification) by Vringo that the Equity Conditions are satisfied, that there has been no Equity Conditions Failure or as to whether any event of default has occurred;

•	any Material Adverse Effect occurs;

•	any provision of any transaction document executed in connection with the purchase of Units shall at any time for any reason cease to be valid; or

•	the Subsidiary Notes shall for any reason fail or cease to create a separate valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority lien on the collateral (as defined in the Subsidiary Notes) in favor of each of the secured parties (as defined in the Subsidiary Notes);.

•	the security documents shall for any reason fail or cease to create a separate valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority lien on the collateral (as defined in the Security Agreement) in favor of each of the secured parties (as defined in the Security Agreement); or

•	any material damage to, or loss, theft or destruction of, any collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of Vringo or any subsidiary, if any such event or circumstance could have a Material Adverse Effect.

If an event of default occurs, holders of the Notes may force us to redeem all or any portion of the Notes (including all accrued and unpaid interest thereon), in cash, at a price equal to the greater of (i) up to 120% during the period from the issuance date to the one year anniversary of the issuance date and 115% thereafter of the amount being redeemed, depending on the nature of the default, and (ii) the product of the following: (a) the Conversion Rate (as defined below) multiplied (b) up to 120% during the period from the issuance date to the one year anniversary of the issuance date and 115% thereafter of the amount being redeemed, depending on the nature of the default, multiplied by the highest closing sale price of our common stock during the period beginning on the date immediately before the event of default and ending on the date of redemption. The “Conversion Rate” is determined by dividing the amount being converted or redeemed by the Fixed Conversion Price. If we fail to make the cash redemption payment, the conversion price of the Notes shall be automatically adjusted with respect to each conversion effected thereafter to the lowest of (x) the lowest Company Conversion Price of the Installment Dates occurring during the period commencing on the date the holder delivers the applicable redemption Notice and ending on the date that the redemption notice is voided by the holder, (B) 85% of the lowest closing bid price of the common stock during the period commencing on the date the holder delivers the applicable redemption Notice and ending on the date that the redemption notice is voided by the holder and (C) 85% of the VWAP of the common stock for the 5 trading day period immediately preceding the Conversion Date of the applicable conversion.

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Fundamental Transactions

The Notes prohibit us from entering into specified transactions involving a change of control, unless the successor entity assumes in writing all of our obligations under the Notes under a written agreement.

In the event of transactions involving a change of control, the holder of a Note will have the right to force us to redeem all or any portion of the Note it holds (including all accrued and unpaid thereon) at a price equal to 120% during the period from the issuance date to the one year anniversary of the issuance date and 115% thereafter of the amount being redeemed.

Covenants

The Notes contain a variety of obligations on our part not to engage in specified activities, which are typical for transactions of this type, as well as the following covenants:

•	all payments due under the Notes shall be senior to all other indebtedness;

•	we will initially reserve out of our authorized and unissued common stock an aggregate amount of shares that we may issue under the Notes;

•	we will take all action reasonably necessary to reserve the required number of shares of common stock, including holding a meeting of our stockholders for the approval of an increase in the number of shares of common stock by December 1, 2015;

•	we and certain of our subsidiaries will not incur other indebtedness, except for permitted indebtedness and the Subsidiary Notes;

•	we and certain of our subsidiaries will not incur any liens, except for certain permitted liens and liens created pursuant to the Subsidiary Notes;

•	we will not, directly or indirectly, redeem or repay all or any portion of any indebtedness (except for certain permitted indebtedness) if at the time the payment is due or is made or, after giving effect to the payment, an event constituting, or that with the passage of time and without being cured would constitute, an event of default has occurred and is continuing;

•	we will cause each of our subsidiaries to not, directly or indirectly, redeem or repay all or any portion of any indebtedness (except for certain permitted indebtedness), whether by way of payment in respect or principal of (or premium, if any) or interest on, such Indebtedness, other than in accordance with the terms of the Subsidiary Notes;

•	we and certain of our subsidiaries will not redeem, repurchase or pay any dividend or distribution on our respective capital stock without the prior consent of the holders, other than the permitted distributions;

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•	we and our subsidiaries will not redeem, repurchase, or declare or pay any cash dividend or distribution on any of our capital stock (other than dividends paid by wholly-owned subsidiaries to us or to other wholly-owned subsidiaries) if either (i) such subsidiary is a Borrower Subsidiary or (ii) the equity interests of such subsidiary have been pledged to the collateral agent as provided in the security documents;

•	we and our subsidiaries will not sell, lease, assign, transfer or otherwise dispose of any of our assets or any assets of any subsidiary, except for permitted dispositions (including sales, leases or licenses, assignments and other dispositions of intellectual property rights in the ordinary course of business of enforcing and licensing intellectual property rights);

•	we and our subsidiaries will not, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any assets or rights owned or hereafter acquired whether in a single transaction or a series of related transactions, other than sales, leases, licenses, assignments, transfers, conveyances and other dispositions of intellectual property rights in the ordinary course of business of enforcing and licensing intellectual property rights;

•	we and our subsidiaries will not, directly or indirectly, permit any indebtedness to mature or accelerate prior to the Maturity Date;

•	we and our subsidiaries will not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted on the Issuance Date or any business substantially related or incidental thereto and will not modify the corporate structure or purpose provided that an acquisition of intellectual property and related assets which can be used in other industries shall be permitted;

•	we and our subsidiaries will maintain and preserve, their existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary. We shall take all action necessary to prevent any Borrower Subsidiary from becoming insolvent (as such term is defined in the Securities Purchase Agreement). We shall cause each Borrower Subsidiary to pay all accounts payable and other amounts owed by such Borrower Subsidiary (other than indebtedness) when due, except for such amounts as are being contested in good faith and for which adequate reserves have been established and are being maintained by such Borrower Subsidiary in accordance with GAAP;

•	we and our subsidiaries take all action necessary or advisable to maintain all of the intellectual property rights that our Board of Directors, in the good faith exercise of its business judgment, determines are necessary or material to the conduct of our business in full force and effect;

•	we and our subsidiaries will maintain insurance with responsible and reputable insurance companies or associations with respect to properties (including all real properties leased or owned) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated;

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•	we and our subsidiaries will not, directly or indirectly, without the prior written express consent of the holder, lend money or credit (by way of guarantee or otherwise) or make advances to any subsidiary, or purchase or acquire any stock, bonds, notes, debentures or other obligations or securities of, or any other interest in, or make any capital contribution to, any subsidiary (other than (A) a wholly-owned subsidiary (i) that is a Borrower Subsidiary or (ii) the equity interests of which have been pledged to the collateral agent as provided in the security documents or (B) pursuant to the Subsidiary Notes);

•	we and our subsidiaries will not enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any affiliate, except transactions necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable than would be obtainable in a comparable arm’s length transaction with a person that is not an affiliate;

•	we and our subsidiaries will not, directly or indirectly, without the prior written consent of the holders of a majority in aggregate principal amount of the Notes then outstanding, (i) issue any Notes (other than as contemplated by the Securities Purchase Agreement, the Indenture, the Supplemental Indenture and the Notes) or (ii) issue any other securities that would cause a breach or default under the Notes or the Warrants;

•	simultaneously with the acquisition or formation of any new subsidiary, we or the subsidiary shall deliver to the collateral agent, each of the physical stock certificates or other ownership certificates representing all of the equity ownership interest in such new subsidiary; provided, however no certificates shall be delivered or required to be delivered to the extent such delivery results in the new subsidiary being required to file separate financial statements with the SEC (or any other governmental agency) pursuant to Rule 3-16 of Regulation S-X under the Securities Act, in which case, we shall at the time of the formation of the new subsidiary cause it to become a Borrower Subsidiary; and

•	commencing on the date that the closing bid price of our common stock is less than $0.25 (appropriately adjusted for any stock dividend, stock split, stock combination, recapitalizations or other similar transaction occurring after the Issuance Date) and continuing until the average VWAP of the common stock for a period of 10 consecutive trading days is greater than $0.25, we will maintain a balance of restricted cash in a bank account controlled by the collateral agent to exceed the sum of 50% of the principal and accrued and unpaid interest, late charges, if any, and other amounts owed under the Note and the other transaction documents at such time.

Participation Rights

The holders of the Notes are entitled to receive any dividends paid or distributions made to the holders of our common stock on an “as if converted to common stock” basis.

Limitations on Conversion and Issuance

A Note may not be converted and shares of common stock may not be issued under the Notes if, after giving effect to the conversion or issuance, the holder together with its affiliates would beneficially own in excess of 9.99% of our outstanding shares of common stock, or Note Blocker. The Note Blocker may be raised or lowered to any other percentage not in excess of 9.99% at the option of the selling security holder, except that any raise will only be effective upon 61-days’ prior notice to us.

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A Note may not be converted and shares of common stock may not be issued under the Note if the sum of the number of shares of common stock to be issued plus the number of shares of common stock issued under all of the Notes, the Warrants would exceed 18,718,207 shares of our common stock unless we have obtained stockholder approval pursuant to NASDAQ Listing Rule 5635(d) for the issuance of more than 18,718,207 shares of our common stock under the Notes, or the NASDAQ Blocker.

Changes to the Base Indenture

We and the trustee may amend or supplement the base indenture with the consent of each holder of Notes then outstanding (excluding any Notes held by us or any of our subsidiaries). However, any such amendment, waiver or supplement may not amend or waive the subordination provisions contained in the base indenture or in the first supplemental indenture in any manner adverse to the holders of the Notes then outstanding.

Changes to the First Supplemental Indenture

Subject to the provisions in the first supplemental indenture, the first supplemental indenture may be amended by the written consent of Vringo and the holders of a majority of the aggregate principal amount of the Notes then outstanding. Subject to the provisions in the first supplemental indenture, no provision of the first supplemental indenture may be waived other than in writing signed by the party against whom enforcement is sought.

Changes to the Notes

Each Note may not be changed or amended without the prior written consent of the Holder of such Note.

Information Concerning the Trustee

We have appointed Computershare Trust Company, N.A., the trustee under the indenture. The sole duty of the trustee is to act as the Notes registrar. We will act as payment agent under the Notes. The trustee or its affiliates may also provide other services to us in the ordinary course of their business. The indenture provides that if and when the trustee becomes our creditor (or any other obligor under the Notes), the trustee shall be subject to the provisions of the Trust Indenture Act regarding collection of claims against us (or any obligor).

Reports

So long as any Notes are outstanding, we will be required to deliver to the trustee, within 15 calendar days after have filed with the Securities and Exchange Commission, copies of our annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Securities and Exchange Commission may from time to time by rules and regulations prescribe) which we are required to file with the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Exchange Act. Documents filed by us with the Securities and Exchange Commission via its EDGAR system (or any successor thereto) will be deemed to be filed with the trustee as of the time such documents are so filed. In the event we are at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any of the Notes are outstanding we must continue to file with the Securities and Exchange Commission, in accordance with the rules and regulations prescribed from time to time by the Securities and Exchange Commission, such of the supplementary and periodic information, documents and reports which may be required under Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations (unless the Securities and Exchange Commission will not accept such a filing) and make such information available to the trustee, the holders of the Notes, securities analysts and prospective investors.

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Calculations in Respect of the Notes

We will be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the prices of our common stock, the conversion price of the Notes, accrued interest payable on the Notes, the number of shares of our common stock issuable in connection with payments of principal and interest under the Notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of Notes. We will provide a schedule of our calculations to the trustee, and the trustee is entitled to rely conclusively upon the accuracy of our calculations without independent verification.

Certain Stockholder Rights for Holders of Notes

Holders of Notes will be entitled to receive such dividends paid and distributions made to the holders of our common stock to the same extent as if the holders of the Notes had converted the Notes into common stock (without regard to any limitations on conversion contained in the Notes) and had held such shares of common stock on the record date for such dividends and distributions. To the extent a holder’s right to participate in any such dividend or distribution would result in the holder beneficially owning more than the Note Blocker, then the holder will not be entitled to participate in such dividend or distribution to such extent and such dividend or distribution to such extent will be held in abeyance for the benefit of the holder until such time, if ever, as its right thereto would not result in the holder exceeding the Note Blocker.

Form, Denomination and Registration

The Notes will be issued: (i) in certificated form; (ii) without interest coupons; and (iii) in minimum denominations of $1,000 principal amount and whole multiples of $1,000.

Governing Law

The indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflicts of law principles.

Excluded Provisions of the Base Indenture

We have elected, through the first supplemental indenture, that none of the following provisions of the base indenture shall be applicable to the Notes and any analogous provisions (including definitions related thereto) of the first supplemental indenture shall govern:

The following definitions in Section 1.01:

“Business Day”;

“Commission”;

“Conversion Price”;

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“Default”;

“Event of Default”;

“Exchange Act”;

“Interest Payment Date”;

“Person”;

“Security Register”;

“Security Registrar”;

“Securityholder”

“Subsidiary”;

“Voting Stock”;

Section 2.03 (Denominations; Provisions for Interest);

Section 2.05 (Registration of Transfer and Exchange);

Section 2.06 (Temporary Securities);

Section 2.11 (Global Securities);

Article III (Redemption of Securities and Sinking Fund Provisions);

Article IV (Covenants);

Article VI (Remedies of the Trustee and Securityholders on Event of Default);

Section 9.01 (Supplemental Indentures Without Consent of Securityholders);

Section 9.02 (Supplemental Indentures With Consent of Securityholders);

Article X (Successor Entity);

Article XI (Satisfaction and Discharge);

Section 12.01 (No Recourse);

Section 13.02 (Actions by Successor);

Section 13.04 (Notices);

Section 13.08 (Payments on Business Days);

Section 13.12 (Assignment);

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Only the events of default contained in the Notes shall be applicable to the Notes.

Security Agreement

The Notes will be secured by a first priority perfected security interest in certain of our U.S. assets, including the Subsidiary Notes and the security interests securing the Subsidiary Notes pursuant to the Security Agreement in favor of Iroquois Master Fund, L.P. as collateral agent.

Warrants

We are offering Warrants that will entitle the holders of the Warrants to purchase, in aggregate, up to 5,375,000 shares of our common stock. The Warrants will not be exercisable until the six month and one day anniversary of the date of their issuance and will expire 5 years from the date of their issuance. The Warrants will initially be exercisable at an exercise price equal to $1.00, subject to certain adjustments.

The Warrants may be exercised for cash, provided that, if there is no effective registration statement available registering the exercise of the Warrants, the Warrants may be exercised on a cashless basis. This prospectus covers the shares of common stock issuable from time to time upon exercise of the Warrants.

The exercise price of the Warrants is subject to adjustment for stock splits, combinations or similar events. If we sell or issue any securities with “floating” conversion prices based on the market price of our common stock, a holder of a Warrant will have the right thereafter to substitute the “floating” conversion price for the exercise price upon exercise of all or part the Warrant.

Similar to the Notes, the Warrants require “buy-in” payments to be made by us for failure to deliver the shares of common stock issuable upon exercise.

Limitations on Exercise

The Warrants may not be exercised if, after giving effect to the exercise, the holder of the Warrant together with its affiliates would beneficially own in excess of 9.99% of our outstanding shares of common stock, or Warrant Blocker. The Warrant Blocker applicable to the exercise of the Warrants may be raised or lowered to any other percentage not in excess of 9.99%, except that any increase will only be effective upon 61-days’ prior notice to us.

Participation Rights

The holders of the Warrants are entitled to receive any dividends paid or distributions made to the holders of our common stock on an “as if converted to common stock” basis.

Purchase Rights

If we issue options, convertible securities, warrants, stock, or similar securities to holders of our common stock, each holder of a Warrant has the right to acquire the same as if the holder had exercised its Warrant.

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Fundamental Transactions

The Warrants prohibit us from entering into specified transactions involving a change of control, unless the successor entity assumes all of our obligations under the Warrants under a written agreement before the transaction is completed. When there is a transaction involving a permitted change of control, a holder of a Warrant a will have the right to force us to repurchase the holder’s Warrant for a purchase price in cash equal to the Black Scholes value (as calculated under the Warrants) of the then unexercised portion of the Warrant.

Description of Common Stock

Authorized and Outstanding Capital Stock

Our authorized capital stock consists of 150,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value per share, of which none were issued and outstanding. The following description of our common stock does not purport to be complete and should be reviewed in conjunction with our certificate of incorporation and our bylaws.

Common Stock

Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All shares of common stock outstanding as of the date of this prospectus are fully paid and non-assessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Transfer Agent and Registrar

Our shares of common stock are traded on The NASDAQ Capital Market under the symbol “VRNG.” The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock, and do not anticipate paying any cash dividends on our capital stock in the foreseeable future. We currently intend to retain future earnings, if any, to finance our operations and to expand our business. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, operating results, capital requirements and other factors that our board of directors considers appropriate.

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CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, YOU ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS PROSPECTUS SUPPLEMENT IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY YOU FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON YOU UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED; (B) SUCH DISCUSSION IS BEING USED IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) BY THE ISSUERS OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN; AND (C) YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership, and disposition of the Units, Notes, Warrants and shares of our common stock, or Shares, received upon conversion of the Notes or exercise of the Warrants. This discussion is based upon the Internal Revenue Code of 1986, as amended, or Code, Treasury Regulations promulgated thereunder and judicial decisions and administrative interpretations thereof, all as of the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect. No ruling from the Internal Revenue Service (“IRS”) has been or will be sought regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below.

This discussion applies only to a U.S. Holder (as defined below) of Units that acquires the Units pursuant to this offering at the initial offering price and who holds the Units as a capital asset (generally, property held for investment) under the Code. This discussion does not address any U.S. federal estate or gift tax consequences or any state, local or non-U.S. tax consequences. In addition, this discussion does not address all aspects of U.S. federal income taxation that may be applicable to investors in light of their particular circumstances or to investors subject to special treatment under U.S. federal income tax law, including, but not limited to:

•	banks, insurance companies or other financial institutions;

•	persons subject to the alternative minimum tax;

•	cooperatives;

•	tax-exempt organizations;

•	dealers in securities;

•	expatriates;

•	foreign persons or entities;

•	persons deemed to sell the Notes or our Shares under the constructive sale provisions of the Code; or

•	persons that hold the Notes, Warrants or our Shares as part of a straddle, hedge, conversion transaction or other integrated investment.

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If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) owns Units, Notes, Warrants or Shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partners in a partnership that owns the Units, Notes, Warrants or Shares should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.

We encourage investors to consult their tax advisors regarding the specific consequences of an investment in our Notes, Warrants or ownership of our Shares, including tax reporting requirements, the applicability of U.S. federal, state, local and foreign tax laws, eligibility for the benefits of any applicable tax treaty and the effect of any possible changes in the tax laws.

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of a Note, a Warrant or a Share (as applicable) that is, for U.S. federal income tax purposes (i) an individual who is a citizen or resident of the U.S., (ii) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, that is created or organized under the laws of the U.S., any of the States or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust (A) if a court within the U.S. is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of such trust, or (B) that has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes.

Characterization of the Units

We intend to treat each Unit as an “investment unit” for U.S. federal income tax purposes, consisting of a Note and a Warrant. The “issue price” of a Unit will be the first price at which a substantial amount of the Units are sold for cash, excluding sales to bond houses, brokers or similar persons acting as underwriters or wholesalers. The U.S. Treasury Regulations applicable to an investment unit require a U.S. Holder to allocate the issue price of the Unit between the Note and the Warrants that comprise the Unit based on the relative fair market values of each element of the Unit at the time of purchase. After allocating to the Warrants an amount of the Unit’s issue price equal to the Warrants’ fair market value, the remaining portion of the issue price will be allocated to the Note. Such allocation will establish a U.S. Holder’s initial tax basis in a Note and the Warrants.

We intend to take the position that the fair market value of each Warrant is zero and, therefore, will not allocate any portion of the issue price of the Unit to a Warrant and will allocate the entire issue price of the Unit to the Note. Our allocation of the Unit’s issue price between the Notes and the Warrants will be binding on the holder of a Unit, unless the holder explicitly discloses to the IRS (in a statement attached to the holder’s timely filed U.S. federal income tax return for the taxable year that includes the acquisition date of the Unit) that the holder’s allocation of the issue price between the Note and the Warrants is different from our allocation. There can be no assurance, however, that the IRS will respect our determination of the relative fair market values of the Notes and the Warrants. If our determination were successfully challenged by the IRS, the amount, timing and character of income on a Note or Warrant could be different from that resulting under our allocation.

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Taxation of the Notes

Stated Interest on the Notes

A U.S. Holder generally will be required to recognize interest as ordinary income at the time it is paid or accrued on the Notes in accordance with its regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange, Redemption or other Taxable Disposition of the Notes

Except as provided below under “The Notes—Conversion of the Notes”, upon the sale, exchange, redemption or other taxable disposition of a Note, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between (1) the sum of cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued but unpaid interest, which, to the extent not previously included in income, generally will be taxable as ordinary income) and (2) its adjusted tax basis in the Note. A U.S. Holder’s adjusted tax basis in a Note generally will equal the price the U.S. Holder paid for the Note. Such capital gain or loss will be long-term capital gain or loss if, at the time of such taxable disposition, the U.S. Holder has held the Note for more than one year. The deductibility of capital losses is subject to limitations.

Conversion of the Notes

A U.S. Holder generally will not recognize any gain or loss upon the conversion of the Notes (other than upon the receipt of Shares attributable to accrued but unpaid interest, which will be taxable as such). The U.S. Holder’s adjusted tax basis in the Shares received in such a conversion (excluding any Shares attributable to accrued interest) generally will be the same as its adjusted tax basis in the Notes surrendered. The U.S. Holder’s holding period for such Shares (other than Shares attributable to accrued interest) will include its holding period for the Notes that were converted.

The value of any portion of the Shares that is attributable to accrued interest on the Notes not previously recognized in income will be taxed as ordinary income. The tax basis in any Shares attributable to accrued interest will equal the fair market value of such Shares when received. The holding period for any Shares attributable to accrued interest will begin the day after the date of conversion.

Certain Adjustments to the Notes

The conversion rate of the Notes will be adjusted in certain circumstances. Under Section 305(c) of the Code, an adjustment (or the failure to make an adjustment) that has the effect of increasing a U.S. Holder’s proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution to such U.S. Holder for U.S. federal income tax purposes. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the U.S. Holders of the Notes, however, generally will not be deemed to result in such a distribution.

Certain of the possible conversion rate adjustments provided in the Notes will not qualify as being pursuant to such a bona fide reasonable adjustment formula. If such adjustments occur, a U.S. Holder will be deemed to have received a distribution even though it has not received any cash or property as a result of such adjustments. Generally, deemed distributions on the Notes would constitute dividends (and would be included in income as ordinary dividend income) to the extent made out of our current and accumulated earnings and profits, as determined under U.S. federal income tax rules. It is unclear whether such dividends would be eligible for the dividends-received deduction or the reduced maximum rate applicable to qualified dividend income. Distributions in excess of our current and accumulated earnings and profits first will reduce a U.S. Holder’s adjusted tax basis in the Notes and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. Holder. U.S. Holders are urged to consult their tax advisors concerning the tax treatment of such constructive dividends.

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Taxation of the Warrants

Exercise of the Warrants

A U.S. Holder will not recognize gain or loss on the exercise of a Warrant. A U.S. Holder’s initial tax basis in a Share received on the exercise of a Warrant will be equal to the sum of (i) such U.S. Holder’s tax basis in such Warrant plus (ii) the exercise price paid by such U.S. Holder on the exercise of such Warrant. Generally, a U.S. Holder’s holding period for a Share received upon the exercise of a Warrant should begin on the date of exercise (or possibly on the day following the date of exercise) and will not include the period during which the U.S. Holder held the Warrant.

Sale, Exchange or Other Disposition of Warrants

Upon the sale, exchange or other disposition of a Warrant, a U.S. Holder generally will recognize capital gain or loss with respect to the Warrant in an amount equal to the difference between (a) the amount realized on the sale, exchange or other disposition and (b) the U.S. Holder’s tax basis in such Warrant. Such capital gain or loss will be long-term capital gain or loss if the Warrant is held for more than one year at the time of the sale, exchange or other disposition. The deductibility of capital losses is subject to limitations.

Expiration of Warrants Without Exercise

Upon the expiration of a Warrant, a U.S. Holder will recognize a loss in an amount equal to such U.S. Holder’s tax basis in the Warrant. Any such loss generally will be a capital loss if the U.S. Holder’s holding period in the Warrant is deemed to be greater than one year. The deductibility of capital losses is subject to limitations.

Certain Adjustments to the Warrants

Any adjustment to the number of Shares that will be issued on the exercise of a Warrant, or an adjustment to the exercise price of a Warrant, may be treated as a constructive distribution to a U.S. Holder of the Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in the “earnings and profits” or assets of Vringo. An adjustment can be treated as a constructive distribution regardless of whether the U.S. Holder ever exercises the Warrant or receives any cash or property as a result of the adjustment (or, in certain circumstances, a failure to adjust).

Taxation of the Shares Received Upon Conversion of the Notes and Exercise of Warrants

Distributions on the Shares

The gross amount of any distribution made to a U.S. Holder on the Shares generally will be includible in income on the day on which the distributions are actually or constructively received by a U.S. Holder as dividend income to the extent such distributions are paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent that the amount of any distribution exceeds such current and accumulated earnings and profits for a taxable year, the distribution will first be treated as a tax-free return of capital, causing a reduction in the adjusted basis of the Shares, and to the extent the amount of the distribution exceeds such tax basis, the excess will be taxed as capital gain recognized on a sale or exchange.

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Sale, Exchange or Other Disposition of the Shares

A U.S. Holder generally will recognize capital gain or loss on the sale, exchange or other disposition of the Shares equal to the difference between the amount realized on such sale or exchange and the U.S. Holder’s adjusted tax basis in the Shares. Such capital gain or loss will be long-term capital gain or loss if the Shares are held for more than one year at the time of disposition. Please note, a U.S. Holder’s holding period for Shares issued upon conversion of the Notes (other than Shares attributable to accrued interest) will include its holding period for the Notes that were converted. The deductibility of capital losses is subject to limitations.

Medicare Tax

Certain U.S. Holders who are individuals, estates or trusts are required to pay a 3.8 percent tax on, among other things, dividends and capital gains from the sale or other disposition of Notes, Warrants and Shares for taxable years beginning January 1, 2013.

Information Reporting and Backup Withholding

Payments of stated interest or dividends, including deemed payments of constructive dividends, or the proceeds of the sale or other taxable disposition of a Note, a Warrant or a Share generally are subject to information reporting unless the U.S. Holder is an exempt recipient. Such payments may also be subject to U.S. federal backup withholding at the applicable rate if the recipient of such payment fails to supply a taxpayer identification number and otherwise comply with the rules for establishing an exemption from backup withholding. Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules generally will be allowed as a refund or credit against the U.S. Holder’s U.S. federal income tax liability, provided that certain information is timely provided to the IRS.

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PLAN OF DISTRIBUTION

We are offering the Notes, the shares of common stock issuable under the Notes upon conversion or otherwise, the Warrants, and the shares of common stock issuable upon exercise of the Warrants directly to institutional investor purchasers of the Units in a proposed takedown from our shelf registration statement pursuant to this prospectus supplement and the accompanying prospectus.

Confirmations and definitive prospectus supplements will be distributed to all Investors who agree to purchase the Units, informing the Investors of the Closing Date as to the purchase and sale of such Units. We currently anticipate that the Closing of the purchase and sale of the Units will take place on or about May 4, 2015. Investors will also be informed of the date and manner in which they must transmit the purchase price for their Units.

NASDAQ Listing

Our shares of common stock are listed on the NASDAQ Capital Market under the symbol “VRNG.”

New Issue of Notes and Warrants

The Notes and Warrants subject to this prospectus are new issues with no established market. We do not intend to apply for the Notes or Warrants to be listed on any securities exchange or to arrange for such securities to be quoted on any quotations system. No assurance can be given as to the liquidity of the trading market, if any, for the Notes and Warrants.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon by our counsel, Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C.

EXPERTS

The consolidated financial statements of Vringo, Inc. and subsidiaries as of December 31, 2014 and for the year then ended and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report dated March 16, 2015 covering the consolidated financial statements as of December 31, 2014 and for the year then ended contains an explanatory paragraph that the Company has suffered recurring losses from operations and negative cash flows from operating activities and may not have sufficient cash or available sources of liquidity to support operating requirements that raises substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The consolidated financial statements of Vringo, Inc. and subsidiaries as of December 31, 2013 and for each of the years in the two-year period ended December 31, 2013 have been incorporated by reference herein and in the registration statement in reliance upon the report of Somekh Chaikin, a member firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” information in documents we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this prospectus supplement and information that we file later with the Securities and Exchange Commission automatically will update and supersede such information. We hereby incorporate by reference the documents listed below and any future filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed), prior to the termination of the offering of the securities covered by this prospectus supplement, as amended:

•	Current Reports on Form 8-K filed with the Securities and Exchange Commission on May 4, 2015 and January 23, 2015;

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which we filed with the Securities and Exchange Commission on March 16, 2015 and as amended by Amendment No. 1 on Form 10-K/A, which we filed on April 30, 2015;

•	The description of our common stock and public warrants contained in our Registration Statement on Form 8-A, filed on April 29, 2013 (File No. 001-34785), which incorporates by reference the description of the shares of our common stock and public warrants contained in our Registration Statement on Form S-1 (File No. 333-164575) filed on January 29, 2010 and declared effective by the SEC on June 21, 2010, and any amendment or reports filed with the SEC for purposes of updating such description; and

•	All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

We will provide a copy of the documents we incorporate by reference (including exhibits to such filings that we have specifically incorporated by reference in such filings), at no cost, to any person who received this prospectus. To request a copy of any or all of these documents, you should write or telephone us at: Investor Relations, Vringo, Inc., 780 Third Avenue, 12th Floor, New York, New York 10017, (212) 309-2123. In addition, each document incorporated by reference is readily accessible on our website at www.vringoinc.com.

You should rely only on the information provided or incorporated by reference in this prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the cover page of such documents.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission. Our filings are available to the public over the Internet at the Securities and Exchange Commission’s website at www.sec.gov. You may also read and copy, at prescribed rates, any document we file with the Securities and Exchange Commission at the Public Reference Room of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at (800) SEC-0330 for further information on the Securities and Exchange Commission’s Public Reference Room.

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PROSPECTUS

VRINGO, INC.

$100,000,000

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

RIGHTS

PURCHASE CONTRACTS

UNITS

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $100,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock or preferred stock upon conversion of or exchange for the debt securities; common stock upon conversion of or exchange for the preferred stock; common stock, preferred stock or debt securities upon the exercise of warrants, rights or performance of purchase contracts; or any combination of these securities upon the performance of purchase contracts.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the NYSE MKT under the symbol “VRNG.” On August 2, 2012, the last reported sale price of our common stock was $3.16 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NYSE MKT or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 4 of this prospectus under the caption “Risk Factors.” We may include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 2, 2012.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants, rights or purchase contracts to purchase any of such securities, either individually or in units, in one or more offerings, with a total value of up to $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Unless the context otherwise requires, “Vringo,” “the Company,” “we,” “us,” “our” and similar terms refer to Vringo, Inc. and our subsidiaries prior to the merger described below and also include Innovate/Protect, Inc. and its subsidiaries following the merger described below. Unless stated or the context otherwise requires, references in this prospectus to “Innovate/Protect” refer to Innovate/Protect, Inc. and its subsidiaries.

References to “the merger” refer to the transaction consummated on July 19, 2012, by which Innovate/Protect merged with and into a wholly-owned subsidiary of Vringo, which was renamed Innovate/Protect, Inc. Information about the merger is included in our Current Report on Form 8-K filed with the Commission on July 20, 2012 and incorporated by reference herein. See “Where You Can Find More Information” and “Incorporation of Information by Reference.”

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Our Business Strategy

We intend to attempt to maximize the economic benefits of our intellectual property portfolio, add significant talent in technological innovation, and potentially enhance our opportunities for revenue generation through the monetization of our assets, including patents owned by Innovate/Protect and the outcome of the litigation against online search companies.

We expect to undergo changes in connection with the Merger with Innovate/Protect, Inc. as described below. Prior to the Merger, Vringo was engaged in developing software platforms and applications for mobile devices and Innovate/Protect’s business was to maximize, for inventors and investors, the economic benefits of intellectual property assets through acquiring or internally developing patents or other intellectual property assets. Following the Merger, we have enhanced technology capabilities to create, build and deliver mobile applications and services to our handset and mobile operator partners as well as directly to consumers. We believe that the value of each company’s intellectual property portfolio will be enhanced through the combined company’s ability to license and enforce its intellectual property rights.

We will have two key areas of operation:

•	delivery and monetization of mobile social applications, and

•	maximization of the economic benefits of intellectual property.

We have developed a platform for the distribution of mobile applications. We believe that our technology and business relationships will allow us to distribute new applications and services through:

•	mobile operators,

•	handset makers, and

•	application storefronts.

We intend to expand our intellectual property portfolio through both internal development and acquisition. We believe that our experience and liquidity will enable us to expand our intellectual property portfolio as well as create additional intellectually property internally. We intend to monetize our intellectual property through:

•	licensing,

•	strategic partnerships, and

•	litigation.

We continue to actively seek to broaden our intellectual property portfolio. Our philosophy is to seek to acquire intellectual property and technology. We are reviewing portfolio opportunities with a view toward acquiring those which we believe have potential for monetization through licensing opportunities or enforcement. We are actively engaged in due diligence with respect to a number of patent and intellectual property portfolios and are in advanced discussions as to the acquisition of several such portfolios. We will likely need to raise additional capital to make any such acquisition. There is no assurance that we will succeed in acquiring any such portfolios, as to the terms of any such acquisition or that we will successfully monetize any portfolio that we acquire.

Merger with Innovate/Protect

On March 12, 2012, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with VIP Merger Sub, Inc., a Delaware corporation and our wholly-owned subsidiary (“Merger Sub”), and Innovate/Protect, Inc., a Delaware corporation and an intellectual property firm founded in 2011, whose wholly-owned subsidiary, I/P Engine, holds eight patents that were acquired from Lycos Inc. (“Innovate/Protect”), pursuant to which Innovate/Protect merged with and into Merger Sub, with Merger Sub being the surviving corporation renamed Innovate/Protect, Inc. (the “Surviving Corporation”) through an exchange of capital stock of Innovate/Protect for capital stock of Vringo (the “Merger”). The Merger was approved by our stockholders at our annual meeting of stockholders held on July 19, 2012 and we consummated the Merger on July 19, 2012.

In connection with the Merger, we caused to be issued, as of the closing date, our securities to Innovate/Protect’s stockholders in exchange for the capital stock owned by Innovate/Protect stockholders, as follows (the “Merger Consideration”): (i) an aggregate of 18,617,569 shares of our common stock, par value $0.01 per share, (ii) an aggregate of 6,673 shares of our Series A Preferred Stock, par value $0.01 per share, convertible into an aggregate of 20,136,445 shares of common stock, (iii) an aggregate of 8,299,116 Series 1 warrants to purchase up to an aggregate 8,299,116 shares of common stock, with an exercise price of $1.76 per share and expiring on July 19, 2017, and (iv) an aggregate of 7,660,722 Series 2 warrants to purchase up to an aggregate of 7,660,722 shares of common stock, with an exercise price of $1.76 per share and expiring on July 19, 2017. In addition, we assumed an option to purchase an aggregate of 41,178 shares of common stock at an exercise price of $0.994 per share, in exchange for the outstanding and unexercised stock option to purchase shares of Innovate/Protect’s common stock.

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As a result of the consummation of the Merger, as of the closing date, the former stockholders of Innovate/Protect own approximately 55.04% of the outstanding shares of our common stock (or 67.61% of the outstanding shares of our common stock calculated on a fully diluted basis) and our stockholders prior to the Merger own approximately 44.96% of the outstanding shares of our common stock (or 32.39% of the outstanding shares of our common stock calculated on a fully diluted basis) and a change of control may be deemed to have occurred.

For accounting purposes, the Merger is treated as a “reverse acquisition” and Innovate/Protect is considered the accounting acquirer. Accordingly, Innovate/Protect will be reflected as the predecessor and acquirer in our financial statements. Our financial statements will reflect the historical financial statements of Innovate/Protect as our historical financial statements, except for the legal capital which will reflect Vringo's legal capital (common stock).

The financial statements appearing in our Annual Report on Form 10-K, and which are incorporated by reference in this document do not reflect this adjustment, and include the historical financial information of Vringo. The Forms 8-K incorporated by reference herein include both financial information of Innovate/Protect as well as pro forma information intended to show how the Merger might have affected historical financial statements if the Merger had been completed on June 8, 2011, for the purposes of the statements of operations, and March 31, 2012, and December 31, 2011, for the purposes of the balance sheet.

About Vringo

We provide a range of software products for mobile video entertainment, personalization and mobile social applications. Our comprehensive software platforms include applications that allow users to: (i) create, download and share mobile video entertainment content in the form of video ringtones for mobile phones, (ii) create social picture ringtone and ringback content in the form of animated slideshows sourced from their friends’ social networks, (iii) create ReMixed video clips from artists and branded content, and (iv) utilize Fan Loyalty mobile applications for contestant based reality TV shows. Our applications and services have been launched with ten carriers in eight markets. The billing integrations that we have with these operators are of significant strategic value to our operations. In addition, we have deals in place with two of the four largest handset makers in the world. We also believe that social network information and updates will be shared regularly when friends regularly communicate by voice and by text. Our video ringtone solutions and other mobile social and video applications, which encompass a suite of mobile and PC-based tools, enable users to create, download and share video and other social content with ease as part of the normal communication process, and provide our business partners with a consumer-friendly and easy-to-integrate monetization platform. While our current portfolio of applications and services represents what we believe to be cutting edge mobile technology that can work across many operating systems, we recognize that the pace at which the mobile landscape is changing has increased and the two most dominant operating systems are Google’s Android and Apple’s iOS. Moving forward, we intend to develop additional applications and services for these two key operating systems, as well as other dominant smartphone operating systems that may emerge. We believe that we can leverage our existing distribution and relationships to promote apps and services for these two operating systems.

To date, we have developed four different mobile video, personalization and mobile social application platforms:

•	Video Ringtones - our original product platform that allows users to create, download and share mobile entertainment content in the form of video ringtones for mobile phones;

•	Facetones - a visual ringtone experience based on social network pictures from a user’s friends;

•	Video ReMix - an application that allows a user to create his or her own music video by tapping on a smartphone or tablet, in partnership with music artists and brands; and

•	Fan Loyalty - a platform that allows users to obtain video and video ringtones, view information on certain reality television series and stars and vote for contestants.

To develop these platforms, we have leveraged our existing technology, intellectual property and our extensive experience with mobile video, personalization and social applications.

About Innovate/Protect, Inc.

Innovate/Protect is the owner of patent assets acquired from Lycos (the “Lycos Patents”), one of the largest search engine websites of its kind in the mid-late 1990s, with technologies that remain critical to current search platforms. In September 2011, Innovate/Protect through its subsidiary, I/P Engine, initiated a patent infringement lawsuit in the United States District Court for the Eastern District of Virginia against Google, Inc., AOL, Inc., IAC Search & Media, Inc., Gannett Company, Inc. and Target Corporation for unlawfully using systems that incorporate features claimed in two patents owned by I/P Engine. The patents relate to relevance search technology that is used in the search engine industry to produce better search results, and has also become the dominant technology used in search advertising to position high-quality advertisements. Through the strategic combination with Innovate/Protect, we expect to substantially increase our intellectual property portfolio, add significant talent in technological innovation, and be positioned to potentially enhance our opportunities for revenue generation through the monetization of the combined company’s assets.

 Innovate/Protect’s Initial Litigation

As one of the means of realizing the value of the Lycos Patents, on September 15, 2011, Innovate/Protect initiated (through I/P Engine) litigation in the United States District Court, Eastern District of Virginia, against AOL, Inc., Google, Inc., IAC Search & Media, Inc., Gannett Company, Inc., and Target Corporation for patent infringement regarding two of the Lycos Patents (U.S. Patent Nos. 6,314,420 and 6,775,664). The case number is 2:11 CV 512-RAJ/FBS, and is pending in the Norfolk Division.

The court docket for the case, including the parties’ briefs, is publicly available on the Public Access to Court Electronic Records website (“PACER”), www.pacer.gov, which is operated by the Administrative Office of the U.S. Courts.

As described above, the asserted patents relate to relevance filtering technology used in the search engine industry to place high quality advertisements in the best positions on websites and thereby maximizing the potential for generating substantial advertising revenue to the website owner. In this lawsuit, Innovate/Protect alleges that the defendants have used, and continue to use, search and search advertising systems that infringe upon Innovate/Protect’s relevant filtering patents. Innovate/Protect is seeking unspecified compensatory damages, past and future, amounting to no less than reasonable royalties, and attorneys’ fees.

The complaint states that the accused systems use the patented technology by filtering and presenting search and search advertising results based on a combination of (i) an item’s content relevance to a search query; and (ii) click-through rates from prior users relative to that item. For example, the complaint alleges that Google has adopted the patented technology with its use of Quality Score. Google’s search advertising systems filter advertisements by using Quality Score, which is a combination of an advertisement’s content relevance to a search query (e.g., the relevance of the keyword and the matched advertisement to the search query), and click-through rates from prior users relative to that advertisement (e.g., the historical click-through rate of the keyword and matched advertisement).

The complaint alleges that, after adopting the patented technology, Google’s market share significantly grew and its profits from search advertising considerably outpaced those of other pay per click advertising providers. Google also allows third party publishers, for example AOL, IAC, Target and Gannett Media, to display advertising search results in response to search queries made on the third party websites.

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On November 4, 2011, I/P Engine entered into a stipulation with all of the defendants, which provided, among other things, that: (i) I/P Engine would provide the defendants with a preliminary identification of the asserted claims, and representative claim charts, (ii) the defendants would provide an initial production of technical documents; and (iii) the defendants would not move or otherwise seek to transfer or sever any party from the action, or otherwise assert that the Eastern District of Virginia is inconvenient for any reason.

The defendants filed their answers to the complaint on November 14, 2011, and also asserted declaratory judgment counterclaims of non-infringement and invalidity. On November 28, 2011, all defendants (except AOL, which asserted no such allegation) amended their counterclaims to remove an allegation of unenforceability. On December 5, 2011, I/P Engine filed answers to AOL’s counterclaims. On December 9, 2011, I/P Engine filed answers to the counterclaims of the remaining defendants.

On February 15, 2012, the Court entered a scheduling order in the case setting the claim construction hearing for June 4, 2012 and trial for October 16, 2012. The claim construction hearing is commonly referred to as a Markman hearing after the Supreme Court case that explained the process by which courts must determine the meaning of particular terms or phrases with the claims asserted in the patent-in-suit. The claims in a patent are what determine the scope of the patent’s right to exclude infringing technology. Each claim comprises a set of limitations: specific terms or phrases that define the technology covered by the claim. The parties will apply that claim construction when presenting the case to the jury.

On March 15, 2012, Google submitted a request to the USPTO for ex parte reexamination of U.S. Patent No. 6,314,420, one of the two patents-in-suit. The request was deposited on March 16, 2012 and was assigned Control No. 90/009,991. Innovate/Protect expected Google to seek reexamination and believes this request is a standard and typical tactic used by defendants in patent litigation cases. The filing of a request for reexamination is the first step in a process that ordinarily takes several years. On April 26, 2012, the USPTO vacated Google’s request for ex parte reexamination for failing to follow to the requirements set forth in the USPTO’s regulations. On May 24, 2012, Google submitted their request to the USPTO. This resubmission purports to address the issues identified by the USPTO. On July 18, 2012 the USPTO issued a determination ordering a reexamination. Google’s request has not resulted in any delay of the dates set out in the Court's scheduling order dated February 15, 2012.

Discovery has commenced; the parties have served and responded to written discovery requests and have produced documents. Further discovery, including depositions, is expected to occur in the next few months. Near the end of discovery, the parties will exchange expert reports. Innovate/Protect expects that defendants will make several attempts to avoid trial.

Within the Markman, or claim construction process, the court reviewed the parties competing definitions for specific terms within the asserted claims. Both parties submitted two rounds of briefing to the court that provided arguments for their proposed definitions. The opening claim construction briefs were filed on April 12, 2012, and the responsive claim construction briefs were filed on May 3, 2012. At the Markman hearing on June 4, 2012, the court heard arguments from both sides in support of their positions. On June 15, 2012, the court issued a Memorandum Opinion & Order providing binding definitions for the contested terms. The court’s definitions to the patent claims established the boundary markings of the claimed technology and inform both parties’ expert reports and testimony as well as the parties’ arguments to the jury. The court’s Memorandum Opinion & Order construing the contested terms is publicly available on the Public Access to Court Electronic Records (PACER) electronic public access service at http://www.pacer.uscourts.gov/, and was also filed by Vringo with the Securities and Exchange Commission.

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Corporate Information

Vringo is headquartered in New York, New York and was incorporated in Delaware in 2006. Vringo’s principal offices are located at 44 West 28th Street, Suite 1414, New York, New York 10001 and its telephone number is (646) 525-4319. Vringo’s principal website is www.vringo.com. The information on or that can be accessed through Vringo’s website is not part of this prospectus. Vringo’s common stock is listed on the NYSE MKT and trades under the symbol “VRNG.”

Offerings Under This Prospectus

Under this prospectus, we may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants, rights or purchase contracts to purchase any of such securities, either individually or in units, with a total value of up to $100,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion or sinking fund terms, if any;

•	voting or other rights, if any; and

•	conversion or exercise prices, if any.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

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We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

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RISK FACTORS

Investing in our securities involves significant risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors set forth below, together with all of the other information contained or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K on file with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

Risks Relating to the Merger

The failure to integrate successfully the businesses of Vringo and Innovate/Protect in the expected timeframe could adversely affect the combined company’s future results following the completion of the Merger.

The success of the Merger will depend, in large part, on the ability of the combined company to realize the anticipated benefits from combining the businesses of Vringo and Innovate/Protect.

The failure to integrate successfully and to manage successfully the challenges presented by the integration process may result in the combined company’s failure to achieve some or all of the anticipated benefits of the Merger.

Potential difficulties that may be encountered in the integration process include the following:

•	using the combined company’s cash and other assets efficiently to develop the business of the combined company;

•	appropriately managing the liabilities of the combined company;

•	potential unknown or currently unquantifiable liabilities associated with the Merger and the operations of the combined company;

•	potential unknown and unforeseen expenses, delays or regulatory conditions associated with the Merger; and

•	performance shortfalls at one or both of the companies as a result of the diversion of management’s attention caused by completing the Merger and integrating the companies’ operations.

We may not realize the potential value and benefits created by the Merger.

The success of the Merger will depend, in part, on our ability to realize the expected potential value and benefits created from integrating Vringo’s existing business with Innovate/Protect’s business, which includes the maximization of the economic benefits of the combined company’s intellectual property portfolio. The integration process may be complex, costly, and time-consuming. The difficulties of integrating the operations of Innovate/Protect’s business could include, among others:

•	failure to implement our business plan for the combined business;

•	unanticipated issues in integrating the business of both companies;

•	potential lost sales and customers if any customer of Vringo decides not to do business with us after the Merger;

•	loss of key employees with knowledge of Vringo’s historical business and operations;

•	unanticipated changes in applicable laws and regulations; and

•	other unanticipated issues, expenses, or liabilities that could impact, among other things, our ability to realize any expected benefits on a timely basis, or at all.

We may not accomplish the integration of Vringo’s and Innovate/Protect’s businesses smoothly, successfully, or within the anticipated costs or time frame. The diversion of the attention of management from our current operations to the integration effort and any difficulties encountered in combining businesses could prevent us from realizing the full expected potential value and benefits to result from the Merger and could adversely affect our business. In addition, the integration efforts could divert the focus and resources of our management from other strategic opportunities and operational matters during the integration process.

We will be dependent on certain key personnel, and the loss of these key personnel could have a material adverse effect on our business, financial condition and results of operations.

Our success and future prospects largely depend on the skills, experience and efforts of our key personnel, including Andrew D. Perlman, our Chief Executive Officer, and Andrew Kennedy Lang, our Chief Technology Officer and President. The loss of Messrs. Perlman or Lang or other executives of our company, or our failure to retain other key personnel, would jeopardize our ability to execute our strategic plan and materially harm our business.

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The Merger resulted in changes to our board of directors and we may pursue different strategies than either Vringo or Innovate/Protect may have pursued independently.

The composition of our board of directors has changed in accordance with the Merger Agreement. Following the completion of the Merger, our board of directors now consists of seven members, including Seth M. Siegel, as Chairman, Andrew D. Perlman, John Engelman, Andrew Kennedy Lang, Alexander R. Berger, Donald E. Stout and H. Van Sinclair. Currently, it is anticipated that we will maximize the economic benefits of our intellectual property portfolio, add significant talent in technological innovation and potentially enhance our opportunities for revenue generation through the monetization of our company’s assets. However, because the composition of our board of directors will consist of directors from both Vringo and Innovate/Protect, we may determine to pursue certain business strategies that neither Vringo nor Innovate/Protect would have pursued independently.

Ownership of our common stock may be highly concentrated, and it may prevent you and other stockholders from influencing significant corporate decisions and may result in conflicts of interest that could cause our stock price to decline.

After giving effect to the Merger, our executive officers and directors beneficially own or control approximately 38.4% of our company. Accordingly, these executive officers and directors, acting individually or as a group, will have substantial influence over the outcome of a corporate action requiring stockholder approval, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets or any other significant corporate transaction. These stockholders may also exert influence in delaying or preventing a change in control of our company, even if such change in control would benefit our other stockholders. In addition, the significant concentration of stock ownership may adversely affect the market value of our common stock due to investors’ perception that conflicts of interest may exist or arise.

Our success will depend in part on relationships with third parties, which relationships may be affected by third-party preferences or public attitudes about the Merger. Any adverse changes in these relationships could adversely affect our business, financial condition, or results of operations.

Our success will be dependent on our ability to maintain and renew the business relationships of both Vringo and Innovate/Protect and to establish new business relationships. There can be no assurance that our management will be able to maintain such business relationships, or enter into or maintain new business contracts and other business relationships, on acceptable terms, if at all. The failure to maintain important business relationships could have a material adverse effect on our business, financial condition, or results of operations.

Our future results may differ materially from the unaudited pro forma financial statements presented in connection with the Merger and the financial forecasts prepared by Vringo and Innovate/Protect in connection with discussions concerning the Merger.

Our future results may be materially different from those shown in the unaudited pro forma combined financial statements prepared in connection with the Merger, which show only a combination of the historical results of Vringo and Innovate/Protect prepared by Vringo and Innovate/Protect in connection with discussions concerning the Merger. We expect to incur significant costs associated with the completion of the Merger and combining the operations of the two companies. The exact magnitude of these costs are not yet known, but are estimated to be approximately $0.9 million. Furthermore, these costs may decrease the capital that we could use for continued development of our business in the future or may cause us to seek to raise new capital sooner than expected.

We will require additional capital to support our present business plan and our anticipated business growth, and such capital may not be available on acceptable terms, or at all, which would adversely affect our ability to operate.

Based on our current operating plans, the current resources of the combined company, together with existing funding commitments, are expected to be sufficient to fund its planned operations at least for the coming twelve months. We may need to raise additional funds in connection with any acquisitions of patent portfolios or other intellectual property assets that we pursue. Any such financing that we undertake will likely be dilutive to Vringo’s current stockholders.

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On June 1, 2012, Hudson Bay committed, subject to the terms and conditions of a commitment letter agreement, that, at any time within 18 months following the closing of the Merger and upon the request of Innovate/Protect, it, or, at its election, one or more of its affiliated funds or entities shall provide debt financing to Innovate/Protect in the aggregate principal amount of up to $6,000,000. Hudson Bay’s commitment shall be reduced, on a dollar for dollar basis, by (i) any cash or capital raised by any of the Vringo entities, including, without limitation, through the issuance of any debt, equity and/or securities convertible, exercisable or exchangeable into equity of any of the Vringo entities or the incurrence of indebtedness by any of the Vringo entities and (ii) any cash received by any Vringo entity in connection with the exercise of any of its outstanding warrants. Any such financing provided under such facility will be in the form of senior secured notes at an interest rate of the greater of (i) LIBOR plus 300 basis points and (ii) 8% per annum with a maturity of seven years after issuance. In addition, both Innovate/Protect and the holder of the notes will be able to require redemption of all or any portion of the Notes at any time after 18 months following the consummation of the Merger, subject to an interest make-whole through maturity. In addition to other covenants to be mutually agreed between Innovate/Protect and Hudson Bay, the Vringo entities will not spend cash during any calendar quarter while any notes are outstanding at a rate greater than the amount specified in the capital budget of Vringo and its subsidiaries, prepared on a combined basis, agreed to by Hudson Bay, without the prior written consent of Hudson Bay. The obligations of Hudson Bay or any of its affiliated funds under the commitment letter agreement will be subject to certain conditions set forth in the commitment letter agreement and will terminate as described below. Such obligations, when incurred, will be guaranteed by each of the Vringo entities and secured by a first priority lien on all assets of the Vringo entities. Although the combined company has access to up to $6,000,000 of financing under this facility if it meets the conditions to the commitment, it intends not to draw down any amounts under this facility and instead will attempt to raise additional capital through equity or equity-linked financings as well as through the exercise of its outstanding warrants.

We intend to continue to make investments to support our business growth, including patent or other intellectual property asset creation. In addition, we may also need additional funds to respond to business opportunities and challenges, including our ongoing operating expenses, protecting our assets, satisfying debt payment obligations, developing new lines of business and enhancing our operating infrastructure. While we will need to seek additional funding, we may not be able to obtain financing on acceptable terms, or at all. In addition, the terms of our financings may be dilutive to, or otherwise adversely affect, holders of our common stock. We may also seek additional funds through arrangements with collaborators or other third parties. We may not be able to negotiate arrangements on acceptable terms, if at all. If we are unable to obtain additional funding on a timely basis, we may be required to curtail or terminate some or all of our business plans.

In addition, the rights of the holders of Vringo preferred stock could adversely affect the combined company’s ability to raise additional funds, in particular, because the Vringo preferred stock contains a covenant prohibiting Vringo, for a period of 18 months following the closing, from incurring indebtedness senior to the Vringo preferred stock in excess of $6 million in the aggregate (including the then outstanding principal amount of existing Innovate/Protect indebtedness); provided, that, this covenant shall not apply to indebtedness secured by assets of Vringo acquired after the closing in which the lender expressly subordinates to the holder of the Vringo preferred stock. As of June 30, 2012, the indebtedness of Vringo and Innovate/Protect were zero and $3.2 million, respectively. Therefore, following the consummation of the Merger, Vringo may incur up to $2.8 million of debt senior to the Vringo preferred stock without violating the provisions of the Vringo preferred stock (in addition to any amounts up to $6,000,000 that may be drawn down by Innovate/Protect under the Hudson Bay debt facility).

Our business and financial condition could be constrained by the debt incurred in connection with the Merger.

On July 19, 2012, in connection with the consummation of the Merger and in accordance with the Merger Agreement, Vringo entered into an Amended and Restated Pledge and Security Agreement and an Amended and Restated Guaranty with each of its subsidiaries to guaranty the obligations of Innovate/Protect under that certain Amended and Restated Senior Secured Promissory Note (the “Secured Note”), dated July 19, 2012, by and between Innovate/Protect and Hudson Bay. As of the Closing Date, the outstanding balance under the Secured Note was $3.2 million. The Secured Note accrues interest at 0.46% per annum and matures on June 22, 2013. From and after the date upon which (i) Vringo and its subsidiaries have more than $15,000,000 in the aggregate of cash and cash equivalents, Hudson Bay may require Vringo to redeem up to 50% of the outstanding principal amount of the Secured Note, (ii) Vringo and its subsidiaries have more than $20,000,000 in the aggregate of cash and cash equivalents, Hudson Bay may require Vringo to redeem up to 100% of the outstanding principal of the Secured Note, and (iii) Vringo and its subsidiaries receive proceeds in excess of $500,000 in the aggregate from the issuance of any equity or indebtedness, Hudson Bay may require Vringo to redeem the outstanding principal under the note in an amount equal to up to 20% of the proceeds of the issuance of any such equity or indebtedness. In addition, the Secured Note provides that in the event of a change of control, Hudson Bay may require Vringo to redeem all or any portion of the Secured Note at a price in cash equal to 125% of the amount redeemed. Innovate/Protect has granted Hudson Bay a security interest in all of its tangible and intangible personal property (including the Lycos’s patents) to secure its obligations under the Secured Note. In connection with the Merger, Vringo assumed the Secured Note and guarantied the obligations thereunder.

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In addition, on June 1, 2012, Hudson Bay committed, subject to the terms and conditions of a commitment letter agreement, that, at any time within 18 months following the closing of the Merger and upon the request of Innovate/Protect, it or, at its election, one or more of its affiliated funds or entities shall provide debt financing to Innovate/Protect in the aggregate principal amount of up to $6,000,000. Hudson Bay’s commitment shall be reduced, on a dollar for dollar basis, as described above. Any such financing provided under such facility will be in the form of senior secured notes at an interest rate of the greater of (i) LIBOR plus 300 basis points and (ii) 8% per annum with a maturity of seven years after issuance. In addition, both Innovate/Protect and the holder of the notes will be able to require redemption of all or any portion of the Notes at any time after 18 months following the consummation of the Merger, subject to an interest make-whole through maturity. In addition to other covenants to be mutually agreed between Innovate/Protect and Hudson Bay, the Vringo entities will not spend cash during any calendar quarter while any notes are outstanding at a rate greater than the amount specified in the capital budget of Vringo and its subsidiaries, prepared on a combined basis, agreed to by Hudson Bay, without the prior written consent of Hudson Bay. The obligations of Hudson Bay or any of its affiliated funds under the commitment letter agreement will be subject to certain conditions set forth in the commitment letter agreement and will terminate automatically and immediately upon the earlier to occur of (a) the termination of the Merger Agreement pursuant to its terms, (b) any default under or acceleration prior to maturity of any indebtedness of any Vringo entity, (c) the failure of any Vringo entity to satisfy any of the conditions set forth in the commitment letter agreement, (d) any event, which, if occurring prior to the closing of the Merger, would have resulted in the failure of the conditions set forth in Section 6.2(f) (Litigation) and 6.2(j) (Patents) of the Merger Agreement to be satisfied, (e) upon written notice to terminate the commitment letter agreement delivered by Innovate/Protect to Hudson Bay or (f) 18 months after the consummation of the Merger.

In connection with the Merger, Vringo guaranteed the senior secured note and any financing drawn down under new facility. This could have a material adverse effect on our financial condition following the Merger, including limiting our ability to incur additional indebtedness, limiting our available funds for future operations and making us vulnerable to economic or industry downturns.

The price of our common stock following the Merger may be affected by factors different from those previously affecting the shares of Vringo.

Upon completion of the Merger, holders of Innovate/Protect capital stock became holders of Vringo common stock and preferred stock. The business of Vringo differs from the business of Innovate/Protect and, accordingly, our results of operations and the trading price of our common stock following the completion of the Merger may be significantly affected by factors different from those previously affecting the independent results of operations of Vringo because the combined company will be conducting activities not undertaken by Vringo prior to the completion of the Merger.

Material weaknesses may exist when we report on the effectiveness of our internal control over financial reporting for purposes of our reporting requirements.

Prior to the Merger, Innovate/Protect was not subject to most provisions of Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”). Therefore, Innovate/Protect’s management and independent registered public accounting firm did not perform an evaluation of Innovate/Protect’s internal control over financial reporting as of December 31, 2011 in accordance with the provisions of Sarbanes-Oxley. Following the completion of the Merger, we will be required to provide management’s report on internal control over financial reporting in our Annual Report on Form 10-K for the year ending December 31, 2012, as required by Section 404 of Sarbanes-Oxley. Material weaknesses may exist when we report on the effectiveness of our internal control over financial reporting for purposes of our reporting requirements under the Exchange Act or Section 404 of Sarbanes-Oxley. The existence of one or more material weaknesses would preclude a conclusion that we maintain effective internal control over financial reporting. Such a conclusion would be required to be disclosed in our future Annual Reports on Form 10-K and could impact the accuracy and timing of our financial reporting and the reliability of our internal control over financial reporting, which could harm our reputation and cause the market price of our common stock to drop.

We do not expect to pay cash dividends on our common stock.

We anticipate that the combined company will retain its earnings, if any, for future growth and therefore do not anticipate paying cash dividends on our common stock in the future. Investors seeking cash dividends should not invest in our common stock for that purpose.

Anti-takeover provisions in our charter and bylaws may prevent or frustrate attempts by stockholders to change the board of directors or current management and could make a third-party acquisition of our company difficult.

Our certificate of incorporation and bylaws contains provisions that may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could limit the price that investors might be willing to pay in the future for shares of our common stock.

Risks Related to Innovate/Protect’s Business

Innovate/Protect’s limited operating history makes it difficult to evaluate its current business and future prospects.

Innovate/Protect is a development stage company and has generated no revenue to date and has only incurred expenses. Innovate/Protect was incorporated in June 2011, at which time it acquired its first and only patent assets. To date, Innovate/Protect’s business has consisted entirely of prosecution of the Litigation. Innovate/Protect’s efforts to license existing patents and develop new patents are still in development. Therefore, Innovate/Protect not only has a very limited operating history, but also a very limited track record in executing its business model which includes, among other things, creating, prosecuting, licensing, litigating or otherwise monetizing its patent assets. Innovate/Protect limited operating history makes it difficult to evaluate its current business model and future prospects.

In light of the costs, uncertainties, delays and difficulties frequently encountered by companies in the early stages of development with no operating history, there is a significant risk that Innovate/Protect will not be able to:

•	implement or execute its current business plan, or demonstrate that its business plan is sound; and/or

•	raise sufficient funds in the capital markets to effectuate its business plan.

If Innovate/Protect cannot execute any one of the foregoing or similar matters relating to its operations, its business may fail.

Innovate/Protect is presently reliant exclusively on the patent assets it acquired at its formation. If Innovate/Protect is unable to license or otherwise monetize such assets and generate revenue and profit through those assets or by other means, there is a significant risk that Innovate/Protect’s business would fail.

At Innovate/Protect’s formation in June 2011, Innovate/Protect acquired a portfolio of patent assets from Lycos that Innovate/Protect plans to license or otherwise monetize. If Innovate/Protect’s efforts to generate revenue from such assets fail, Innovate/Protect will have incurred significant losses and may be unable to acquire additional assets. If this occurs, Innovate/Protect’s business would likely fail.

Innovate/Protect has commenced legal proceedings against the owners of certain online search engines and other companies, and Innovate/Protect expects such litigation to be time-consuming and costly, which may adversely affect Innovate/Protect’s financial condition and its ability to operate its business.

To license or otherwise monetize the patent assets Innovate/Protect acquired from Lycos, Innovate/Protect has commenced legal proceedings against the owners of online search engines and other companies (including AOL, Inc., Google, Inc., IAC Search & Media, Inc., Gannett Company, Inc., and Target Corporation) pursuant to which Innovate/Protect alleges that such companies infringe on one or more of Innovate/Protect’s patents. Innovate/Protect’s viability is highly dependent on the outcome of this litigation, and there is a risk that Innovate/Protect may be unable to achieve the results it desires from such litigation, which failure would harm Innovate/Protect’s business to a great degree. In addition, the defendants in this litigation are much larger than Innovate/Protect and have substantially more resources than Innovate/Protect does, which could make Innovate/Protect’s litigation efforts more difficult.

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Innovate/Protect anticipates that these legal proceedings may continue for several years and may require significant expenditures for legal fees and other expenses. Disputes regarding the assertion of patents and other intellectual property rights are highly complex and technical. Once initiated, Innovate/Protect may be forced to litigate against others to enforce or defend Innovate/Protect’s intellectual property rights or to determine the validity and scope of other parties’ proprietary rights. The defendants or other third parties involved in the lawsuits in which Innovate/Protect is involved may allege defenses and/or file counterclaims in an effort to avoid or limit liability and damages for patent infringement. If such defenses or counterclaims are successful, they may preclude Innovate/Protect’s ability to derive licensing revenue from the patents. A negative outcome of any such litigation, or one or more claims contained within any such litigation, could materially and adversely impact Innovate/Protect’s business. Additionally, Innovate/Protect anticipates that its legal fees and other expenses will be material and will negatively impact Innovate/Protect’s financial condition and results of operations and may result in its inability to continue its business. Innovate/Protect estimates that its legal fees over the next twelve months will be approximately $2.9 million. Expenses thereafter are dependent on the outcome of the Litigation; in the event the case is appealed, legal fees over the course of the subsequent twelve months would be approximately $1.2 million. Innovate/Protect’s failure to monetize its patent assets would significantly harm its business.

While Innovate/Protect believes that the patents acquired from Lycos are infringed by the defendants in the litigation, there is a risk that a court will find the patents invalid, not infringed or unenforceable and/or that the U.S. Patent Office will either invalidate the patents or materially narrow the scope of their claims during the course of a re-examination. In addition, even with a positive trial court verdict, the patent may be invalidated, found not infringed or rendered unenforceable on appeal. This risk may occur either presently in Innovate/Protect’s initial litigation or from time to time in connection with future litigations Innovate/Protect may bring. If this were to occur, it would have a material adverse effect on the viability of its company and its operations.

Innovate/Protect believes that certain online search engines infringe on at least two of its patents, but recognizes that obtaining and collecting a judgment against such infringers may be difficult or impossible. Patent litigation is inherently risky and the outcome is uncertain. Some of the parties Innovate/Protect believes infringe on Innovate/Protect’s patents are large and well-financed companies with substantially greater resources than Innovate/Protect. Innovate/Protect believes that these parties would devote a substantial amount of resources in an attempt to avoid or limit a finding that they are liable for infringing Innovate/Protect’s patents or, in the event liability is found, to avoid or limit the amount of associated damages. In addition there is a risk that these parties may file re-examinations or other proceedings with the USPTO or other government agencies in an attempt to invalidate, narrow the scope or render unenforceable the patents Innovate/Protect acquired from Lycos.

At this time, Innovate/Protect cannot predict the outcome of such potential litigation or administrative action, and if Innovate/Protect is unsuccessful in its litigation efforts for any reason, Innovate/Protect’s business would be significantly harmed.

Moreover, in connection with any of Innovate/Protect’s present or future patent enforcement actions, it is possible that a defendant may request and/or a court may rule that Innovate/Protect has violated statutory authority, regulatory authority, federal rules, local court rules, or governing standards relating to the substantive or procedural aspects of such enforcement actions. In such event, a court may issue monetary sanctions against Innovate/Protect or its operating subsidiaries or award attorneys’ fees and/or expenses to one or more defendants, which could be material, and if Innovate/Protect or its subsidiaries are required to pay such monetary sanctions, attorneys’ fees and/or expenses, such payment could materially harm Innovate/Protect’s operating results and its financial position.

In addition, it is difficult in general to predict the outcome of patent enforcement litigation at the trial level. There is a higher rate of appeals in patent enforcement litigation than more standard business litigation. Such appeals are expensive and time-consuming, and the outcomes of such appeals are sometimes unpredictable, resulting in increased costs and reduced or delayed revenue.

Finally, Innovate/Protect believes that the more prevalent patent enforcement actions become, the more difficult it will be for Innovate/Protect to license its patents without engaging in litigation. As a result, Innovate/Protect may need to increase the number of its patent enforcement actions to cause infringing companies to license the patent or pay damages for lost royalties. This will adversely affect Innovate/Protect’s operating results due to the high costs of litigation and the uncertainty of the results.

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Innovate/Protect may seek to internally develop additional new inventions and intellectual property, which would take time and would be costly. Moreover, the failure to obtain or maintain intellectual property rights for such inventions would lead to the loss of Innovate/Protect’s investments in such activities.

Members of our management team have significant experience as inventors. As such, part of Innovate/Protect’s business may include the internal development of new inventions or intellectual property that Innovate/Protect will seek to monetize. However, this aspect of Innovate/Protect’s business would likely require significant capital and would take time to achieve. Such activities could also distract our management team from its present business initiatives, which could have a material and adverse effect on Innovate/Protect’s business. There is also the risk that Innovate/Protect’s initiatives in this regard would not yield any viable new inventions or technology, which would lead to a loss of Innovate/Protect’s investments in time and resources in such activities.

In addition, even if Innovate/Protect is able to internally develop new inventions, in order for those inventions to be viable and to compete effectively, Innovate/Protect would need to develop and maintain, and it would heavily rely on, a proprietary position with respect to such inventions and intellectual property. However, there are significant risks associated with any such intellectual property Innovate/Protect may develop principally including the following:

•	patent applications Innovate/Protect may file may not result in issued patents or may take longer than Innovate/Protect expects to result in issued patents;

•	Innovate/Protect may be subject to interference proceedings;

•	Innovate/Protect may be subject to opposition proceedings in the U.S. or foreign countries;

•	any patents that are issued to Innovate/Protect may not provide meaningful protection;

•	Innovate/Protect may not be able to develop additional proprietary technologies that are patentable;

•	other companies may challenge patents issued to Innovate/Protect;

•	other companies may have independently developed and/or patented (or may in the future independently develop and patent) similar or alternative technologies, or duplicate Innovate/Protect’s technologies;
•	other companies may design around technologies Innovate/Protect has developed; and

•	enforcement of Innovate/Protect’s patents would be complex, uncertain and very expensive.

Innovate/Protect cannot be certain that patents will be issued as a result of any future applications, or that any of Innovate/Protect’s patents, once issued, will provide Innovate/Protect with adequate protection from competing products. For example, issued patents may be circumvented or challenged, declared invalid or unenforceable, or narrowed in scope. In addition, since publication of discoveries in scientific or patent literature often lags behind actual discoveries, Innovate/Protect cannot be certain that it will be the first to make its additional new inventions or to file patent applications covering those inventions. It is also possible that others may have or may obtain issued patents that could prevent Innovate/Protect from commercializing Innovate/Protect’s products or require Innovate/Protect to obtain licenses requiring the payment of significant fees or royalties in order to enable Innovate/Protect to conduct its business. As to those patents that Innovate/Protect may license or otherwise monetize, Innovate/Protect’s rights will depend on maintaining its obligations to the licensor under the applicable license agreement, and Innovate/Protect may be unable to do so. Innovate/Protect’s failure to obtain or maintain intellectual property rights for Innovate/Protect’s inventions would lead to the loss Innovate/Protect’s investments in such activities, which would have a material and adverse effect on Innovate/Protect’s company.

Moreover, patent application delays could cause delays in recognizing revenue from Innovate/Protect’s internally generated patents and could cause Innovate/Protect to miss opportunities to license patents before other competing technologies are developed or introduced into the market.

New legislation, regulations or court rulings related to enforcing patents could harm Innovate/Protect’s business and operating results.

If Congress, the United States Patent and Trademark Office or courts implement new legislation, regulations or rulings that impact the patent enforcement process or the rights of patent holders, these changes could negatively affect Innovate/Protect’s business model. For example, limitations on the ability to bring patent enforcement claims, limitations on potential liability for patent infringement, lower evidentiary standards for invalidating patents, increases in the cost to resolve patent disputes and other similar developments could negatively affect Innovate/Protect’s ability to assert its patent or other intellectual property rights.

In addition, on September 16, 2011, the Leahy-Smith America Invents Act (or the Leahy-Smith Act), was signed into law. The Leahy-Smith Act includes a number of significant changes to United States patent law. These changes include provisions that affect the way patent applications will be prosecuted and may also affect patent litigation. The U.S. Patent Office is currently developing regulations and procedures to govern administration of the Leahy-Smith Act, and many of the substantive changes to patent law associated with the Leahy-Smith Act will not become effective until one year or 18 months after its enactment. Accordingly, it is too early to tell what, if any, impact the Leahy-Smith Act will have on the operation of Innovate/Protect’s business. However, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of patent applications and the enforcement or defense of Innovate/Protect’s issued patents, all of which could have a material adverse effect on Innovate/Protect’s business and financial condition.

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Further, and in general, it is impossible to determine the extent of the impact of any new laws, regulations or initiatives that may be proposed, or whether any of the proposals will become enacted as laws. Compliance with any new or existing laws or regulations could be difficult and expensive, affect the manner in which Innovate/Protect conducts its business and negatively impact Innovate/Protect’s business, prospects, financial condition and results of operations.

Innovate/Protect’s acquisitions of patent assets may be time consuming, complex and costly, which could adversely affect Innovate/Protect’s operating results.

Acquisitions of patent or other intellectual property assets, which are and will be critical to Innovate/Protect’s business plan, are often time consuming, complex and costly to consummate. Innovate/Protect may utilize many different transaction structures in its acquisitions and the terms of such acquisition agreements tend to be heavily negotiated. As a result, Innovate/Protect expects to incur significant operating expenses and will likely be required to raise capital during the negotiations even if the acquisition is ultimately not consummated. Even if Innovate/Protect is able to acquire particular patent assets, there is no guarantee that Innovate/Protect will generate sufficient revenue related to those patent assets to offset the acquisition costs. While Innovate/Protect will seek to conduct confirmatory due diligence on the patent assets Innovate/Protect is considering for acquisition, Innovate/Protect may acquire patent assets from a seller who does not have proper title to those assets. In those cases, Innovate/Protect may be required to spend significant resources to defend Innovate/Protect’s interest in the patent assets and, if Innovate/Protect is not successful, its acquisition may be invalid, in which case Innovate/Protect could lose part or all of its investment in the assets.

Innovate/Protect may also identify patent or other intellectual property assets that cost more than Innovate/Protect is prepared to spend with its own capital resources. Innovate/Protect may incur significant costs to organize and negotiate a structured acquisition that does not ultimately result in an acquisition of any patent assets or, if consummated, proves to be unprofitable for Innovate/Protect. These higher costs could adversely affect Innovate/Protect’s operating results, and if Innovate/Protect incurs losses, the value of its securities will decline.

In addition, Innovate/Protect may acquire patents and technologies that are in the early stages of adoption in the commercial, industrial and consumer markets. Demand for some of these technologies will likely be untested and may be subject to fluctuation based upon the rate at which Innovate/Protect’s licensees will adopt its patents and technologies in their products and services. As a result, there can be no assurance as to whether technologies Innovate/Protect acquires or develops will have value that it can monetize.

In certain acquisitions of patent assets, Innovate/Protect may seek to defer payment or finance a portion of the acquisition price. This approach may put Innovate/Protect at a competitive disadvantage and could result in harm to Innovate/Protect’s business.

Innovate/Protect has limited capital and may seek to negotiate acquisitions of patent or other intellectual property assets where Innovate/Protect can defer payments or finance a portion of the acquisition price. These types of debt financing or deferred payment arrangements may not be as attractive to sellers of patent assets as receiving the full purchase price for those assets in cash at the closing of the acquisition. As a result, Innovate/Protect might not compete effectively against other companies in the market for acquiring patent assets, many of whom have greater cash resources than Innovate/Protect has. In addition, any failure to satisfy Innovate/Protect’s debt repayment obligations may result in adverse consequences to its operating results.

Any failure to maintain or protect Innovate/Protect’s patent assets or other intellectual property rights could significantly impair its return on investment from such assets and harm Innovate/Protect’s brand, its business and its operating results.

Innovate/Protect’s ability to operate its business and compete in the intellectual property market largely depends on the superiority, uniqueness and value of Innovate/Protect’s acquired patent assets and other intellectual property. To protect Innovate/Protect’s proprietary rights, Innovate/Protect relies on and will rely on a combination of patent, trademark, copyright and trade secret laws, confidentiality agreements with its employees and third parties, and protective contractual provisions. No assurances can be given that any of the measures Innovate/Protect undertakes to protect and maintain its assets will have any measure of success.

Following the acquisition of patent assets, Innovate/Protect will likely be required to spend significant time and resources to maintain the effectiveness of those assets by paying maintenance fees and making filings with the United States Patent and Trademark Office. Innovate/Protect may acquire patent assets, including patent applications, which require Innovate/Protect to spend resources to prosecute the applications with the United States Patent and Trademark Office. Further, there is a material risk that patent related claims (such as, for example, infringement claims (and/or claims for indemnification resulting therefrom), unenforceability claims, or invalidity claims) will be asserted or prosecuted against Innovate/Protect, and such assertions or prosecutions could materially and adversely affect Innovate/Protect’s business. Regardless of whether any such claims are valid or can be successfully asserted, defending such claims could cause Innovate/Protect to incur significant costs and could divert resources away from Innovate/Protect’s other activities.

Despite Innovate/Protect’s efforts to protect its intellectual property rights, any of the following or similar occurrences may reduce the value of Innovate/Protect’s intellectual property:

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•	Innovate/Protect’s applications for patents, trademarks and copyrights may not be granted and, if granted, may be challenged or invalidated;

•	issued trademarks, copyrights, or patents may not provide Innovate/Protect with any competitive advantages versus potentially infringing parties;

•	Innovate/Protect’s efforts to protect its intellectual property rights may not be effective in preventing misappropriation of Innovate/Protect’s technology; or

•	Innovate/Protect’s efforts may not prevent the development and design by others of products or technologies similar to or competitive with, or superior to those Innovate/Protect acquires and/or prosecutes.

Moreover, Innovate/Protect may not be able to effectively protect its intellectual property rights in certain foreign countries where Innovate/Protect may do business in the future or from which competitors may operate. If Innovate/Protect fails to maintain, defend or prosecute its patent assets properly, the value of those assets would be reduced or eliminated, and Innovate/Protect’s business would be harmed.

Weak global economic conditions may cause infringing parties to delay entering into licensing agreements, which could prolong Innovate/Protect’s litigation and adversely affect its financial condition and operating results.

Innovate/Protect’s business plan depends significantly on worldwide economic conditions, and the United States and world economies have recently experienced weak economic conditions. Uncertainty about global economic conditions poses a risk as businesses may postpone spending in response to tighter credit, negative financial news and declines in income or asset values. This response could have a material negative effect on the willingness of parties infringing on Innovate/Protect’s assets to enter into licensing or other revenue generating agreements voluntarily. Entering into such agreements is critical to Innovate/Protect’s business plan, and Innovate/Protect’s failure to do so could cause material harm to its business.

Risks Related to Vringo’s Business

Historically, Vringo’s business has generated only losses, which are expected to continue for the foreseeable future.

As of March 31, 2012, Vringo had a cash balance of $3.6 million and $2.7 million of net working capital. For the three month period ended March 31, 2012 and 2011 and for the cumulative period from inception until March 31, 2012, Vringo incurred net losses of $5.6 million, $1.1 million and $43.2 million, respectively. As of March 31, 2012, Vringo’s stockholders’ equity was $1.0 million.

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Vringo expects its net losses to continue in the foreseeable future, as Vringo continues to grow its user base through carrier partnerships, continue to ensure it has broad handset reach, enhance its viral and social tools, maintain and grow its product and technology portfolio, build a strong revenue base of recurring monthly subscription revenue, find new forms of distribution, and explore monetization through advertising and revenue through content sales.

Vringo is a development stage company with no historically significant income and there is a significant doubt about Vringo’s ability to continue its activities as a going concern.

Vringo is still a development stage company. Vringo’s operations are subject to all of the risks inherent in development stage companies that do not have significant revenues or operating income. Vringo’s potential for success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with a new business, especially technology start-up companies. Vringo cannot provide any assurance that its business objectives will be accomplished. All of Vringo’s audited consolidated financial statements, since inception, have contained a statement by Vringo’s management that raises significant doubt about Vringo being able to continue as a going concern unless Vringo is able to raise additional capital. Vringo’s financial statements do not include any adjustment relating to the recovery and classification of recorded asset amounts or the amount and classification of liabilities that might be necessary should Vringo’s operations cease.

Vringo believes that current cash levels, together with existing funding commitments, will be sufficient to support its activity at least for the coming twelve months. We may need to raise additional funds in connection with any acquisitions of patent portfolios or other intellectual property assets that we pursue. Any such financing that Vringo undertakes will likely be dilutive to Vringo’s current stockholders.

The exercise of a substantial number of warrants or options by Vringo’s security holders may have an adverse effect on the market price of Vringo common stock.

Should Vringo’s currently outstanding warrants be exercised (including the warrants issued in connection with the Merger), there will be an additional 22,695,411 shares of common stock eligible for trading in the public market. In addition, Vringo currently has options outstanding to purchase 4,332,348 shares of common stock granted to Vringo’s management, employees, directors and consultants. In March 2012, the Vringo board of directors approved participation of all outstanding options in future dividends. In addition, the vesting of all outstanding options will accelerate if the Vringo common stock reaches certain price or market capitalization targets for 20 of 30 consecutive trading dates, as follows: (i) 50% acceleration if either the price of the Vringo common stock is at least $5 or Vringo’s market capitalization is at least $250,000,000; (ii) 75% acceleration if either the price of the Vringo common stock is at least $10 or Vringo’s market capitalization is $500,000,000 or more; and (iii) 100% acceleration if either the price of the Vringo common stock is at least $20 or Vringo’s market capitalization is at least $1,000,000,000. Furthermore, all outstanding options granted to members of the board of directors shall fully vest if a member of the Vringo board of directors ceases to be a director at any time during the six-month period immediately following the change of control. Certain options that are outstanding have exercise prices that are below, and in some cases significantly below, recent market prices. Such securities, if exercised, will increase the number of issued and outstanding shares of common stock. Therefore, the sale, or even the possibility of sale, of the shares of common stock underlying the warrants and options could have an adverse effect on the market price for Vringo’s securities or on Vringo’s ability to obtain future financing. The average weighted exercise price of all currently outstanding warrants and options, as of July 20, 2012, is $2.26 per share.

Future sales of Vringo’s shares of common stock by its stockholders could cause the market price of Vringo common stock to drop significantly, even if Vringo’s business is performing well.

As of July 20, 2012, Vringo has 35,332,487 shares of common stock issued and outstanding and 6,173 shares of Vringo preferred stock, initially convertible into 18,627,645 of Vringo shares of common stock, excluding shares of common stock issuable upon exercise of warrants or options. As shares saleable under Rule 144 are sold or as restrictions on resale need, the market price of Vringo common stock could drop significantly, if the holders of restricted shares sell them, or are perceived by the market as intending to sell them. This decline in Vringo’s stock price could occur even if Vringo’s business is otherwise performing well. We filed with the SEC Registration Statements for the common shares underlying (a) the 2,526,289 of the new warrants issued in February 2012 (which registration was declared effective on June 20, 2012) (including 11,834 warrants issued to Vringo’s placement agent) and (b) 4,332,348 options currently outstanding under Vringo’s 2006 Stock Option Plan.

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If Vringo is unable to adequately protect its intellectual property, Vringo may not be able to compete effectively.

Vringo’s ability to compete depends in part upon the strength of Vringo’s proprietary rights in its technologies, brands and content. Vringo relies on a combination of U.S. and foreign patents, copyrights, trademark, trade secret laws and license agreements to establish and protect its intellectual property and proprietary rights. The efforts Vringo has taken to protect its intellectual property and proprietary rights may not be sufficient or effective at stopping unauthorized use of its intellectual property and proprietary rights. In addition, effective trademark, patent, copyright and trade secret protection may not be available or cost-effective in every country in which Vringo’s services are made available. There may be instances where Vringo is not able to fully protect or utilize its intellectual property in a manner that maximizes competitive advantage. If Vringo is unable to protect its intellectual property and proprietary rights from unauthorized use, the value of Vringo’s products may be reduced, which could negatively impact Vringo’s business. Vringo’s inability to obtain appropriate protections for its intellectual property may also allow competitors to enter Vringo’s markets and produce or sell the same or similar products. In addition, protecting Vringo’s intellectual property and other proprietary rights is expensive and diverts critical managerial resources. If any of the foregoing were to occur, or if Vringo is otherwise unable to protect its intellectual property and proprietary rights, Vringo’s business and financial results could be adversely affected.

If Vringo is forced to resort to legal proceedings to enforce its intellectual property rights, the proceedings could be burdensome and expensive. In addition, Vringo’s proprietary rights could be at risk if Vringo is unsuccessful in, or cannot afford to pursue, those proceedings. Vringo also relies on trade secrets and contract law to protect some of its proprietary technology. Vringo has entered into confidentiality and invention agreements with its employees and consultants. Nevertheless, these agreements may not be honored and they may not effectively protect Vringo’s right to its un-patented trade secrets and know-how. Moreover, others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to Vringo’s trade secrets and know-how.

The possibility of extensive delays in the patent issuance process could effectively reduce the term during which a marketed product is protected by patents.

Vringo may need to obtain licenses to patents or other proprietary rights from third parties. Vringo may not be able to obtain the licenses required under any patents or proprietary rights or they may not be available on acceptable terms. If Vringo does not obtain required licenses, Vringo may encounter delays in product development or find that the development, manufacture or sale of products requiring licenses could be foreclosed. Vringo may, from time to time, support and collaborate in research conducted by universities and governmental research organizations. Vringo may not be able to acquire exclusive rights to the inventions or technical information derived from these collaborations, and disputes may arise over rights in derivative or related research programs conducted by Vringo or its collaborators.

If Vringo or its users infringe on the intellectual property rights of third parties, Vringo may have to defend against litigation and pay damages and Vringo’s business and prospects may be adversely affected.

If a third party were to assert that Vringo’s products infringe on its patent, copyright, trademark, right of publicity, right of privacy, trade secret or other intellectual property rights, Vringo could incur substantial litigation costs and be forced to pay substantial damages. Third-party infringement claims, regardless of their outcome, would not only consume significant financial resources, but would also divert Vringo’s management time and attention. Such claims or the lack of available access to certain sites or content could also cause Vringo’s customers or potential customers to purchase competitors’ products if such competitors have access to the sites or contents that Vringo is lacking or defer or limit their purchase or use of Vringo’s affected products or services until resolution of the claim. In connection with any such claim or litigation, Vringo’s mobile carriers and other partners may decide to re-assess their relationships with Vringo, especially if they perceive that they may have potential liability or if such claimed infringement is a possible breach of Vringo’s agreement with such mobile carrier. If any of Vringo’s products are found to violate third-party intellectual property rights, Vringo may have to re-engineer one or more of its products, or Vringo may have to obtain licenses from third parties to continue offering its products without substantial re-engineering. Vringo’s efforts to re-engineer or obtain licenses could require significant expenditures of time and money and may not be successful. Accordingly, any claims or litigation regarding Vringo’s infringement of intellectual property of a third party by Vringo or its users could have a material adverse effect on Vringo’s business and prospects.

Third party infringement claims could also significantly limit Vringo Studio products and the content available in Vringo’s content library. The Vringo Studio tool allows users to access video from multiple sites on the web or from their computer and then edit and send these video clips to their mobile phones as customized video ringtones. These websites could choose to block Vringo from accessing their content for violating their terms of service by allowing users to download clips or for any other reason, which could significantly limit the availability of content in the Vringo Studio. Additionally, while Vringo employs special software that seeks to determine whether a clip is copyrighted or otherwise restricted, it is not feasible for Vringo to determine whether users of Vringo Studio own or acquire appropriate intellectual property permissions to use each clip before it is downloaded. Therefore, Vringo requires users of the Vringo Studio to certify that they have the rights to use the content that they desire to send to their phone. Additionally, while the majority of the clips in Vringo’s content library are either licensed by Vringo directly or are public domain or creative commons, Vringo’s content library contains certain clips which Vringo has not licensed from the content owner. As a result, Vringo may receive cease-and-desist letters, or other threats of litigation, from website hosts and content owners asserting that Vringo is infringing on their intellectual property or violating the terms and conditions of their websites. In such a case, Vringo will remove or attempt to obtain licenses for such content or obtain additional content from other websites. However, there is no assurance that Vringo will be able to enter into license agreements with content owners. Consequently, Vringo may be forced to remove a portion of its content from its library and significantly limit the availability of content in the Vringo Studio. This would negatively impact Vringo’s user experience and may cause users to cancel Vringo’s service and make Vringo’s service less attractive to its partners.

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If Vringo is unable to enter into or maintain distribution arrangements with major mobile carriers and/or other partners and develop and maintain its existing strategic relationships with mobile carriers, Vringo will be unable to distribute its products effectively or generate significant revenue.

Vringo’s strategy for distributing its applications and services is dependent upon establishing distribution arrangements with major mobile carriers and other partners. Vringo currently has distribution arrangements with Etisalat (Emirates Telecom), Orange (Everything Everywhere), Vodafone, Verizon, Maxis, Celcom (Axiata Berhard), Hungama Mobile and Du. Vringo needs to develop and maintain strategic relationships with these entities in order for them to market its service to their end users. While Vringo has entered into agreements with the aforementioned mobile carriers pursuant to which Vringo’s service may be made available to their end-users, such agreements are not exclusive and generally do not obligate the partner to market or distribute Vringo’s service. In addition, a number of Vringo’s distribution agreements allow the mobile carrier to terminate its rights under the agreement at any time and for any reason upon 30 days’ notice. Vringo is dependent upon the subsequent success of these partners in performing their responsibilities and sufficiently marketing Vringo’s service. Vringo cannot provide you any assurance that it will be able to negotiate, execute and maintain favorable agreements and relationships with any additional partners, that the partners with whom Vringo has a contractual relationship will choose to promote Vringo’s service or that such partners will be successful and/or will not pursue alternative technologies.

If Vringo is unsuccessful in entering into and maintaining content license agreements, its revenues will be negatively affected.

The success of Vringo’s service is dependent upon its providing end-users with content they desire. An important aspect of this strategy is establishing licensing relationships with third party content providers that have desirable content. Content license agreements generally have a fixed term, may or may not include provisions for exclusivity and may require Vringo to make significant minimum payments. Vringo has entered into approximately 35 content license agreements with various content providers. While Vringo’s business is not dependent on any particular content license agreement, there is no assurance that Vringo will enter into a sufficient number of content license agreements or that the ones that Vringo enters into will be profitable and will not be terminated early.

Vringo may not be able to generate revenues from certain of its prepaid mobile customers.

Vringo currently operates in markets that have a high percentage of prepaid mobile customers. Many of these users may not have a sufficient balance in their prepaid account when their free trial ends and Vringo bills them to cover the charges for subscribing to its service. As a result, the subscriber numbers that Vringo periodically discloses may not generate revenues at the expected level.

Vringo is dependent on mobile carriers and other partners to make timely payments to Vringo.

Vringo will receive its revenue from mobile carriers and other distribution partners who may delay payment to Vringo, dispute amounts owed to Vringo, or in some cases refuse to pay Vringo at all. Many of these partners are in markets where Vringo may have limited legal recourse to collect payments from these partners. Vringo’s failure to collect payments owed to it from its partners will have an adverse effect on Vringo’s business and its results of operations.

Vringo may not be able to continue to maintain its application on all of the operating systems that it currently supports.

Some of Vringo’s applications are compatible with various mobile operating systems including Android, Blackberry, Sony Ericsson, Symbian, Apple’s iOS, Java, and Windows Mobile operating systems. While Windows Mobile, Blackberry and Android do not support video ringtones natively, Vringo’s development team has enabled its application to work on many devices which utilize these operating systems. The user base for the video ringtone service is spread out amongst a number of smartphone and feature phone operating systems, with applications on each aforementioned operating system representing less than 5% of the total subscribers to Vringo’s video ringtone platform. Vringo’s Facetones TM platform, which represents less than 5% of Vringo’s revenue for the three months ended March 31, 2012, is heavily reliant upon Vringo’s Android devices users. Currently, over 96% of Vringo’s Facetones TM users utilize the Android operating system. In addition, Vringo’s commercial agreement with ZTE is solely reliant on Vringo’s ability to maintain its support for the Android operating system. Since these operating systems do not support Vringo’s applications natively, any significant changes to these operating systems by their respective developers may prevent Vringo’s application from working properly or at all on these systems. If Vringo is unable to maintain its application on these operating systems or on any other operating systems, users of these operating systems will not be able to use Vringo’s application, which could adversely affect Vringo’s business and results of operations.

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Vringo operates in the digital content market where piracy of content is widespread.

Vringo’s business strategy is partially based upon users paying Vringo for access to its content. If users believe they can obtain the same or similar content for free via other means including piracy, they may be unwilling to pay for Vringo’s service. Additionally, since Vringo’s own clips do not have any copy protection, they can theoretically be distributed by a paying user to a non-paying user without any additional payment to Vringo. If users or potential users obtain Vringo’s content or similar content without payment to Vringo, Vringo’s business and results of operations will be adversely affected.

Major network failures could have an adverse effect on Vringo’s business.

Major equipment failures, natural disasters, including severe weather, terrorist acts, acts of war, cyber-attacks or other breaches of network or information technology security that affect third-party networks, transport facilities, communications switches, routers, microwave links, cell sites or other third-party equipment on which Vringo relies, could cause major network failures and/or unusually high network traffic demands that could have a material adverse effect on Vringo’s operations or its ability to provide service to Vringo’s customers. These events could disrupt Vringo’s operations, require significant resources to resolve, result in a loss of customers or impair Vringo’s ability to attract new customers, which in turn could have a material adverse effect on Vringo’s business, results of operations and financial condition.

Vringo’s data is hosted at a remote location. Although Vringo has full alternative site data backed up, Vringo does not have data hosting redundancy. Accordingly, Vringo may experience significant service interruptions, which could require significant resources to resolve, result in a loss of customers or impair Vringo’s ability to attract new customers, which in turn could have a material adverse effect on Vringo’s business, results of operations and financial condition.

In addition, with the growth of wireless data services, enterprise data interfaces and Internet-based or Internet Protocol-enabled applications, wireless networks and devices are exposed to a greater degree to third-party data or applications over which Vringo has less direct control. As a result, the network infrastructure and information systems on which Vringo relies, as well as Vringo’s customers’ wireless devices, may be subject to a wider array of potential security risks, including viruses and other types of computer-based attacks, which could cause lapses in Vringo’s service or adversely affect the ability of Vringo’s customers to access its service. Such lapses could have a material adverse effect on Vringo’s business and its results of operations.

Vringo’s business depends upon its ability to keep pace with the latest technological changes and Vringo’s failure to do so could make Vringo less competitive in its industry.

The market for Vringo’s products and services is characterized by rapid change and technological change, frequent new product innovations, changes in customer requirements and expectations and evolving industry standards. Products using new technologies or emerging industry standards could make Vringo’s products and services less attractive. Furthermore, Vringo’s competitors may have access to technology not available to Vringo, which may enable them to produce products of greater interest to consumers or at a more competitive cost. Failure to respond in a timely and cost-effective way to these technological developments may result in serious harm to Vringo’s business and operating results. As a result, Vringo’s success will depend, in part, on its ability to develop and market product and service offerings that respond in a timely manner to the technological advances available to Vringo’s customers, evolving industry standards and changing preferences.

Vringo’s Facetones TM application depends upon Vringo’s continued access to Facebook® photos.

Vringo’s Facetones TM application creates automated video slideshow using friends’ photos from social media web sites, primarily from Facebook®, the world’s leading social media site. Facetones TM represented less than 5% of Vringo’s revenue for the three months ended March 31, 2012, however, Vringo believes that the rapid growth of its user base is critical to the value of its mobile application business. In the event Facebook® prohibits or restricts the ability of Vringo’s application to access photos on its site, Vringo’s business, financial condition, operating results and projected growth could be harmed. In February 2012, Vringo entered into an agreement with Facebook®, which clarifies Vringo’s permitted use of the Facetones TM mark and domain name.

If Vringo’s Facetones TM trademark is challenged by another party, Vringo’s revenue from this application may be adversely affected.

In February 2012, Vringo entered into an agreement with Facebook, Inc., an online social network, relating to the use of Vringo’s Facetones TM mark and domain name (collectively, the “Facetones Mark”). The Agreement resolved a potential dispute between the parties regarding the Facetones Mark. Nonetheless, Facebook reserves the right to challenge the Facetones Mark in the future if Vringo violates certain limitations on its use of the Facetones Mark and/or certain conditions are not met. If Facebook or any other party successfully challenges Vringo’s Facetones Mark, Vringo will need to re-brand its application, which may have a negative impact on Vringo’s revenue from this application.

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Regulation concerning consumer privacy may adversely affect Vringo’s business.

Certain technologies that Vringo currently supports, or may in the future support, are capable of collecting personally-identifiable information. Vringo anticipates that as mobile telephone software continues to develop, it will be possible to collect or monitor substantially more of this type of information. A growing body of laws designed to protect the privacy of personally-identifiable information, as well as to protect against its misuse, and the judicial interpretations of such laws, may adversely affect the growth of Vringo’s business. In the United States, these laws could include the Federal Trade Commission Act, the Electronic Communications Privacy Act, the Fair Credit Reporting Act and the Gramm-Leach Bliley Act, as well as various state laws and related regulations. In addition, certain governmental agencies, like the Federal Trade Commission, have the authority to protect against the misuse of consumer information by targeting companies that collect, disseminate or maintain personal information in an unfair or deceptive manner. In particular, such laws could limit Vringo’s ability to collect information related to users or Vringo’s services, to store or process that information in what would otherwise be the most efficient manner, or to commercialize new products based on new technologies. The evolving nature of all of these laws and regulations, as well as the evolving nature of various governmental bodies’ enforcement efforts, and the possibility of new laws in this area, may adversely affect Vringo’s ability to collect and disseminate or share certain information about consumers and may negatively affect Vringo’s ability to make use of that information. If Vringo fails to successfully comply with applicable regulations in this area, its business and prospects could be harmed.

Vringo’s ability to raise capital through equity or equity-linked transactions may be limited.

In order for Vringo to raise capital privately through equity or equity-linked transactions, stockholder approval is required to enable Vringo to issue more than 19.99% of Vringo’s outstanding shares of common stock pursuant to the rules and regulations of the NYSE MKT (formerly, NYSE Amex). Should stockholders not approve such issuances, Vringo’s sole means to raise capital would be through debt, which could have a material adverse effect on Vringo’s balance sheet and overall financial condition.

Vringo’s liquidity is largely dependent on its common stock being traded on a major exchange.

Vringo’s common stock and warrants are listed on the NYSE MKT, a national securities exchange, which imposes continued listing requirements with respect to listed shares. On April 26, 2012, the NYSE MKT notified Vringo that it had resolved the continued listing deficiency referenced in the NYSE MKT's letter dated May 24, 2011, which stated that Vringo was not in compliance with Section 1003(a) (iv) of the NYSE MKT's continued listing standards. The NYSE MKT's conclusion was based on a review of available information, including Vringo’s filings with the SEC. Vringo’s continued listing eligibility will be assessed on an ongoing basis. While the NYSE MKT has not initiated delisting proceedings in the past, there is no assurance that it will not do so in the future.

If the NYSE MKT delists Vringo’s securities from trading, Vringo could face significant consequences, including:

•	a limited availability for market quotations for its securities;

•	reduced liquidity with respect to its securities;

•	a determination that Vringo’s common stock is a “penny stock,” which will require brokers trading in Vringo common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for Vringo common stock;

•	limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

In addition, Vringo would no longer be subject to the NYSE MKT rules, including rules requiring Vringo to have a certain number of independent directors and to meet other corporate governance standards.

If there are significant shifts in the political, economic and military conditions in Israel and its neighbors, it could have a material adverse effect on Vringo’s business relationships and profitability.

Vringo’s research and development facility and finance department are located in Israel and many of Vringo’s key personnel reside in Israel. Vringo’s business is directly affected by the political, economic and military conditions in Israel and its neighbors. Major hostilities involving Israel or the interruption or curtailment of trade between Israel and its present trading partners could have a material adverse effect on Vringo’s existing business relationships and on Vringo’s operating results and financial condition. Furthermore, several countries restrict business with Israeli companies, which may impair Vringo’s ability to create new business relationships or to be, or become, profitable.

Vringo may not be able to enforce covenants not-to-compete under current Israeli law, which may result in added competition.

Vringo has non-competition agreements with all of its employees, almost all of which are governed by Israeli law. These agreements generally prohibit Vringo’s employees from competing with or working for its competitors, during their term of employment and for up to 12 months after termination of their employment. However, Israeli courts may be reluctant to enforce non-compete undertakings of former employees and may not enforce those provisions, or only enforce those provisions for relatively brief periods of time in restricted geographical areas, and only when the employee has unique value specific to that employer’s business and not just regarding the professional development of the employee. If Vringo is not able to enforce non-compete covenants, Vringo may be faced with added competition.

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Because a substantial portion of Vringo’s revenues is generated in dollars and euros, while a significant portion of Vringo’s expenses is incurred in Israeli currency, Vringo’s revenue may be reduced due to inflation in Israel and currency exchange rate fluctuations.

A substantial portion of Vringo’s revenues is generated in dollars and euros, while a significant portion of Vringo’s expenses, principally salaries and related personnel expenses, is paid in Israeli currency. As a result, Vringo is exposed to the risk that the rate of inflation in Israel will exceed the rate of devaluation of Israeli currency in relation to the dollar or the euro, or that the timing of this devaluation will lag behind inflation in Israel. Because inflation has the effect of increasing the dollar and euro costs of Vringo’s operations, it would therefore have an adverse effect on Vringo’s dollar-measured results of operations. The value of the New Israeli Shekel, or NIS, against the United States Dollar, the Euro and other currencies may fluctuate and is affected by, among other things, changes in Israel’s political and economic conditions. Any significant revaluation of the NIS may materially and adversely affect Vringo’s cash flows, revenues and financial condition. Fluctuations in the NIS exchange rate, or even the appearance of instability in such exchange rate, could adversely affect Vringo’s ability to operate its business.

The termination or reduction of tax and other incentives that the Israeli government provides to domestic companies, such as Vringo’s wholly-owned subsidiary, may increase the costs involved in operating a company in Israel.

The Israeli government currently provides tax and capital investment incentives to domestic companies, as well as grant and loan programs relating to research and development and marketing and export activities. Vringo’s wholly-owned Israeli subsidiary currently takes advantage of some of these programs. Vringo cannot provide you with any assurance that such benefits and programs will continue to be available in the future to Vringo’s Israeli subsidiary. In addition, it is possible that Vringo’s subsidiary will fail to meet the criteria required for eligibility of future benefits. If such benefits and programs were terminated or further reduced, it could have an adverse effect on Vringo’s business, operating results and financial condition.

RATIO OF EARNINGS TO FIXED CHARGES

Any time debt securities are offered pursuant to this prospectus, we will provide a table setting forth our ratio of earnings to fixed charges on a historical basis in the applicable prospectus supplement, if required.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus and the documents we have filed with the SEC that are incorporated herein by reference contain such “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Such statements in connection with any discussion of future operations or financial performance are identified by the use of words such as “may,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. Forward-looking statements include, but are not limited to, statements about: our estimates of future performance; the potential value created by the Merger for our stockholders; the potential of the combined company’s technology platform; the ability to raise capital to fund our operations and business plan; the continued listing of our securities on the NYSE MKT; market acceptance of our products; our ability to protect intellectual property rights; competition from other providers and products; the ability to license and monetize the patents owned by Innovate/Protect, including the outcome of the Litigation against online search firms and other companies; our financial condition, financing requirements, prospects and cash flow; and expectations regarding potential growth. Such statements are based on management’s expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. For a summary of such factors, please refer to the section entitled “Risk Factors” in this prospectus, as updated and supplemented by the discussion of risks and uncertainties in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

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UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Incorporated by reference herein is the unaudited pro forma consolidated financial information reflecting the merger of Vringo and Innovate/Protect in a transaction to be accounted for as a reverse acquisition with Innovate/Protect treated as the accounting acquirer. This financial information is included in Exhibit 99.1 of our Current Report on Form 8-K, filed with the Commission on June 19, 2012 and consists of (i) the unaudited pro forma consolidated statement of operation for the three month period ended March 31, 2012, (ii) the unaudited pro forma consolidated balance sheets, as of March 31, 2012 and (iii) the unaudited pro forma consolidated statement of operation, for the period from June 8, 2011 (date of inception of Innovate/Protect) through December 31, 2011. The unaudited pro forma consolidated financial information should be read in conjunction with the historical consolidated financial statements and the related notes of Vringo, included in Vringo’s periodic reports filed with the Commission, and of Innovate/Protect, included in Exhibits 99.5 and 99.6 of our Current Report on Form 8-K, filed with the Commission on July 20, 2012 and incorporated by reference herein. See “Incorporation of Information by Reference.”

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities which may be offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for general corporate purposes, including, but not limited to, repayment of existing indebtedness, working capital, intellectual property protection and enforcement, capital expenditures, investments and acquisitions, including acquisitions of patent portfolios. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness.

PLAN OF DISTRIBUTION

General Plan of Distribution

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

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If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Shares of our common stock sold pursuant to the registration statement of which this prospectus is a part will be authorized for quotation and trading on the NYSE MKT. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NYSE MKT or any securities market or other securities exchange of the securities covered by the prospectus supplement. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of our capital stock and provisions of our restated certificate of incorporation and restated by-laws, as they are in effect as of the date of this prospectus. For more detailed information, please see our restated certificate of incorporation and restated bylaws, which are filed with the Securities and Exchange Commission as exhibits to the registration statement of which this prospectus forms a part.

We are authorized to issue 150,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. As of July 20, 2012, we had 35,332,487 shares of common stock outstanding held of record by 67 stockholders. As of July 20, 2012, we had 6,173 shares of Series A Convertible Preferred Stock, or Series A preferred stock, outstanding, which are initially convertible into an aggregate of 18,627,645 shares of our common stock.

Common Stock

Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All shares of common stock outstanding as of the date of this prospectus are fully paid and nonassessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

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Preferred Stock

Our board of directors has the authority, without action by our stockholders, to designate and issue up to 5,000,000 shares of preferred stock in one or more series and to designate the rights, preferences, and limitations of all such series, any or all of which may be superior to the rights of our common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of the holders of common stock until our board of directors determines the specific rights of the holders of preferred stock. However, effects of the issuance of preferred stock include restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, and making it more difficult for a third party to acquire us, which could have the effect of discouraging a third party from acquiring, or deterring a third party from paying a premium to acquire, a majority of our outstanding voting stock. We have no present plans to issue any shares of our preferred stock.

Series A Convertible Preferred Stock

Our Series A preferred stock has the powers, designations, preferences and other rights as set forth in the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock, which rights include, among other things, a liquidation preference of $1,000 per share and the right to participate in any dividends and distributions paid to common stockholders on an as-converted basis. We may not create a class of capital stock senior or pari passu to the Series A preferred stock.

The 6,673 shares of Series A preferred stock are initially convertible into an aggregate of 20,136,445 shares of common stock (or at a current conversion rate of 3,017.6) (subject to a provision that restricts conversion in the event the holder will acquire beneficial ownership of more than 9.99% of our common stock after such conversion) but are non-voting, except as required by law and in certain defined instances, including a change of control. In addition, except for certain excluded issuances, the conversion price of the Series A preferred stock is subject to full ratchet anti-dilution protection for issuances of equity or equity-linked securities below the initial conversion price (as adjusted for stock splits, stock dividends and similar events) until the date an aggregate of 100,000,000 shares of our common stock have traded at above $3.00 per share (as adjusted for stock splits, stock dividends and similar events). As of July 20, 2012, we had 6,173 shares of Series A preferred stock outstanding which are convertible into an aggregate of 18,627,645 shares of our common stock.

On a change of control, except for a change of control where the holder receives all publicly traded stock, the holder of our Series A preferred stock is able to require us to redeem the shares of Series A preferred stock at the greater of the stated value and the value of the equity underlying the Series A preferred stock. The Series A preferred stock also contains a covenant prohibiting us, for a period of 18 months following the closing, from incurring indebtedness senior to the Series A preferred stock in excess of $6 million in the aggregate (including the then outstanding principal amount of existing Innovate/Protect indebtedness); provided, that, this covenant shall not apply to indebtedness secured by assets acquired after the closing in which the lender expressly subordinates to the holder of the Series A preferred stock. The holder of the Series A preferred stock shall be indemnified against losses due to a buy-in following any failure to timely deliver common stock upon a conversion failure and we shall pay the holders of the Series A preferred stock liquidated damages of one-quarter of one percent (0.25%) for each full 15 day period during which our common stock is suspended from trading or if our common stock is delisted. You should refer to our restated certificate of incorporation, which are filed with the Securities and Exchange Commission as exhibits to the registration statement of which this prospectus forms a part.

Transfer Agent and Registrar

The transfer agent for our Series A preferred stock is American Stock Transfer & Trust Company.

General

Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series, including voting rights, dividend rights and redemption and liquidation preferences. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our company before any payment is made to the holders of shares of our common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of our board of directors, without stockholder approval, we may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the title and stated value;

•	the number of shares offered, the liquidation preference, if any, per share and the purchase price;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

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•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

•	any material limitations on issuance of any class or series of preferred stock ranking pari passu with or senior to the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company.

Transfer Agent and Registrar

The transfer agent and registrar for any preferred stock we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title or designation;

•	the aggregate principal amount and any limit on the amount that may be issued;

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•	the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

•	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

•	the maturity date and the date or dates on which principal will be payable;

•	the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place or places where payments will be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion on any material or special U.S. federal income tax considerations applicable to a series of debt securities;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

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•	if we fail to observe or perform any other covenant set forth in the debt securities of such series or the applicable indentures, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur as to us.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•	the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

Modification of Indenture; Waiver

The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

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•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

•	reducing the principal amount of discount securities payable upon acceleration of maturity;

•	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange, and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

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We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

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DESCRIPTION OF WARRANTS

As of July 20, 2012, there were warrants to purchase 22,695,411 shares of Vringo common stock outstanding at a weighted-average exercise price of $2.45 per share, including 4,784,000 public warrants. The public warrants were issued in our initial public offering and are exercisable for five years from the initial public offering at an exercise price of $5.06 per share.

Series 1 and Series 2 Warrants

In connection with the Merger, Vringo issued to the holders of Innovate/Protect capital stock an aggregate of 15,959,838 warrants to purchase shares of Vringo common stock with an exercise price of $1.76 per share, including Series 1 Warrants and Series 2 Warrants to purchase an aggregate of 8,299,116 and 7,660,722 shares of Vringo common stock, respectively.

Each Series 1 Warrant and Series 2 Warrant (collectively, the “Warrants”) has an exercise price of $1.76 per share and is exercisable at any time after July 19, 2012 (the “Issuance Date”) until the expiration date (the “Expiration Date”), which date shall be five years from the Issuance Date, in whole or in part, by paying Vringo cash, check or wire transfer. Notwithstanding, if at any time between the three month anniversary of the Issuance Date and the Expiration Date, there is not an effective registration statement registering the resale of the shares issuable under the Warrants (the “Warrant Stock”) then the holder may elect to exercise the Warrant, or a portion thereof, and to pay for the Warrant Stock by way of cashless exercise. No holder of either Warrant may exercise such Warrant if such exercise would result in the holder beneficially owning in excess of 4.99% of the number of shares of Vringo common stock outstanding immediately after giving effect to the issuance of shares of common stock upon exercise of the Warrant (the “Beneficial Ownership Limitation”). The Beneficial Ownership Limitation may be waived by the holder upon not less than 61 days’ prior notice to Vringo to change the beneficial ownership limitation to 9.99%. If the Beneficial Ownership Limitation is increased to 9.99% it may not be further waived. The Warrants are subject to adjustments for stock splits and certain fundamental transactions. The Warrants are not transferable in the absence of (i) an effective registration statement under the Securities Act as to the Warrant or Warrant Stock, and registration or qualification of the Warrant and Warrant Stock under any applicable U.S. federal or state securities law then in effect or (ii) an opinion of counsel, satisfactory to Vringo, that such registration and qualification are not required. Notwithstanding, subject to these requirements, the Warrants are transferrable, in whole or in part, to (i) an entity controlling, controlled by or under common control of the holder, or (ii) to any other proposed transferee by surrendering the Warrant with a properly executed transfer form to the principal office of Vringo. The Warrants are redeemable, at the option of Vringo, at any time after they become exercisable and prior to their expiration, upon notice to Vringo, at the price of $0.01 per share in the event that (i) the last closing sale price of Vringo common stock has been equal to or greater than $5.00 per share (subject to adjustments for splits, dividends, recapitalizations and similar events) on each of 20 trading dates within any 30 day trading period ending on the third business day prior to the date on which notice of redemption is given to the holder, and (ii) during each day of the foregoing 20 day trading period and through the date Vringo exercises its redemption rights, it must have an effective registration statement with a current prospectus pursuant to which the underlying Vringo common stock may be sold. The Series 1 Warrant provides that from the Issuance Date through December 31, 2014, in the event Vringo shall issue or sell a warrant to purchase shares of Vringo common stock at an exercise price below $1.76 per share or which contain terms that, taken as a whole, are more favorable then the terms of the Series 1 Warrant (a “Superior Warrant”), as determined in good faith by the Board of Directors of Vringo, in connection with a financing or a material transaction consummated by Vringo, then Vringo shall amend the terms of the Series 1 Warrant to give the holder the benefit of more favorable terms or conditions of the Superior Warrant (excluding the expiration date of the Superior Warrant). All other material terms of the Series 1 Warrant and the Series 2 Warrant are identical.

Transfer Agent and Registrar

The warrant agent for our public warrants and warrants issued in the Merger is American Stock Transfer & Trust Company.

NYSE MKT

Our public warrants are listed for trading on the NYSE MKT under the symbol “VRNG-WT.” None of our other warrants are listed for trading.

General

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

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•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

•	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants may be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, common stock, warrants or purchase contracts, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

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We will provide in a prospectus supplement the following terms of the rights being issued:

•	the date of determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

•	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

•	the method by which holders of rights will be entitled to exercise;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination and cancellation rights, if any;

•	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

•	whether stockholders are entitled to oversubscription rights, if any;

•	any applicable U.S. federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our debt securities, shares of common stock, preferred stock, warrants or rights, or securities of an entity unaffiliated with us, or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or variable number of our debt securities, shares of common stock, preferred stock, warrants, rights or other property, or any combination of the above. The price of the securities or other property subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and one or more of our other securities described in this prospectus or securities of third parties, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder’s obligations in a manner specified in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

•	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid;

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•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	any applicable U.S. federal income tax considerations; and

•	whether the purchase contracts will be issued in fully registered or global form.

The preceding description sets forth certain general terms and provisions of the purchase contracts to which any prospectus supplement may relate. The particular terms of the purchase contracts to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the purchase contracts so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the purchase contracts described in a prospectus supplement differ from any of the terms described above, then the terms described above will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable purchase contract for additional information before you decide whether to purchase any of our purchase contracts.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, one or more debt securities, warrants, rights or purchase contacts for the purchase of common stock, preferred stock and/or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Warrants,” “Description of Rights” and “Description of Purchase Contracts” will apply to each unit, as applicable, and to any common stock, preferred stock, debt security, warrant, right or purchase contract included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

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Provisions of Delaware Law Governing Business Combinations

We are subject to the “business combination” provisions of Section 203 of the Delaware General Corporation Law. In general, such provisions prohibit a publicly held Delaware corporation from engaging in any “business combination” transactions with any “interested stockholder” for a period of three years after the date on which the person became an “interested stockholder,” unless:

•	prior to such date, the board of directors approved either the “business combination” or the transaction which resulted in the “interested stockholder” obtaining such status; or

•	upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the “interested stockholder” owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the “interested stockholder”) those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to such time the “business combination” is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the “interested stockholder.”

A “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns 15% or more of a corporation’s voting stock or within three years did own 15% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

Limitations on Liability and Indemnification of Officers and Directors

Our restated certificate of incorporation limits the liability of our officers and directors to the fullest extent permitted by the Delaware General Corporation Law, and our restated certificate of incorporation and restated bylaws provide that we will indemnify our officers and directors to the fullest extent permitted by such law.

LEGAL MATTERS

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York, will pass upon the validity of the issuance of the securities offered by this prospectus.

EXPERTS

The consolidated financial statements of Vringo, Inc. (a development stage company) as of December 31, 2011 and 2010 and for each of the years in the two-year period ended December 31, 2011 and for the cumulative period from January 9, 2006 (inception) through December 31, 2011 have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, a member firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2011 consolidated financial statements contains an explanatory paragraph that states that our recurring losses from operations and deficit in stockholders’ equity raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

The audited consolidated financial statements of Innovate/Protect, Inc. incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at http://www.sec.gov.

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This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at www.vringo.com, through which you can access our SEC filings. The information set forth on, or accessible from, our website is not part of this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed on March 30, 2012;

•	our Quarterly Report on Form 10-Q, filed on May 15, 2012;

•	our Current Reports on Form 8-K filed on February 7, 2012, February 14, 2012, February 15, 2012, March 14, 2012, April 25, 2012, June 19, 2012 and July 20, 2012 (2 Current Reports);

•	the description of our common stock and public warrants contained in our Registration Statement on Form 8-A, filed on June 16, 2010 (File No. 001-34785), which incorporates by reference the description of the shares of our common stock and public warrants contained in our Registration Statement on Form S-1 (File No. 333-164575) filed on January 29, 2010 and declared effective by the SEC on June 21, 2010, and any amendment or reports filed with the SEC for purposes of updating such description; and

•	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

Unless otherwise noted, the SEC file number for each of the documents listed above is 001-34785.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Investor Relations, Vringo, Inc., 44 W. 28th Street, New York, New York 10001 or call (646) 525-4319.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

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